UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
(Rule
14a-101)
INFORMATION REQUIRED IN PROXY STATEMENT
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CORE NATURAL RESOURCES, INC.
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ANNUAL MEETING OF STOCKHOLDERS — APRIL 29, 2025

275 Technology Drive, Suite 101

Canonsburg, Pennsylvania 15317

Telephone (724) 416-8300

Dear Fellow Stockholder:

On behalf of the entire Board of Directors (“Board”) of Core Natural Resources, Inc. (“Core” or the “Company”), we invite you to attend Core’s Annual Meeting of Stockholders. The Annual Meeting will be held solely via live webcast at www.virtualshareholdermeeting.com/CNR2025 on April 29, 2025, at 10:30 a.m. Eastern Time.

You will be asked to vote on the following items for the Annual Meeting: (i) the election of our directors, (ii) ratification of the appointment of our independent registered public accounting firm, and (iii) advisory approval of our 2024 executive compensation program, as further described herein.

Detailed information about the director nominees, including their specific experience and qualifications, begins on page 12 of this Proxy Statement. Information about our independent registered public accounting firm begins on page 30 of this Proxy Statement. Our Compensation Discussion and Analysis, which explains our 2024 compensation decisions, begins on page 39 of this Proxy Statement. We encourage you to read this Proxy Statement carefully for more information.

This past year was a transformational one for our Company. In August 2024, we announced plans to combine two proven leadership teams and best-in-sector operating platforms to create what we believe is the premier North American resource company – a company with worldwide reach and world-class mining and logistics capabilities with virtually no overlap of customers or products.

Following the announcement, the legacy CONSOL Energy Inc. (“CONSOL”) and Arch Resources, Inc. (“Arch”) teams collaborated to lay the foundation for a swift, efficient, and value-creating integration, even as we continued to execute at a high level. We completed the merger (the “Merger”) on January 14, 2025, and the Core team is off to an excellent start in integrating the combined operating, marketing and logistics portfolio into a cohesive, high-performing unit; capturing the substantial synergies created by this transformational Merger; and laying the foundation for long-term value creation via the tight alignment of its global metallurgical and high calorific value thermal segments.

The Company’s mission is to become the world’s leading provider of essential coal-based natural resources in support of human progress. We are committed to providing essential coal-based products necessary for infrastructure development, urbanization, transportation and reliable and affordable power generation. In doing so, we enable global prosperity and enhance the quality of life for people around the world. We are dedicated to the responsible utilization of vital natural resources. In doing so, we are committed to safe and sustainable practices that aim to reduce our environmental footprint, enhance our operations and create opportunities for our business and stockholders. Our values of safety, sustainability, and continuous improvement are the foundation of the Company’s identity and are the basis for how management defines continued success. We believe the

Company’s rich resource base, coupled with these values, will allow management to create value for the long-term.

Core has the potential to create substantial value for all of its stockholders by bringing together a broad, diverse slate of coal qualities and blends capable of serving multiple growth markets and geographies with product offerings ranging from a multitude of metallurgical coals, including high-vol A, low-vol, high-vol B and crossover, coupled with our rare and highly sought-after high calorific value thermal coal. The vast majority of our coal is mined from best-in-sector metallurgical and thermal coal operating platforms – platforms anchored by world-class, high-quality, low-cost, long-lived longwall coal-mining assets. Our longwall mines at the Pennsylvania Mining Complex consistently rank in the first quartile cost position among seaborne thermal coal producers, and the Leer complex consistently ranks among the lowest cost U.S. metallurgical mines and produces a product quality that is recognized and sought-after worldwide. Additionally, this combination brings together industry-leading North American logistics and export capabilities via ownership interests in two East Coast terminals and longstanding relationships with West Coast and Gulf Coast ports.

We believe the list of value propositions for Core is extensive, key among them is our potential to return significant capital to stockholders, underpinned by industry-leading cash generation and a strong balance sheet. Our ability to create a visible revenue stream through a strong contracted thermal coal position, coupled with meaningful upside opportunities via our high-value and more market-exposed metallurgical coal platform enables Core to generate substantial free cash flow across a wide range of market environments. As such, our Board recently approved a $1 billion share buyback authorization in support of our recently announced stockholder return program, which targets the return of 75 percent of free cash flow* to stockholders – the vast majority of which is planned to be directed toward share repurchases. The management team and the Board view this framework as a central tenet of the Company’s long-term value proposition.

We are making our proxy materials for the Annual Meeting available to you via the Internet. We hope that this offers you convenience while allowing us to reduce the number of copies that we print.

Your vote is important to us. We hope that you will participate in the Annual Meeting, either by attending and voting at the meeting or by voting as promptly as possible through the Internet, by telephone or by completing and mailing a proxy card (following the process as further described in this Proxy Statement). Detailed instructions on “How to Vote” begin on page 10.

Thank you for your investment in Core, and we hope you will be able to join us at this year’s Annual Meeting.

Sincerely,
James A. Brock Director & Executive Chair

*	See Appendix A to this Proxy Statement for a reconciliation of free cash flow (non-GAAP) to net cash provided by operating activities (GAAP).

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

DATE:	April 29, 2025
TIME:	10:30 a.m. Eastern Time
PLACE:	Solely via live webcast at www.virtualshareholdermeeting.com/CNR2025 (the “Core Meeting Website”)
AGENDA:	1.	Elect directors for a one-year term;
	2.	Ratify the appointment of Ernst & Young LLP as Core’s independent registered public accounting firm for the fiscal year ending December 31, 2025;
	3.	Approve, on an advisory basis, the compensation paid to our named executive officers in 2024, as reported in this Proxy Statement; and
	4.	Transact such other business as may properly come before the meeting and at any adjournments or postponements of the meeting.
RECORD DATE:

By resolution of the Board of Directors (the “Board”), we have fixed the close of business on March 6, 2025 as the record date for determining the stockholders of Core entitled to this Notice of Annual Meeting of Stockholders (the “Notice”) and to vote at the Annual Meeting and any adjournment or postponement thereof.

MAILING DATE:	On or about March 17, 2025

INFORMATION ABOUT THE MEETING:

We are delivering our proxy materials to stockholders via the Internet. On or about March 17, 2025, we mailed a Notice of Internet Availability of Proxy Materials (the “Internet Notice”) to holders of record as of the record date and posted our proxy materials on the website referenced in the Internet Notice. The Internet Notice explains how to access the proxy materials and our 2024 Annual Report, free of charge, through the website described in the Internet Notice. The Internet Notice and website also provide information regarding how you may request to receive proxy materials in printed form, by mail or electronically by e-mail for this meeting and on an ongoing basis. You may vote through any of the acceptable means described in this Proxy Statement. Instructions on how to vote begin on page 10.

Our annual meeting of stockholders (the “Annual Meeting”) will be held solely via live webcast on the Core Meeting Website and you will not be able to be physically present at the Annual Meeting. You will be able to participate virtually, vote your shares of Core common stock electronically, and submit questions online during the Annual Meeting by logging on to the Core Meeting Website using the 16-digit control number included on your proxy card, vote instruction form you previously received or Internet Notice you previously received and following the directions on the Core Meeting Website. If you are not eligible to participate in the Annual Meeting, you may listen to a webcast of the Annual Meeting by logging on to the Core Meeting Website as a guest. If you are not a stockholder as of the record date, you will not be able to ask questions or vote at the Annual Meeting. We encourage you to log on 15 minutes prior to the start time of the Annual Meeting. If you have difficulty accessing the Annual Meeting through the Core Meeting Website, please call the technical support number provided.

March 17, 2025 /s/ ROSEMARY L. KLEIN Rosemary L. Klein Senior Vice President, Chief Legal Officer and Corporate Secretary

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE ANNUAL MEETING

OF STOCKHOLDERS TO BE HELD ON APRIL 29, 2025:

The Proxy Statement, 2024 Annual Report, Notice of Annual Meeting of Stockholders and related materials are available free of charge at www.proxyvote.com or may be obtained by contacting the Investor Relations department at the address and phone number on page 9 of the Proxy Statement.

Forward-Looking Statements

Certain statements in this Proxy Statement are “forward-looking statements” within the meaning of the federal securities laws. With the exception of historical matters, certain other matters discussed in this Proxy Statement are forward-looking statements (as defined in Section 21E of the Securities Exchange Act of 1934, as amended) that involve risks and uncertainties that could cause actual results to differ materially from results expressed in or implied by such forward-looking statements. Accordingly, investors should not place undue reliance on forward-looking statements as a prediction of actual results. The forward-looking statements may include projections and estimates concerning the timing and success of specific projects and our future production, revenues, income and capital spending. When we use the words “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “focus,” “intend,” “may,” “plan,” “predict,” “project,” “should,” “strive,” “target,” “will,” “would,” or their negatives, or other similar expressions, the statements which include those words are usually forward-looking statements. When we describe strategy that involves risks or uncertainties, we are making forward-looking statements. Without limiting the generality of the foregoing, forward-looking statements contained in this Proxy Statement include the matters discussed regarding the expectation of performance under compensation plans and anticipated financial and operational performance of the Company and its subsidiaries; belief regarding the success of severance protection and related non-compete and non-solicitation covenants on attracting and retaining executive talent; the risk that the businesses will not be integrated successfully; the risk that the cost savings and any other synergies from the Merger may not be fully realized or may take longer to realize than expected; and other unforeseen risks. The forward-looking statements in this Proxy Statement speak only as of the date of this Proxy Statement; we disclaim any obligation to update these statements, whether in response to new information, future events, or otherwise, unless required by applicable law, and we caution you not to rely on them unduly. We have based these forward-looking statements on our current expectations and assumptions about future events. While our management considers these expectations and assumptions to be reasonable, they are inherently subject to significant business, economic, competitive, regulatory and other risks, contingencies and uncertainties, most of which are difficult to predict and many of which are beyond our control. Specific risks, contingencies and uncertainties are discussed in more detail in our filings with the Securities and Exchange Commission (“SEC”).

Information referenced in this Proxy Statement

The content of the websites referred to in this Proxy Statement are not incorporated by reference into this Proxy Statement.

2025 Proxy Statement

PROXY SUMMARY

This Proxy Summary highlights information contained elsewhere in this Proxy Statement. This summary does not contain all of the information that you should consider. Please read the entire Proxy Statement carefully before voting. On March 17, 2025, we mailed the Internet Notice to holders of record as of the record date and posted our proxy materials on the website referenced in the Internet Notice.

2025 ANNUAL MEETING OF STOCKHOLDERS

TIME 10:30 a.m. Eastern Time	DATE April 29, 2025	PLACE Solely via live webcast at www.virtualshareholdermeeting.com/ CNR2025

PROPOSALS REQUIRING YOUR VOTE

Stockholders are being asked to vote on the following proposals at the Annual Meeting. Your vote is very important to us. Please cast your vote immediately on all of the proposals to ensure that your shares are represented.

Item	Proposal	Board Recommendation	Page
1	Election of Directors	FOR EACH NOMINEE	12

2	Ratification of Appointment of Ernst & Young LLP	FOR	30

3	Advisory Approval of 2024 Named Executive Officers’ Compensation	FOR	33

HOW TO VOTE

VIA THE INTERNET BY PROXY	VIA MAIL BY PROXY

VIA TELEPHONE BY PROXY	BY PARTICIPATING IN THE ANNUAL MEETING

2	2025 Proxy Statement

PROXY SUMMARY

CURRENT BOARD OF DIRECTORS

The following table provides summary information about our current Board of Directors as of March 6, 2025. All of our directors’ terms expire at the Annual Meeting and are nominees for election at the Annual Meeting, each for a one-year term ending at our annual meeting in 2026.

Name	Principal Occupation	Age		Committee Memberships
			Director Since	AC	CC	NCGC	HSE

James A. Brock	Executive Chair of Core	68	2017

Holly Keller Koeppel	Former Managing Partner of Gateway Infrastructure Investments L.P	66	2025			●	●

Patrick A. Kriegshauser	Former Executive Vice President of ArchKey Holdings, Inc.	63	2025	•			●

Paul A. Lang	Chief Executive Officer of Core	64	2025

Richard A. Navarre	Former Chief Executive Officer and President of Covia Corporation Lead Independent Director of Core	64	2025		●	•

Cassandra Pan	Former President of Fenner Dunlop Americas	66	2023		●		•

Valli Perera	Former Partner of Deloitte LLP	67	2023	●		●

Joseph P. Platt	General Partner of Thorn Partners LP	77	2017	●	•

AC	Audit Committee	NCGC	Nominating and Corporate Governance Committee

CC	Compensation Committee	HSE	Health, Safety and Environmental Committee

●	Member • Committee Chair

2025 Proxy Statement	3

PROXY SUMMARY

OUR COMPANY

We are a world-class producer and exporter of high-quality, low-cost coals, including metallurgical and high calorific value thermal coals. With a focus on seaborne markets, we play an essential role in meeting the world’s growing need for steel, infrastructure, and energy, and have ownership interests in two marine export terminals. On January 14, 2025, we completed our all-stock merger of equals transaction with Arch (the “Merger”). Pursuant to that certain Agreement and Plan of Merger, dated as of August 20, 2024 (the “Merger Agreement”), by and among the Company, Mountain Range Merger Sub Inc., a Delaware corporation and wholly-owned subsidiary of the Company (“Merger Sub”), and Arch, Merger Sub merged with and into Arch, with Arch continuing as the surviving corporation and as a wholly-owned subsidiary of the Company. Additionally, pursuant to the Merger Agreement, the Company was renamed “Core Natural Resources, Inc.” and began trading under the ticker symbol “CNR” on January 15, 2025. Through the Merger, we have created a global leader exceptionally well-positioned to compete and succeed in two significant, high-potential market segments – the global metallurgical and global high calorific value thermal coal markets.

BUSINESS/STRATEGIC 2024 HIGHLIGHTS

The Right Team. We are being led by a proven and highly experienced management team that reflects the strengths and capabilities of both companies and can navigate and capitalize on future opportunities in multiple growth markets and geographies. Our management team is overseen by an experienced, diverse and majority-independent Board, comprised of eight directors – four former directors of the Company board immediately prior to the Merger and four former directors of the Arch board immediately prior to the Merger.

Pre-Merger Financial and Operational Performance	Post-Merger Strategy

•  Generated GAAP net income of $286 million and adjusted EBITDA* of $655 million in 2024

•  Pennsylvania Mining Complex (“PAMC”) total coal revenue of $1,683 million for 2024

•  Average cash margin per ton sold* of PAMC coal sales of $27.65 for 2024

•  Terminal earnings before income tax of $46 million and adjusted EBITDA* of $57 million for the CONSOL Marine Terminal (“CMT”) in 2024

•  Generated net cash provided by operating activities of $476 million and free cash flow* of $301 million in 2024

•  Total PAMC coal shipments of 25.7 million tons in 2024, despite Francis Scott Key Bridge collapse

•  CMT throughput volume of 17.0 million tons, including 15.5 million tons of PAMC coal shipments, despite a ~two-month idling caused by the Francis Scott Key Bridge collapse

•  Our 2024 total recordable incident rate across our coal mining segment was approximately 31% below the national average for underground bituminous coal mines (based on the latest available MSHA data)

•  $1.1 billion of liquidity at Merger close, including $590 million of cash, cash equivalents and short-term investments

•  Targeting to return an aggregate of approximately 75% of free cash flow* to stockholders

•  Board recently approved a $1 billion share buyback authorization

•  Leverage our diverse and high-quality metallurgical and thermal coal assets to serve multiple growth markets and geographies globally

•  Strive to be a low-cost producer with high-quality operating platforms anchored by long-lived longwall coal mining assets

•  Committed to achieving annual synergy run-rate of $110-$140 million within 6-18 months of Merger closing

•  Focus on creating long-term growth and diversification opportunities using sustainable innovations in carbon products and materials through CONSOL Innovations

* See reconciliation of adjusted EBITDA (non-GAAP) to net income (loss) (GAAP), adjusted EBITDA (non-GAAP) to earnings before income tax (GAAP), average cash margin per ton sold (non-GAAP) to total coal revenue (GAAP), and free cash flow (non-GAAP) to net cash provided by operating activities (GAAP) in Appendix A to this Proxy Statement.

4	2025 Proxy Statement

PROXY SUMMARY

COMPENSATION HIGHLIGHTS

Independent Compensation Consultant	Continued use by our Compensation Committee of an independent compensation consultant that reports directly to the Compensation Committee.

Compensation Program Design

Designed an overall compensation program with 84.6% of compensation for our Chief Executive Officer (“CEO”) and 73.2% of compensation for our named executive officers (“NEOs”) contingent on performance goals and/or connected to stock price, reinforcing our pay-for-performance culture, which aligns risk-taking with sustainability and the long-term financial health of our Company.

Short-Term Incentive Compensation (“STIC”) Annual Performance	Approved target performance level for 2024 STIC resulting in annual STIC payouts to our NEOs at 100% of target performance.

Long-Term Incentive Compensation (“LTIC”) Performance-Based Restricted Stock Unit Awards (“PSUs”)	Met and exceeded target performance level for 2022 tranche resulting in the vesting of performance-based awards granted to the NEOs under the 2022-2024 LTIC program.

Pay Ratio Results

Determined the ratio of the total annual compensation of our CEO, as compared to the total annual compensation of our median employee, to be 93:1. Based upon data collected by Mercer, our independent compensation consultant, in 2024 the average ratio of the compensation of the CEO to median employee of 490 of the companies included in the S&P 500 Index was 217 to 1 and among 59 companies that have reported such ratio as of February 27, 2025 with respect to 2024 compensation, the average ratio of CEO to median employee compensation was 251 to 1.

Governance Practices

Continued adherence to good governance practices, including but not limited to, anti-hedging, recoupment, compensation risk assessment, insider trading and stock ownership/holding and equity grant practices.

2025 Proxy Statement	5

PROXY SUMMARY

CORPORATE GOVERNANCE HIGHLIGHTS

Our Board and management are committed to strong corporate governance, which promotes the long-term interests of our stockholders, strengthens Board and management accountability and helps build public trust in our Company.

This Proxy Statement describes our governance framework as of the date of this Proxy Statement, which includes the following highlights:

✓ 75% of our Board members are independent	✓ Clawback Policy

✓ Four fully independent Board committees	✓ Meaningful stock ownership and retention guidelines for the Board and executive officers

✓ Annual review of Board leadership structure	✓ Varying skills / backgrounds in Board and Executive Management

✓ Independent directors meet regularly in executive session	✓ Emphasis on Ethics Compliance

✓ Risk and safety oversight by the full Board and its committees	✓ Human Rights Policy

✓ Annual corporate sustainability reports	✓ No Supermajority Vote Requirements

✓ Insider Trading Policy

SUSTAINABILITY

At Core, we strive to be the most responsible coal company in the world. Excellence is our goal, and we endeavor to operate our business in a manner that meets or exceeds the expectations of our employees, communities, regulators and stockholders. Our approach to sustainability is underscored by our dedication to compliance, ethical business practices, and the communities where we live and work.

We believe integration of Core’s sustainability management approach into our operations, strategy, and business priorities will enhance the Company’s long-term success. Many aspects of our environmental, social, and governance (“ESG”) practice are informed by specific frameworks, policies, and standards to guide our internal processes and operating procedures. Concurrently, other aspects of our ESG practice endeavor to support the Company’s resilience in the dynamic market, social, and regulatory environments in which we operate. Achieving aspirational goals for sustainable development while meeting critical societal needs for raw materials, infrastructure, and energy security cannot be achieved through policies and frameworks alone. We believe that strategic initiatives, business partnerships, public-private collaboration, and innovation are required to achieve tangible progress as an energy transition plays out over many decades to come. Congruent with this tenet, we are committed to employing technology and innovation across our operations that will further enhance employee safety, reduce our environmental footprint, increase operational efficiencies, and support continued coal production and use to meet the needs of society into the future.

 LEARN MORE ABOUT OUR COMPANY

   You can learn more about our Company by visiting our website, www.corenaturalresources.com.

6	2025 Proxy Statement

INFORMATION ABOUT THE ANNUAL MEETING

Core Natural Resources, Inc.

275 Technology Drive, Suite 101

Canonsburg, Pennsylvania 15317

Telephone (724) 416-8300

GENERAL: Proxies are being solicited by the Board to be voted at the Annual Meeting to be held on April 29, 2025 at 10:30 a.m. Eastern Time solely via live webcast at www.virtualshareholdermeeting.com/CNR2025. The specific proposals to be considered and voted upon at the Annual Meeting are summarized in the Notice. Each proposal is described in more detail in this Proxy Statement.

PROPOSALS, BOARD RECOMMENDATION AND VOTE REQUIRED: Stockholders are being asked to vote on the proposals discussed on the following page at the Annual Meeting. The table on the following page also outlines the Board’s recommendation on how to vote for each proposal and the vote required with respect to each proposal.

VOTE TABULATION: In accordance with our governing documents and applicable state law, in tabulating the voting result for any particular proposal, votes that are withheld or shares that constitute broker non-votes (described below) are not considered entitled to vote on that proposal and have no effect on the outcome. Abstentions have the same effect as votes against the matter, except in the case of Proposal No. 1, where abstentions would have no effect on the outcome.

RECORD DATE AND QUORUM: The record date with respect to this solicitation is March 6, 2025. All holders of record of Core common stock as of the close of business on the record date are entitled to vote at the Annual Meeting and any adjournment or postponement thereof. As of the record date, Core had 53,444,709 shares of common stock outstanding. Each share of common stock is entitled to one vote for each matter to be voted on at the Annual Meeting. Stockholders do not have cumulative voting rights. In order to hold the Annual Meeting, a quorum representing the holders of a majority of the outstanding shares of our common stock entitled to vote at the Annual Meeting must be present in person or represented by proxy.

2025 Proxy Statement	7

INFORMATION ABOUT THE ANNUAL MEETING

Item	Proposal	Board Recommendation	Vote Required

1	Election of Directors Election of director nominees for a one-year term ending at the Company’s annual meeting of stockholders in 2026.	FOR EACH NOMINEE

Plurality of the votes cast. Under this plurality vote standard, the director nominees who receive the highest number of “for” votes cast are elected as directors. Under our Bylaws (defined below), if a director nominee receives a greater number of “withheld” votes for his or her election than votes cast in favor of his or her election, then the director must tender his or her resignation to the Board. The Nominating and Corporate Governance Committee will make a recommendation to the Board as to whether to accept or reject the tendered resignation, or whether other action should be taken. The Board will act on the tendered resignation, taking into account the Nominating and Corporate Governance Committee’s recommendation, within 90 days from the date of the certification of the election results.

2

Ratification of Appointment of Ernst & Young LLP

The Audit Committee appointed Ernst & Young LLP as Core’s independent registered public accounting firm for fiscal year 2025. As a matter of good corporate governance, stockholders are being asked to ratify the Audit Committee’s appointment of the independent registered public accounting firm.

		FOR	Affirmative vote of a majority of the shares of our common stock present in person or represented by proxy at the meeting and entitled to vote on the matter.

3

Advisory Approval of 2024 Named Executive Officers’ Compensation

Stockholders are being asked to approve, on an advisory basis, the compensation paid to Core’s named executive officers in 2024. Core’s executive compensation programs are designed to create a direct linkage between stockholder interests and management with incentives specifically tailored to the achievement of financial, operational and stock performance goals.

		FOR	Affirmative vote of a majority of the shares of our common stock present in person or represented by proxy at the meeting and entitled to vote on the matter.

8	2025 Proxy Statement

INFORMATION ABOUT THE ANNUAL MEETING

PROXY MATERIALS AND INFORMATION ABOUT THE MEETING: We mailed to all stockholders of record entitled to vote at the Annual Meeting the Internet Notice on or about March 17, 2025.

We are utilizing an SEC rule that allows companies to furnish their proxy materials via the Internet rather than in paper form. This rule allows a company to send some or all of its stockholders the Internet Notice regarding Internet availability of proxy materials. The Internet Notice contains instructions on how to access the proxy materials over the Internet or how to request a paper copy of the proxy materials. An electronic copy of this Proxy Statement, the 2024 Annual Report and the Notice of Annual Meeting of Stockholders are available at www.proxyvote.com.

Copies of our 2024 Annual Report furnished to our stockholders do not contain copies of exhibits to our Annual Report on Form 10-K for the year ended December 31, 2024. You can obtain copies of these exhibits electronically at the website of the SEC at www.sec.gov or on Core’s corporate website at www.corenaturalresources.com by following the link for “Investors”. Stockholders may also obtain copies of the exhibits without charge by contacting our Investor Relations department by telephone at (724) 416-8300 or by mail at Core Natural Resources, Inc., Investor Relations department, 275 Technology Drive, Suite 101, Canonsburg, Pennsylvania 15317.

PROXIES AND VOTING: A proxy is your legal designation of another person to vote the Core common shares that you owned as of the record date. The person that you designate to vote your shares is called a “proxy” and when you designate someone to vote your shares in a written document, that document is also called a “proxy” or “proxy card.” The Board has appointed several officers of the Company to serve as proxies on the proxy card.

If a proxy is properly executed and is not revoked by the stockholder, the shares it represents will be voted at the Annual Meeting in accordance with the instructions provided by the stockholder. If a proxy card is signed and returned without specifying choices, the shares will be voted in accordance with the recommendations of the Board. Accordingly, if no contrary instructions are given, the proxies named by the Board intend to vote the shares represented by such proxies as follows:

•	in favor of the election of those persons nominated as set forth in this Proxy Statement to serve as directors of Core (Proposal No. 1);

•	in favor of the ratification of the appointment of Ernst & Young LLP as the independent registered public accounting firm of Core for the fiscal year ending December 31, 2025 (Proposal No. 2);

•	in favor of approval, on an advisory basis, of the compensation paid to our named executive officers in 2024 (Proposal No. 3); and

•	in accordance with their judgment on any other matters which may properly come before the Annual Meeting.

The Board does not know of any other business to be brought before the Annual Meeting other than as indicated in the Notice.

2025 Proxy Statement	9

INFORMATION ABOUT THE ANNUAL MEETING

HOW TO VOTE: There are four ways for stockholders of record to vote:

VIA THE INTERNET BY PROXY: Stockholders who received the Internet Notice by mail may submit proxies over the Internet at www.proxyvote.com until 11:59 p.m. Eastern Time on April 28, 2025. Stockholders who received a voting instruction form by mail or e-mail from their bank, broker or other nominee may submit proxies over the Internet by following the instructions on the voting instruction form provided by their bank, broker or other nominee.

VIA TELEPHONE BY PROXY: Registered stockholders of record may submit proxies by telephone until 11:59 p.m. Eastern Time on April 28, 2025 by calling 1-800-690-6903 and following the instructions. Stockholders must have the 16-digit control number that appears on their Internet Notice when voting. Stockholders who have received a voting instruction form by mail or e-mail from their bank, broker or other nominee should check the voting instruction form for telephone voting availability. If available, those stockholders may vote by phone by calling the number specified on the voting instruction form provided by the bank, broker or other nominee.

VIA MAIL BY PROXY: Stockholders who have received a paper copy of a proxy card or voting instruction form by mail may submit proxies by completing, signing and dating their proxy card or voting instruction form and mailing it in the accompanying pre-addressed envelope. If you vote by mail, your proxy card must be received by April 28, 2025.

BY PARTICIPATING IN THE ANNUAL MEETING: Stockholders of record may vote by participating in the virtual Annual Meeting via the Core Meeting Website and voting electronically during the virtual Annual Meeting.

BENEFICIAL OWNERSHIP AND BROKER NON-VOTES: If you hold shares beneficially in street name, then you must provide your voting instructions to your bank, broker or other nominee. If you do not provide your bank, broker or other nominee with voting instructions, your shares may be treated as “broker non-votes.”

Generally, broker non-votes occur on a matter when a bank, broker or other nominee is not permitted to vote on that matter without instructions from the beneficial owner and such instructions are not given. Banks, brokers or other nominees that have not received voting instructions from their clients cannot vote on their clients’ behalf on “non-routine” proposals, such as Proposal Nos. 1 and 3, although they may vote their clients’ shares on “routine matters,” such as Proposal No. 2.

REVOCATION OF PROXY: If you are the stockholder of record of shares of our common stock as of the close of business on the record date, you can revoke your proxy at any time before its exercise by:

•

sending a written notice to Core at 275 Technology Drive, Suite 101, Canonsburg, Pennsylvania 15317, attention: Corporate Secretary, bearing a date later than the date of the proxy, that is received prior to the Annual Meeting, stating that you revoke your proxy;

•	submitting your voting instructions again by telephone or over the Internet;

•	signing another valid proxy card bearing a later date than the proxy initially received and mailing it so that it is received by Core prior to the Annual Meeting; or

•	participating in and voting electronically via the Core Meeting Website during the virtual Annual Meeting.

If you hold your shares through a bank, broker or other nominee, you must follow the instructions found on your voting instruction form, or contact your bank, broker or other nominee in order to revoke your previously delivered proxy. Attendance at the Annual Meeting without a request to revoke a proxy will not by itself revoke a previously executed and delivered proxy.

10	2025 Proxy Statement

INFORMATION ABOUT THE ANNUAL MEETING

ATTENDING THE MEETING: The Annual Meeting will be held solely via live webcast at www.virtualshareholdermeeting.com/CNR2025 on April 29, 2025 at 10:30 a.m. Eastern Time and you will not be able to be physically present at the Annual Meeting. You will be able to participate virtually, vote your shares of Core common stock electronically and submit questions online during the Annual Meeting.

To participate in the virtual Annual Meeting, you will need the 16-digit control number included on your proxy card, vote instruction form or Internet Notice you previously received. The Annual Meeting webcast will begin promptly at 10:30 a.m. Eastern Time on April 29, 2025, and Core stockholders will be able to log in beginning at 10:15 a.m. Eastern Time. The virtual Annual Meeting platform is fully supported across browsers (Firefox, Chrome, Edge and Safari). Participants in the Annual Meeting should ensure that they have a strong Wi-Fi connection wherever they intend to participate in the Annual Meeting. We encourage participants in the virtual Annual Meeting to log on to the Core Meeting Website 15 minutes prior to the start time of the Annual Meeting and ensure that they can hear streaming audio.

ASKING QUESTIONS DURING THE MEETING: During the live question and answer portion of the Annual Meeting, Core stockholders may submit questions, which will be answered as they come in as time permits. If you wish to submit a question, you may do so by logging in to the Core Meeting Website, typing your question in the field titled “Enter Question” and then clicking “Submit.” Only questions pertinent to Annual Meeting matters will be answered during the Annual Meeting, subject to time constraints.

TECHNICAL SUPPORT FOR ACCESSING THE MEETING: We will have technicians ready to assist you with any technical difficulties you may have accessing the virtual Annual Meeting via the Core Meeting Website. If you encounter any difficulties accessing the Core Meeting Website during the check-in or meeting time, please call the technical support number that will be posted on the Core Meeting Website log-in page.

PROXY SOLICITATION: All costs relating to the solicitation of proxies will be borne by the Company. D.F. King & Co. has been retained by Core to aid in the solicitation of proxies at an estimated cost of $17,500, plus reimbursement of certain reasonable expenses. Proxies may also be solicited by officers, directors and employees personally, by mail, or by telephone, facsimile transmission or other electronic means. None of these directors, officers or employees will receive any additional or special compensation for soliciting proxies. Upon request, Core will reimburse banks, brokers and other nominees for their reasonable expenses in sending proxy materials to their customers who are beneficial owners of Core’s common stock.

CONFIDENTIALITY IN VOTING: As a matter of policy, proxies, ballots and voting tabulations that identify individual stockholders are held confidentially by Core. Such documents are available for examination only by the inspector of election and certain employees who assist in the tabulation of votes. The vote of any individual stockholder will not be disclosed except as may be necessary to meet applicable legal requirements.

2025 Proxy Statement	11

PROPOSAL NO. 1 — ELECTION OF DIRECTORS

The Nominating and Corporate Governance Committee has recommended, and the Board has nominated, James A. Brock, Holly Keller Koeppel, Patrick A. Kriegshauser, Paul A. Lang, Richard A. Navarre, Cassandra Pan, Valli Perera, and Joseph P. Platt, whose terms expire at the Annual Meeting, for election by the stockholders as directors at the Annual Meeting. Upon election, each such director will serve a one-year term until the 2026 annual meeting of stockholders or until his or her successor is elected and qualified, or his or her earlier death, resignation or removal. With respect to Mr. Brock, his initial term as Executive Chair of the Company Board will expire effective as of the earlier of (i) January 14, 2027 or (ii) any date as of which Mr. Brock ceases to serve as a member of the Board for any reason in accordance with the Company’s Fourth Amended and Restated Bylaws (the “Bylaws”).

To be elected, each nominee must receive a plurality of the votes cast (i.e., the director nominees who receive the highest number of “for” votes cast, up to the maximum number of directors to be elected, are elected as directors). If any nominee should for any reason become unable to serve, all shares represented by valid proxies will be voted for the election of such other person as the Board may designate, as recommended by the Nominating and Corporate Governance Committee. Alternatively, the Board may reduce the number of directors to eliminate the vacancy.

Our Bylaws provide that if an incumbent director receives a greater number of votes “withheld” from his or her election than votes “for” such director nominee’s election, the director must tender his or her resignation promptly to the Board. The Nominating and Corporate Governance Committee will make a recommendation to the Board as to whether to accept or reject the tendered resignation, or whether other action should be taken. The Board will act on the tendered resignation, taking into account the Nominating and Corporate Governance Committee’s recommendation, and publicly disclose its decision and the underlying rationale in a press release, a filing with the SEC or other broadly disseminated means of communication within 90 days from the date of the certification of the election results.

The biographies included in this Proxy Statement below include information concerning the nominees for director, including their recent employment, positions with Core, other directorships, board committee memberships and ages as of March 6, 2025.

12	2025 Proxy Statement

PROPOSAL NO. 1—ELECTION OF DIRECTORS | Biographies of Director Nominees

Biographies of Director Nominees

JAMES A. BROCK

EXECUTIVE CHAIR OF CORE	Director Since: 2017 Age: 68 Term Expires: 2025	Core Committees: None

BACKGROUND:

James A. Brock has served as our Executive Chair since January 14, 2025 (the “Effective Date”) upon consummation of the Merger. Prior to the Effective Date, Mr. Brock was CONSOL’s Chief Executive Officer and member of the board of directors, serving in such capacity since 2017. With a career in coal spanning nearly five decades, Mr. Brock’s extensive industry knowledge and operational expertise provide Core with invaluable leadership and insight. Mr. Brock began his mining career in 1979 as a summer student at CONSOL’s Matthews Mine and since then has served at various locations in many positions including Section Foreman, Longwall Coordinator, Mine Foreman, Superintendent, Chief Operating Officer (Coal) of CNX Resources, and as CEO and Chairman of CONSOL Coal Resources LP immediately prior to assuming the role of CONSOL’s Chief Executive Officer in 2017. Mr. Brock also currently serves as the Chairman of the Pennsylvania Coal Alliance board of directors, as a member of the boards of directors of the National Coal Council and the American Coalition for Clean Coal Electricity and as an executive committee member of the board of directors of the National Mining Association. Mr. Brock previously served on the board of directors of West Virginia Coal Association and was inducted into the WVU Hall of Fame in 2016. He is a graduate of Eastern Kentucky University.

Other Current Public Company Directorships: None.

Former Public Company Directorships in Past Five Years (including companies that are no longer publicly listed): CONSOL Coal Resources LP (2015 - 2020).

QUALIFICATIONS:

With a career in coal spanning five decades, we believe Mr. Brock’s extensive knowledge of our industry and our operations gained during his years of service with CNX, and now Core, provides our Board with valuable experience and skills the Board seeks to maintain.

HOLLY KELLER KOEPPEL

FORMER MANAGING PARTNER— GATEWAY INFRASTRUCTURE INVESTMENTS L.P.	Director Since: 2025 Age: 66 Term Expires: 2025	Core Committees: • Nominating and Corporate Governance • Health, Safety and Environmental

BACKGROUND:

Holly Keller Koeppel joined the Board on the Effective Date upon consummation of the Merger, and currently serves as a member of our Board’s Nominating and Corporate Governance Committee and Health, Safety and Environmental Committee. Prior to the Merger, Ms. Koeppel was a member of the board of directors of Arch and served on its Personnel and Compensation Committee and as the chair of its ESG and Nominating Committee. Ms. Koeppel served as Managing Partner and head of Gateway Infrastructure Investments L.P. (an infrastructure fund targeting investments in transportation, utility and energy infrastructure) from March 2015 to January 2017. From 2010 to February 2015, she was Partner and Global Co-Head of Citi Infrastructure Investors, a division of Citigroup, Inc. Ms. Koeppel served as Executive Vice President and Chief Financial Officer of American Electric Power Corporation (“AEP”) (a public utility holding company) from 2006 to 2009 and held several additional executive positions at AEP from 2000 to 2006.

Other Current Public Company Directorships: AES Corporation (a utility and power generation company) (since April 2015); British American Tobacco plc (a British consumer goods company) (since July 2017); and Flutter Entertainment plc (an international sports betting company) (since May 2021).

Former Public Company Directorships in Past Five Years (including companies that are no longer publicly listed): Vesuvius plc (a ceramics company) (April 2017-May 2021) and Arch (February 2019-January 2025).

QUALIFICATIONS:

With her finance and accounting, senior management and leadership experience, as well as her substantial knowledge of the energy industry, Ms. Koeppel contributes to the mix of experience and qualifications the Board seeks to maintain. Further, Ms. Koeppel’s service as Executive Vice President and Chief Financial Officer of AEP and her other public company board experience provides valuable insight and perspective to the Board.

2025 Proxy Statement	13

PROPOSAL NO. 1—ELECTION OF DIRECTORS | Biographies of Director Nominees

PATRICK A. KRIEGSHAUSER

FORMER EXECUTIVE VICE PRESIDENT — ARCHKEY HOLDINGS, INC.	Director Since: 2025 Age: 63 Term Expires: 2025	Core Committees: • Audit (Chair) • Health, Safety and Environmental

BACKGROUND:

Patrick A. Kriegshauser joined the Board on Effective Date upon consummation of the Merger and currently serves as the chair of our Board’s Audit Committee and a member of our Health, Safety and Environmental Committee. Prior to the Merger, Mr. Kriegshauser was a member of the board of directors of Arch and served as the chair of its Audit Committee. Mr. Kriegshauser served as Executive Vice President and a director of ArchKey Holdings, Inc., a privately held company (“ArchKey”) until November 1, 2024, having previously served as its Executive Vice President and Chief Financial Officer from July 2017 until July 2023. Mr. Kriegshauser also served as Executive Vice President, Chief Financial Officer and principal owner of Sachs Electric Company, which is owned by ArchKey, from 1985 to 2000. Mr. Kriegshauser served in various senior level capacities at Arch, including serving as Arch’s Senior Vice President and Chief Financial Officer from 1996 to 2000. He started his career at PricewaterhouseCoopers LLP (a Big Four accounting firm) in 1981.

Other Current Public Company Directorships: None.

Former Public Company Directorships in Past Five Years (including companies that are no longer publicly listed): Arch (October 2016 - January 2025).

QUALIFICATIONS:

Mr. Kriegshauser brings extensive finance and accounting, senior management and board leadership experience to the Board. Further, having served as Chief Financial Officer of ArchKey Holdings, Inc., Sachs Electric and Arch and other experience serving on other boards of directors, including another company in the mining industry, Mr. Kriegshauser has substantial knowledge of the coal and energy industries, which brings great value to our Board.

PAUL A. LANG

CHIEF EXECUTIVE OFFICER OF CORE	Director Since: 2025 Age: 64 Term Expires: 2025	Core Committees: None

BACKGROUND:

Paul A. Lang has served as our Chief Executive Officer and a member of our Board since the Effective Date upon consummation of the Merger. Prior to the Merger, Mr. Lang was a member of the board of directors of Arch and he served as the Chief Executive Officer of Arch from April 2020 to the Effective Date. A forty-one-year industry veteran with extensive understanding of the mining industry, Mr. Lang joined Arch in 1984 and held various senior leadership roles, including President and Chief Operating Officer, Executive Vice President and Chief Operating Officer, and a variety of engineering and operating positions. Mr. Lang is a member of the executive committee and the chairman of the National Mining Association and Board of Trustees at the Missouri University of Science and Technology (a public university). He also has experience serving on the boards of directors of private companies, including Knight Hawk Holdings, LLC (a coal mining company). Mr. Lang received a Bachelor of Science in Mining Engineering from Missouri University of Science and Technology as well as an honorary professional degree in Mining Engineering. He is a graduate of the Advanced Management Program at Harvard Business School and a registered licensed professional engineer in six states.

Other Current Public Company Directorships: None.

Former Public Company Directorships in Past Five Years (including companies that are no longer publicly listed): Arch (February 2020 - January 2025).

QUALIFICATIONS:

Through his tenure as Chief Executive Officer and his prior senior positions with Arch that span over nearly 40 years, Mr. Lang contributes extensive experience and intimate knowledge of all aspects of operations and marketing, as well as a vast understanding of the mining industry to the Board.

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PROPOSAL NO. 1—ELECTION OF DIRECTORS | Biographies of Director Nominees

RICHARD A. NAVARRE

FORMER CHIEF EXECUTIVE OFFICER AND PRESIDENT— COVIA CORPORATION; LEAD INDEPENDENT DIRECTOR OF CORE	Director Since: 2025 Age: 64 Term Expires: 2025	Core Committees: • Compensation • Nominating and Corporate Governance (Chair)

BACKGROUND:

Richard A. Navarre joined the Board on Effective Date upon consummation of the Merger, and currently serves as a member of our Board’s Compensation Committee and as the chair of our Nominating and Corporate Governance Committee. Prior to the Merger, Mr. Navarre was the chair of the board of directors of Arch and served on its ESG and Nominating Committee and as the chair of its Personnel and Compensation Committee. Mr. Navarre served as Chief Executive Officer and President of Covia Corporation, a privately held company, from May 2019 to May 2021. He served as President and Chief Commercial Officer of Peabody Energy Corporation (“Peabody”) (a public coal mining company) from 2008 until 2012 and as Peabody’s Chief Financial Officer and Executive Vice President of Corporate Development from 1999 to 2008. Prior to joining Peabody in 1993, Mr. Navarre was a senior manager with KPMG, LLP (a Big Four accounting firm).

Other Current Public Company Directorships: Civeo Corporation (a workforce accommodations specialist) (since June 2014); and Natural Resource Partners L.P. (a natural resource company) (since October 2013).

Former Public Company Directorships in Past Five Years (including companies that are no longer publicly listed): Covia Corporation (June 2018 - May 2021) and Arch (October 2016 - January 2025).

QUALIFICATIONS:

Mr. Navarre has extensive understanding of the coal and energy industries through his long tenure with Peabody, where he served in many executive-level positions including President, Chief Commercial Officer and Chief Financial Officer, and also through his service on the board of directors, and as chair of the board, of United Coal Company LLC. Moreover, through his leadership, operations, strategic planning, finance and accounting, senior management and marketing experience, Mr. Navarre brings valuable competencies and skills to the Board.

CASSANDRA PAN

FORMER PRESIDENT OF FENNER DUNLOP AMERICAS	Director Since: 2023 Age: 66 Term Expires: 2025	Core Committees: • Health, Safety and Environmental (Chair) • Compensation

BACKGROUND:

Cassandra Pan joined the Board on March 22, 2023. She currently serves as chair of our Board’s Health, Safety and Environmental Committee and a member of the Compensation Committee. Ms. Pan has extensive entrepreneurial and executive experience in North America, China and internationally. She is currently self-employed as a business consultant and strategic advisor. From 2009 to 2015 based in Pittsburgh, Pennsylvania, she was the President of Fenner Dunlop Americas (formerly a subsidiary of Fenner plc and now a part of the Michelin group of companies) where she led that company’s Engineered Conveyor Solutions business in North and South America. Prior to her elevation to President of the Americas, she served as Managing Director of Greater China at Fenner plc from 1998 to 2009, where she oversaw Fenner’s wholly-owned and joint venture investments in China relating to the manufacture of conveyor belting and specialty polymer businesses for use in the servicing of underground coal mines, construction equipment and in various automotive and industrial markets. Since 2016, Ms. Pan serves as a mentor at AlphaLab Gear, a hardware accelerator program of Innovation Works. From 2010 to 2016, she served as a member of the Advisory Committee of International Center for Energy, Environment and Sustainability (InCEES) at Washington University in St. Louis, Missouri.

Other Current Public Company Directorships: None.

Former Public Company Directorships in Past Five Years (including companies that are no longer publicly listed): None.

QUALIFICATIONS:

With nearly two decades of experience in leading global engineering business units in Asia and the Americas for a publicly traded company specializing in helping clients in the underground and surface mining industries in China, North America and South America to meet their engineering and material handling requirements, Ms. Pan brings significant expertise to the Board. Her professional experience in addressing a variety of operational and strategic aspects relating to the business, finance, engineering challenges, health, safety and environmental risks, sales and marketing efforts and human resource matters of mining companies brings important and relevant competencies and skills to the Board.

2025 Proxy Statement	15

PROPOSAL NO. 1—ELECTION OF DIRECTORS | Biographies of Director Nominees

VALLI PERERA

FORMER PARTNER OF DELOITTE	Director Since: 2023 Age: 67 Term Expires: 2025	Core Committees: • Nominating and Corporate Governance • Audit

BACKGROUND:

Valli Perera joined the Board on March 22, 2023. She currently serves as a member of our Board’s Nominating and Corporate Governance Committee and Audit Committee. Ms. Perera is a seasoned executive with over 40 years of professional services and corporate experience. She retired from Deloitte (a Big Four accounting firm), as a senior partner in June 2019. During her tenure at Deloitte, Ms. Perera advised and led client service teams in areas of finance, mergers and acquisitions, technology transformation and business growth. She also worked with transitioning chief financial officers at Deloitte’s CFO Transition Lab program. Ms. Perera’s tenure at Deloitte spanned over 25 years, including: her elevation to the partnership in 1997, senior roles such as Managing Director for Global Services and Global Mergers & Acquisition, Deloitte’s Global and U.S. Service Innovation Board and the firm’s global digital transformation, talent and development, diversity and inclusion, and member firm standards and governance. Further, from 2014 to 2020, she served on the board of directors of Make-A-Wish® Illinois, a non-profit organization.

Since 2020, Ms. Perera has served on the board of directors for Midmark Corporation, a clinical environmental design private company, and is a member of its audit and compensation committees. Moreover, from 2012 to 2024, Ms. Perera served on the board of directors for Communities in Schools of Chicago, a non-profit organization and was the Chair of its governance committee. She received a Master of Science degree in Taxation from Drexel University and a graduate degree in journalism from Northwestern University. Ms. Perera is credentialed by the Chartered Institute of Management Consultants, United Kingdom. Further, she is a retired Certified Public Accountant.

Other Current Public Company Directorships: None.

Former Public Company Directorships in Past Five Years (including companies that are no longer publicly listed): None.

QUALIFICATIONS:

With an extensive tenure spanning over 40 years as a seasoned business leader partnering with executive teams of private and Fortune 500 publicly traded signature companies to define high-value strategies for top- and bottom-line growth and providing specialized services in finance, governance, and organizational development, as well as global insight and direct experience across several continents, skills in finance, accounting, tax, acquisitions, and technology and substantive board directorship experience, Ms. Perera brings significant expertise and skills that the Board seeks to maintain.

JOSEPH P. PLATT

GENERAL PARTNER—THORN PARTNERS LP	Director Since: 2017 Age: 77 Term Expires: 2025	Core Committees: • Compensation (Chair) • Audit

BACKGROUND:

Joseph P. Platt joined the Board on November 28, 2017. He currently serves as the chair of our Board’s Compensation Committee and a member of our Audit Committee. Mr. Platt previously served as a member of the board of directors of CNX from May 2016 until November 28, 2017, when CONSOL separated from CNX. He is the general partner at Thorn Partners LP, a family limited partnership, a position he has held since 1998. Mr. Platt’s career at Johnson and Higgins, a global insurance broker and employee benefits consultant (J&H), spanned 27 years until 1997, when J&H was sold to Marsh & McLennan Companies. At the time of the sale, Mr. Platt was an owner, director and executive vice president of J&H. Mr. Platt has served on the board of directors of Greenlight Capital Re, Ltd., a property and casualty reinsurer, since 2004 and has been its lead independent director since 2007. He serves on the boards of various other nonpublic companies and not-for-profit institutions.

Other Current Public Company Directorships: Greenlight Capital Re, Ltd (since 2004).

Former Public Company Directorships in Past Five Years (including companies that are no longer publicly listed): None.

QUALIFICATIONS:

Mr. Platt brings significant financial, compensation and risk management expertise to our Board through his prior board memberships that have spanned over 20 years and through his familiarity with our industry and operations.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE “FOR” EACH OF THE ABOVE-NAMED DIRECTOR NOMINEES FOR RE-ELECTION TO THE BOARD OF DIRECTORS.

16	2025 Proxy Statement

BOARD OF DIRECTORS AND COMPENSATION INFORMATION

Board of Directors and Its Committees

Board of Directors

The business and affairs of Core are managed under the direction of our Board. Under our Amended and Restated Certificate of Incorporation, as amended, all directors are subject to election annually.

Under the Company’s Corporate Governance Guidelines, each director is expected to spend the time needed and meet as frequently as necessary to properly perform his or her duties and responsibilities, including attending the annual stockholders’ meeting. All of Core’s directors who were serving at that time attended the 2024 Annual Meeting of Stockholders, and all of our directors are expected to attend this year’s Annual Meeting.

Board Composition Following the Merger

After the passing of our former Chairman of the Board, William P. Powell, on March 21, 2024, our Board consisted of five members for the remainder of 2024. Pursuant to the Merger Agreement, and our Bylaws, upon the closing of the Merger on January 14, 2025, the Board consisted of eight members: four members selected by CONSOL and four members selected by Arch. As a result, John T. Mills resigned from the Board and Ms. Koeppel, Messrs. Kriegshauser, Lang and Navarre, who were selected by Arch in accordance with the Merger Agreement, were appointed to the Board. Additionally, pursuant to our Bylaws there may not be any change in the size or composition of the Board, in each case, until January 14, 2027 for any reason without the affirmative vote of at least 75% of the total number of directors that the Company would have if there were no vacancies.

2025 Proxy Statement	17

BOARD OF DIRECTORS AND COMPENSATION INFORMATION | Board of Directors and Its Committees

As noted in our Corporate Governance Guidelines, the Lead Independent Director’s duties and responsibilities include, among other things:

•   presiding at all meetings of the Board at which the Chairman is not present, including executive sessions of the independent directors;

•   alongside the Chairman, reviewing and approving the schedule of meetings, meeting agendas and meeting topics for Board meetings;

•   the authority to direct the CEO or Corporate Secretary to call a special meeting of the independent directors;

•   consulting directly with major stockholders, when requested and as appropriate; and

•   performing other duties as delegated by the Board from time-to-time.

Board Leadership Structure

Our Corporate Governance Guidelines provide that the Board will determine from time to time (at least annually) whether to have a joint Chairman and Chief Executive Officer or whether to separate these offices as part of the succession planning process when it elects a Chief Executive Officer or at other appropriate times. In the event that the Board decides to have our Chief Executive Officer also serve at any time as the Chairman, our Corporate Governance Guidelines require that the Board also appoint, on an annual basis, a Lead Independent Director with specific responsibilities outlined in the Corporate Governance Guidelines and described in the box on this page. This structure ensures independent Board oversight of management including our Chief Executive Officer.

On November 28, 2017, Mr. Powell was appointed as the independent Chair of the Board and Mr. Brock served as Chief Executive Officer. Following Mr. Powell’s sudden passing on March 21, 2024, the Board determined that the most effective leadership structure for our Company at that time was to have Mr. Brock serve as both Chairman of the Board and Chief Executive Officer and to have Mr. Mills serve as our Lead Independent Director. This change became effective on March 27, 2024.

On January 14, 2025, upon consummation of the Merger, Mr. Brock was appointed as Executive Chair of the Board and Mr. Navarre was appointed as Lead Independent Director of the Board. The Board believes that because of Mr. Brock’s deep knowledge and experience with Core and its operations, having spent his entire career working for Core or its former parent, he will be a strong and effective bridge between management and the Board, as the Board oversees management of the Company and its strategic initiatives. The Board believes that Mr. Brock’s service as Executive Chair will be well balanced and supported by a strong Lead Independent Director in Mr. Navarre and a board structure that is 75% independent. Mr. Navarre has an extensive understanding of the coal and energy industries and provides leadership to the Board in areas of operations, strategic planning, finance and accounting, senior management and marketing.

18	2025 Proxy Statement

BOARD OF DIRECTORS AND COMPENSATION INFORMATION | Board of Directors and Its Committees

Determination of Director Independence

The New York Stock Exchange (“NYSE”) listing standards require a majority of our directors and each member of our Audit, Compensation and Nominating and Corporate Governance Committees to be independent. In January 2025, our Board evaluated the relevant relationships between each director or director nominee (and his or her immediate family members and affiliates) and Core, and affirmatively determined that each of our directors, other than Mr. Brock (who is the Executive Chair of Core) and Mr. Lang (who is the Chief Executive Officer of Core), had no material relationship with Core and is “independent” under the corporate governance rules of the NYSE codified in Section 303A of the NYSE Listed Company Manual. In January and February 2025, the Board also determined that each member of the Audit Committee meets the independence standards required for audit committee members under the NYSE listing standards and the SEC rules and considered the additional factors under the NYSE rules relating to members of the Compensation Committee before determining that each of them is independent.

Our independent directors regularly meet in executive sessions with no members of management present. Such executive sessions are presided over by our Chairman, if independent, or Lead Independent Director of the Board.

Term Limits and Mandatory Retirement

Pursuant to our Corporate Governance Guidelines, the Board has not established term limits for directors. While term limits facilitate Board refreshment, they can also result in the loss of experience and expertise that is critical to effective operation of the Board. Longer tenured directors can provide valuable insight into the Company and its operations. To ensure that the Board continues to evolve and benefit from fresh perspectives and ideas, the Nominating and Corporate Governance Committee evaluates qualifications and contributions of each incumbent director before recommending the nomination of such director for an additional term.

Additionally, pursuant to our Corporate Governance Guidelines, other than the directors that were appointed to the Board by either CONSOL or Arch upon the closing of the Merger, each non-management director is required to tender his or her resignation for consideration by the Board at the annual meeting following such director’s 75th birthday.

Robust Strategy, Risk and Safety Oversight by the Board and Committees

Our Board and committees have implemented a robust framework to actively oversee the strategy and risks relating to the operation and management of a publicly traded coal company. In addition, our Board has a strong commitment to the safety of our workers and the environments in which we operate and has formed a separate Board-level committee to oversee these core Company values. See “Board’s Role in Risk Management” on page 21 for further information of the Board’s role in risk management.

2025 Proxy Statement	19

BOARD OF DIRECTORS AND COMPENSATION INFORMATION | Board of Directors and Its Committees

Board Skills and Experience

The Nominating and Corporate Governance Committee seeks to cultivate a Board with the appropriate skill sets and a variety of experiences to discharge its responsibilities effectively. We believe that our Board should be conversant and equipped to tackle matters facing public company boards and to effectively oversee our business. As such, our slate of nominees possesses a unique background and, in the aggregate, provides a well-balanced array of experience, skills, and knowledge in our industry, leadership, public company experience, management, service, and public relations, making them well-seasoned members for our Board. The table below summarizes some of the key skills and experiences that we believe should be represented on the Board, as well as which of our director nominees possess each such skill.

Skills, Experience and Attributes	James A. Brock	Holly Keller Koeppel	Patrick A. Kriegshauser	Paul A. Lang	Richard A. Navarre	Cassandra Pan	Valli Perera	Joseph P. Platt
Industry Experience
Senior Leadership Experience
Financial Experience
Public Company Board Experience
Corporate Governance Experience
Operations/Environmental, Health & Safety Experience
Risk Management Experience
Sales and Marketing Experience
Strategy/M&A Experience
Human Capital Management Experience
Legal/Regulatory/Public Policy Experience
Cybersecurity/ Data Privacy Experience
ESG & Climate Risks Experience
Stockholder Advocacy Experience

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BOARD OF DIRECTORS AND COMPENSATION INFORMATION | Board of Directors and Its Committees

Board’s Role in Risk Management

Among the Board’s most important functions is overseeing risk management. Our risk management framework fosters close interaction among the Board, its committees and our management team. The Company faces a variety of risks, including operational, financial, strategic, and reputational risks. The Board oversees the Company’s processes for assessing and managing these risks, through both the whole Board and its committees, while the management team is responsible for the day-to-day management of these risks. In furtherance of the Board’s oversight responsibilities and the Company’s day-to-day management of risk, Core representatives meet periodically with external advisors with respect to our risk management processes, as well as identified and emerging risks.

2025 Proxy Statement	21

BOARD OF DIRECTORS AND COMPENSATION INFORMATION | Board of Directors and Its Committees

Membership and Meetings of the Board of Directors and its Committees

In 2024, all legacy CONSOL directors that are incumbent directors attended 100% of the meetings held by our Board and by all Board committees on which he or she served, and in each case, during the periods that he or she served.

Committee membership during 2024 and the number of meetings held during 2024 by each committee are shown in the following table:

	Board of Directors	Audit Committee[2]	Compensation Committee[3]	Nominating and Corporate Governance Committee	Health, Safety and Environmental Committee[4]
James A. Brock[1]	Chair				●
John T. Mills	●	Chair	●		●
Cassandra Pan	●	●		●	Chair
Valli Perera	●	●	●	Chair	●
Joseph P. Platt	●		Chair	●	●
No. of 2024 Meetings	21	5	5	6	6

1 Mr. Powell served as Chairman of the Board until his passing on March 21, 2024. Effective March 27, 2024, James A. Brock was appointed as Chairman of the Board and John T. Mills was appointed as Lead Independent Director.

2 Mr. Powell served as a member of the Audit Committee until his passing on March 21, 2024. Effective March 27, 2024, Ms. Pan was appointed to the Audit Committee.

3 Mr. Powell served as a member of the Compensation Committee until his passing on March 21, 2024. Effective March 27, 2024, Ms. Perera was appointed to the Compensation Committee.

4 Mr. Powell served as a member of the Health, Safety and Environmental Committee until his passing on March 21, 2024.

Following the completion of the Merger on January 14, 2025, the composition of each of our standing committees was reconstituted. Additionally, in February 2025, the Board revisited the committee membership and the current membership is as follows:

	Board of Directors	Audit Committee	Compensation Committee	Nominating and Corporate Governance Committee	Health, Safety and Environmental Committee
James A. Brock	Chair
Holly Keller Koeppel[1]	●			●	●
Patrick A. Kriegshauser	●	Chair			●
Paul A. Lang	●
Richard A. Navarre	●		●	Chair
Cassandra Pan	●		●		Chair
Valli Perera	●	●		●
Joseph P. Platt[2]	●	●	Chair

1 On January 14, 2025, Ms. Koeppel was appointed to our Audit Committee and our Health, Safety and Environmental Committee. On February 18, 2025, Ms. Koeppel left our Audit Committee and was appointed to our Nominating and Corporate Governance Committee.

2 On January 14, 2025, Mr. Platt was appointed to our Nominating and Corporate Governance Committee and as Chair of our Compensation Committee. On February 18, 2025, Mr. Platt left our Nominating and Corporate Governance Committee and was appointed to our Audit Committee.

Committees of the Board of Directors

Our Board has four standing committees: Audit, Compensation, Nominating and Corporate Governance, and Health, Safety and Environmental. Currently, all of our directors, other than Messrs. Brock and Lang, are independent, and all four of our standing committees consist exclusively of independent directors under the current listing standards of the NYSE and other applicable regulatory requirements, as described under “Determination of Director Independence.”

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BOARD OF DIRECTORS AND COMPENSATION INFORMATION | Board of Directors and Its Committees

Our committees regularly make recommendations and report on their activities to the entire Board. Our Board, considering the recommendations of our Nominating and Corporate Governance Committee, reviews committee membership at least annually. The responsibilities of each of the four committees are summarized below.

Audit Committee Three Independent Director Members

•   Assists our Board in its oversight of, among other things, the integrity of Core’s financial statements, Core’s compliance with legal and regulatory requirements, Core’s risk management policies and practices, and Core’s information technology security and risks;

•   Oversees the appointment, compensation, and retention of Core’s independent auditor, and oversees the work done by Core’s independent auditor and any other registered public accounting firm hired to perform audit-related functions;

•   Reviews and discusses with Core’s management and its independent auditor annual and quarterly financial statements, including those disclosures that appear under “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in Core’s Form 10-Ks and Form 10-Qs;

•   Provides general oversight over the accounting principles employed in Core’s financial reporting and the effectiveness of Core’s internal controls over financial reporting;

•   Prepares any required Audit Committee Report;

•   Oversees Core’s policies and procedures for related person transactions and reviews, approves, and monitors any such related person transactions;

•   Provides general oversight for all matters related to cybersecurity; and

•   Oversees Core’s internal audit function.

No member of our Audit Committee is permitted to simultaneously serve on the audit committee of more than three public companies, including Core, unless our Board determines that such simultaneous service would not impair the ability of such member to effectively serve on the Audit Committee and discloses such determination in accordance with the requirements of the NYSE. Ms. Koeppel was appointed to our Audit Committee in connection with the Merger and our Board considered Ms. Koeppel’s simultaneous service on the audit committees of Core and three other public companies and determined that such simultaneous service did not impair her ability to effectively serve as a member of our Audit Committee. On February 18, 2025, Ms. Koeppel left our Audit Committee and was appointed to our Nominating and Corporate Governance Committee, while Mr. Platt was appointed to our Audit Committee and left our Nominating and Corporate Governance Committee.

Our Audit Committee was established pursuant to Section 3(a)(58)(A) of the Exchange Act. Our Board has determined that all members of the Audit Committee are financially literate within the meaning of SEC rules and under the current listing standards of the NYSE. Our Board has also determined that each of the members of the Audit Committee during the 2024 fiscal year qualified as an “audit committee financial expert.”

On January 14, 2025, we determined that all our audit committee members (then serving) qualified as an “audit committee financial expert.” Further, on February 18, 2025, we determined that Mr. Platt qualified as an “audit committee financial expert” in connection with his appointment to our Audit Committee. A copy of the Audit Committee’s report for the 2024 fiscal year is included in this Proxy Statement.

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BOARD OF DIRECTORS AND COMPENSATION INFORMATION | Board of Directors and Its Committees

Compensation Committee Three Independent Director Members

•   Reviews Core’s compensation philosophies, policies, plans and programs, consistent with Core’s objectives and stockholder interests, for our non-employee directors and executive officers;

•   Reviews executive officer compensation against peer group benchmark data and recommends compensation levels for executive officers;

•   Reviews the performance of our executive officers and recommends incentive compensation;

•   Reviews and discusses with management the Compensation Discussion and Analysis required to be included in our proxy statement;

•   Prepares the Compensation Committee Report for inclusion in the Company’s annual proxy statement;

•   Oversees Core’s policies on structuring compensation programs for executive officers;

•   Reviews and monitors our management development and succession plans and activities;

•   Engages and oversees the outside compensation consultant;

•   Reviews and oversees the risk assessment related to Core’s compensation programs; and

•   Oversees compliance with, and recommends changes to, the Core Clawback Policy and Core’s stock ownership guidelines.

Our Compensation Committee’s charter generally permits it to delegate its authority, duties and responsibilities or functions to one or more members of the Compensation Committee or to Core’s officers, except where otherwise prohibited by law or applicable listing standards. The terms of the Core Natural Resources, Inc. Equity Plan, as may be amended from time to time (the “Omnibus Incentive Plan”) also permit our Compensation Committee to delegate any power and authority granted to it by the Board under the Omnibus Incentive Plan to our officers.

Our Compensation Committee periodically reviews the compensation paid to our non-employee directors and the principles upon which their compensation is determined. The Compensation Committee also periodically reports to the Board on how our non-employee director compensation practices compare with those of other similarly situated public corporations and, if the Compensation Committee deems it appropriate, recommends changes to our director compensation practices to our Board for approval.

For additional information regarding the Compensation Committee’s processes and procedures for reviewing and determining executive officer compensation, see the “Compensation Discussion and Analysis” section beginning on page 39.

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BOARD OF DIRECTORS AND COMPENSATION INFORMATION | Board of Directors and Its Committees

Nominating and Corporate Governance Committee Three Independent Director Members

•   Identifies qualified individuals for nomination, election or appointment to the Board;

•   Reviews and recommends changes to the structure and composition of Board committees;

•   Oversees and assesses Core’s corporate governance system, including the responsibilities of Board members and committees, and related policies and procedures;

•   Oversees annual evaluation of the Board and its committees;

•   Recommends each director nominee to our Board for nomination for election at the annual meetings, taking into account candidates whose names are submitted by stockholders; and

•   Periodically reviews Core’s Corporate Governance Guidelines.

Director Nomination Process. The Nominating and Corporate Governance Committee annually reviews and assesses the Board’s membership needs, with the assistance of a consultant when appropriate. When assessing Board composition or identifying suitable candidates for appointment or re-election to the Board, the Nominating and Corporate Governance Committee will consider candidates based on the needs of the Board at the time, having due regard to the benefits of having a broad range of skillsets and backgrounds. The Nominating and Corporate Governance Committee seeks to maintain a Board that is comprised of individuals who possess the following skills, experience and/or attributes:

•	general industry knowledge;

•	accounting and finance;

•	ability to make sound business decisions;

•	management;

•	leadership;

•	knowledge of international markets;

•	business strategy;

•	crisis management;
•	information technology and cybersecurity;

•	innovation;

•	environmental, social and corporate governance concerns;

•	operations, health and safety;

•	prior board experience;

•	government relations;

•	geographic and other background; and

•	risk management.

The Nominating and Corporate Governance Committee seeks to identify director candidates with leadership experience in positions with a high degree of responsibility. Director nominees are expected to be selected based upon contributions that they can make to Core.

Stockholder recommendations may be submitted and considered pursuant to the requirements satisfied as set forth in Core’s Bylaws. Director candidates recommended by stockholders will be evaluated by the Nominating and Corporate Governance Committee using the same criteria as candidates identified by the Board or the Nominating and Corporate Governance Committee for consideration. Stockholders may submit names of director candidates to Corporate Secretary, Core Natural Resources, Inc., 275 Technology Drive, Suite 101, Canonsburg, Pennsylvania 15317. See “Additional Matters” on page 82 for more information on making director nominations.

Board Make-Up. We believe in having a wide array of experiences, backgrounds, and perspectives in the make-up of our organization and value the benefits that inclusive insights can bring to our Board and to the Company. For the purposes of Board composition, we look to the factors outlined above which include, but are not limited to, professional experience, geographic origin, age, and other backgrounds. Board variety in thought, creativity and mindset promotes the inclusion of different perspectives and ideas, and ensures that the Company has the opportunity to benefit from all available talent.

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BOARD OF DIRECTORS AND COMPENSATION INFORMATION | Board of Directors and Its Committees

Core seeks to maintain a Board comprised of talented and dedicated directors with a wide mix of expertise, experience, skills and background. The skills and backgrounds collectively represented on the Board should reflect the full nature of the business environment in which Core operates. Core will periodically assess the composition of the Board in light of the needs of the Board at the time, including the extent to which the current composition of the Board reflects a mix of expertise, experience, skills and backgrounds. Core is committed to a Board composition that promotes an inclusive culture and solicits multiple perspectives and views. Additionally, we seek to create a workplace where success is determined by individual merit (e.g., talent and achievement) rather than external factors (e.g., physical appearance, social connections or background) at all levels of our workforce, including our executive management team.

Process for Board Assessment and Future Candidates. Set forth below is a summary of the process the Nominating and Corporate Governance Committee and Board intend to use in reviewing Board needs and future candidates.

Health, Safety and Environmental Committee Three Independent Director Members

•   Oversees Core’s monitoring and enforcement of its policies to protect the health and safety of employees, contractors, customers, the public and the environment;

•   Reviews Core’s strategy, including objectives and policies, relative to the protection of the safety and health of employees, contractors, customers, the public and the environment;

•   Reviews material compliance issues or pending or threatened proceedings regarding health, safety or environmental matters, and management’s response to the same;

•   Reviews any significant health, safety and environmental public policy and legislative, political and social issues and trends, including but not limited to environmental, social and governance initiatives such as Bettercoal;

•   Assists management in the formulation and oversight of policies and practices related to sustainability; and

•   Reviews Core’s policies and procedures relative to potential employee strikes and/or terrorist activity and the protection of Core’s assets against damage, destruction and/or theft.

We provide transparency into our operations through the regular publishing of corporate sustainability reports. Our Corporate Sustainability Report for 2023 has been posted to our Company website and we expect to publish our 2024 Corporate Sustainability Report in the summer of 2025.

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BOARD OF DIRECTORS AND COMPENSATION INFORMATION | Board of Directors and Its Committees

Corporate Governance Web Page and Available Documents

We maintain a corporate governance page on our website at www.corenaturalresources.com. The following documents are currently included on the corporate documents page of our website:

•	Corporate Governance Guidelines;

•	Code of Business Conduct and Ethics (which applies to all employees, officers, and directors of the Company); and

•	Charters of the Audit, Nominating and Corporate Governance, Compensation, and Health, Safety and Environmental Committees.

These documents address important principles and corporate governance processes and are reviewed annually and revised as necessary or appropriate in response to changing regulatory requirements, evolving best practices, and other considerations.

Ethics and Compliance Program

We believe strongly in, and provide annual training and awareness surrounding, our Code of Business Conduct and Ethics and the Core Ethics Compliance Hotline. It is our policy to comply with all applicable laws and adhere to the highest level of ethical conduct, including anti-bribery laws, such as the U.S. Foreign Corrupt Practices Act (the “FCPA”) and similar laws in other jurisdictions. In that regard, we have adopted a Foreign Corrupt Practices Act Policy to enhance compliance with the FCPA. The FCPA Policy provides for training and, if deemed appropriate, compliance certification for any employees, directors, or officers to whom FCPA applies. It is important that all of our business activities reflect our commitment to the highest standards of integrity and accountability.

Communication with the Board of Directors

Stockholders and other interested persons who wish to communicate with the Board, the Lead Independent Director or the Independent Directors as a group, may do so by writing to the Board, to the attention of Corporate Secretary, Core Natural Resources, Inc., 275 Technology Drive, Suite 101, Canonsburg, Pennsylvania 15317, or by sending an e-mail to directors@coreresources.com. The Corporate Secretary will provide such communications to the Board as deemed appropriate.

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BOARD OF DIRECTORS AND COMPENSATION INFORMATION | Director Compensation Table—2024

Director Compensation Table—2024

The following table sets forth the compensation elements of our non-employee directors for the 2024 fiscal year:

Name(1)	Fees Earned or Paid in Cash(2)	Stock Awards(3), (7)	All Other Compensation	Total
John T. Mills	$186,667	$150,000	$0	$336,667
Cassandra Pan(4)	$153,333	$150,000	$0	$303,333
Valli Perera(5)	$155,833	$150,000	$0	$305,333
Joseph P. Platt	$153,333	$150,000	$0	$303,333
William P. Powell(6)	$ 69,167	--	$0	$ 69,167

(1)

While Mr. Brock, our Chief Executive Officer during 2024, is a member of our Board, his name does not appear in this table and his compensation for his services in 2024 is reported in the Summary Compensation Table and other sections of this Proxy Statement. In 2024, he did not receive any additional compensation in connection with his service on our Board.

(2)

Amounts shown in this column represent the cash retainer paid to each of our non-employee directors (including additional Committee Chair, Board Chair, Lead Independent Director and Audit Committee member retainers) during 2024. During 2024, Mr. Mills served as the Chair of our Audit Committee and was a member of our Compensation Committee and Health, Safety and Environmental Committee; Mr. Platt served as the Chair of our Compensation Committee and was a member of our Nominating and Corporate Governance Committee and Health, Safety and Environmental Committee; Ms. Perera served as the Chair of our Nominating and Corporate Governance Committee and was a member of our Audit Committee, Compensation Committee (effective March 27, 2024) and Health, Safety and Environmental Committee; Ms. Pan served as the Chair of our Health, Safety and Environmental Committee and was a member of our Audit Committee (effective March 27, 2024) and Nominating and Corporate Governance Committee; and Mr. Powell served as the Chair of our Board and was a member of our Audit Committee, Compensation Committee and Health, Safety and Environmental Committee until his passing on March 21, 2024. Amounts shown in this column do not include any compensation paid in connection with the closing of the Merger, including certain cash retainer fees paid to non-employee directors in January 2025 upon the closing of the Merger.

(3)

This includes the value of the 2024 annual restricted stock unit (“RSU”) award made to each of our non-employee directors on May 7, 2024. These amounts represent the aggregate grant date fair value of stock units granted in 2024 to non-employee directors computed in accordance with Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) Topic 718. The grant date fair value is computed based upon the closing price per share of our common stock on the date of the grant. A discussion of the relevant assumptions made in the valuation of these stock awards is provided in Notes 1 and 18 to our consolidated financial statements included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2024.

(4)	Ms. Pan elected to defer receipt of her RSU award for the 2024-2025 year, covering 1,733 RSUs, until her termination of service with the Board.

(5)	Ms. Perera elected to defer receipt of her RSU award for the 2024-2025 year, covering 1,733 RSUs, until her termination of service with the Board.

(6)	Amounts shown reflect Mr. Powell’s cash retainers during the period in which he served on the Board in 2024 prior to his passing in March 2024.

(7)

The outstanding equity awards held by our non-employee directors on December 31, 2024, are set forth below. Each unvested, outstanding equity award vested in full as of the Effective Date of the Merger.

Name	No. of Shares or Units of Stock That Have not Vested
John T. Mills	1,733
Cassandra Pan	1,733
Valli Perera	1,733
Joseph P. Platt	1,733

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BOARD OF DIRECTORS AND COMPENSATION INFORMATION | Understanding Our Director Compensation Table

Understanding Our Director Compensation Table

In 2024, each non-employee director was entitled to receive an annual equity award in the form of RSUs valued at $150,000 as of the close of business on the date of the grant, which in 2024 was May 7, 2024. The RSU awards vest on the first anniversary of the grant date. In 2024, each non-employee director was also entitled to receive a cash Board Retainer, and if he or she served as Lead Independent Director, a Committee Chair, or an Audit Committee member, an additional cash retainer for his or her services as follows:

Element of Compensation	Dollar Value of Board Compensation
Lead Independent Director Retainer	$175,000	(1)
Board Retainer	$140,000
Committee Chair Retainer (other than Audit & Compensation)	$15,000
Audit Committee Chair Retainer	$30,000
Compensation Committee Chair Retainer	$20,000
Audit Committee Member Retainer	$10,000

(1)	This value includes both the annual cash retainer of $140,000 and the additional $35,000 retainer paid to the Lead Independent Director.

During 2024, the Compensation Committee of the Board reviewed with its independent compensation consultant the current director compensation program and concluded that (1) the mix of cash and equity compensation continued to be appropriate and consistent with broadly observed market practices, (2) the compensation levels were reasonable and in line with peer practices given the small size of the Board, and (3) the aggregate board compensation (reflecting the “total cost of governance”) was reasonably positioned as compared to the Company’s peer group members.

Deferred Compensation Plan for Non-Employee Directors

Our Non-Employee Director Deferred Compensation Plan authorizes our non-employee directors to make an annual election to defer all or a portion of their annual cash and/or stock compensation, effective with respect to deferrals of compensation during the calendar year. Participation in the plan is voluntary and at the election of each individual director. Amounts deferred under the plan (whether cash or equity–based) are payable in the form of deferred stock units and are generally settled within thirty days of the director’s termination of service, but in no event later than the fifth anniversary of such termination date. The plan is an unfunded and unsecured liability of Core and any benefits paid to our non-employee directors will be paid from Core’s general assets.

Stock Ownership Guidelines

Our Board has adopted stock ownership guidelines to align the interests of our non-employee directors with those of our stockholders. The guidelines in place during year ended December 31, 2024 required each of our non-employee directors to hold Core common stock with a value equal to five times their annual cash retainer based on the closing price of our common stock on a particular date, or five times the director’s annual cash retainer divided by $20.00. Each director is required to meet the guidelines on or before the fifth anniversary of becoming a Board member. Shares counted toward the guidelines include: shares owned outright by the director or his or her immediate family members residing in the same household; shares held in trust for the benefit of the director or his or her immediate family members residing in the same household; vested shares of restricted stock; vested deferred stock units, restricted stock units or performance share units that may only be settled in shares; and unvested shares of restricted stock, deferred stock units, restricted stock units or performance share units, in each case whose vesting is time-based rather than performance-based. As of December 31, 2024, all of our directors were in compliance with our stock ownership guidelines or were within the five-year transition period.

2025 Proxy Statement	29

PROPOSAL NO. 2 — RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee is directly responsible for the appointment, compensation, retention and oversight of the work of Core’s independent registered public accounting firm. The Audit Committee has appointed Ernst & Young LLP as the independent registered public accounting firm for Core for the fiscal year ending December 31, 2025. The Board now recommends that Core’s stockholders ratify this appointment.

Neither Core’s governing documents nor applicable law requires stockholder ratification of the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm. However, the Board is submitting the appointment of Ernst & Young LLP to the stockholders for ratification as a matter of good corporate practice. If the stockholders fail to ratify the appointment, the Audit Committee will reconsider whether or not to retain that firm. Even if the appointment is ratified, the Audit Committee, in its discretion, may direct the appointment of a different independent registered public accounting firm at any time during the year if it determines that such a change would be in the best interests of Core and its stockholders.

Representatives of Ernst & Young LLP are expected to be present at the Annual Meeting and will have an opportunity to address the meeting and respond to appropriate questions.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE “FOR” THE RATIFICATION OF THE APPOINTMENT OF ERNST & YOUNG LLP AS THE INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE FISCAL YEAR ENDING DECEMBER 31, 2025.

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AUDIT COMMITTEE AND AUDIT FEES

Audit Committee Report

The Audit Committee reviewed and discussed with management and Ernst & Young LLP (“E&Y”), Core’s independent registered public accounting firm, the audited financial statements of Core for the fiscal year ended December 31, 2024 (the “Audited Financial Statements”). In addition, the Audit Committee discussed with E&Y the matters required to be discussed under the auditing standards of the Public Company Accounting Oversight Board (“PCAOB”) (Auditing Standard No. 1301—Communications with Audit Committees) and the SEC relating to the conduct of the audit, including any difficulties encountered in the course of the audit work, any restrictions on the scope of the registered public accounting firm’s activities or access to requested information and any significant disagreements with management.

The Audit Committee also received the written disclosures and letter from E&Y regarding E&Y’s independence required by PCAOB Ethics and Independence Rule 3526, Communication with Audit Committees Concerning Independence, and discussed with the independent registered public accounting firm that firm’s independence from Core and its subsidiaries.

Based on the review and discussions referred to above, the Audit Committee recommended to the Board that the Audited Financial Statements be included in Core’s Annual Report on Form 10-K for the year ended December 31, 2024 for filing with the SEC.

Members of the Audit Committee:

Patrick A. Kriegshauser, Chair Valli Perera Joseph P. Platt

The foregoing Audit Committee Report does not constitute soliciting material and should not be deemed filed or incorporated by reference into any other filing of Core under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except to the extent that Core specifically incorporates the Audit Committee Report by reference therein.

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AUDIT COMMITTEE AND AUDIT FEES | Independent Registered Public Accounting Firm

Independent Registered Public Accounting Firm

The following table presents fees billed for professional audit services rendered by E&Y in connection with its audits of Core’s annual financial statements for the years ended December 31, 2024 and 2023 and fees for other services rendered by E&Y during those periods.

	2024 (E&Y Fees)	2023 (E&Y Fees)

Audit Fees	$2,200,000	$2,045,000

Audit-Related Fees	$—	$—

Tax Fees	$—	$11,200

All Other Fees	$—	$—

Total	$2,200,000	$2,056,200

As used in the table above, the following terms have the meanings set forth below.

Audit Fees

Audit fees include fees for professional services rendered by Ernst & Young LLP for the audits of our annual consolidated financial statements and internal controls over financial reporting, review procedures on the consolidated financial statements included in Core’s Quarterly Reports on Form 10-Q, as well as services related to SEC filings.

Audit-Related Fees

There were no fees incurred for audit-related services in 2024 and 2023.

Tax Fees

The fees for professional services rendered in 2023 were in connection with certain tax planning services.

All Other Fees

There were no fees incurred for other professional services in 2024 and 2023.

Audit Committee Pre-Approval of Audit and Permissible Non-Audit Services

The Audit Committee, or the Chair of the Audit Committee, must preapprove all audit and non-audit services provided to Core by its independent registered public accounting firm. The Audit Committee must consider whether such services are consistent with SEC rules on auditor independence. All of the services performed by E&Y in 2024 were pre-approved by the Audit Committee.

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PROPOSAL NO. 3 — ADVISORY APPROVAL OF EXECUTIVE COMPENSATION

Pursuant to Section 14A of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), Core is required to provide its stockholders with the opportunity to cast a non-binding advisory vote on compensation paid to our named executive officers. Accordingly, we ask our stockholders to vote, on an advisory basis, “FOR” the compensation paid to our named executive officers in 2024 as disclosed in this Proxy Statement pursuant to the compensation disclosure rules of the SEC, and to adopt the following resolution at the Annual Meeting:

“RESOLVED, that the compensation paid to Core’s named executive officers, as disclosed in this Proxy Statement, including the “Compensation Discussion and Analysis” compensation tables and narrative discussion, is hereby APPROVED on an advisory basis.”

As described in detail in the “Compensation Discussion and Analysis,” our executive compensation program is designed to attract, motivate and retain key executives who drive our success and industry leadership. We achieve these objectives through compensation that:

•	links a significant portion of total compensation to performance, which we believe will create long-term stockholder value;

•	includes long-term compensation, the majority of which is delivered in equity which encourages our NEOs to act as owners of Core;

•	is tied to overall corporate performance and financial and operational goals (annual and long-term) such that our executives are paid for performance;

•	enhances retention in a highly competitive market by subjecting a significant portion of total compensation to multi-year vesting or performance conditions;

•	discourages unnecessary and excessive risk-taking; and

•	provides a competitive total pay opportunity.

The Compensation Committee reviews the compensation programs for our executive officers to ensure they achieve the desired goal of aligning our executive compensation structure with our stockholders’ interests and current market practices. Please read the “Compensation Discussion and Analysis” beginning on page 39 and the tabular compensation disclosures and accompanying narrative discussion beginning on page 60. The Compensation Discussion and Analysis discusses our executive compensation philosophy, programs and objectives, while the tabular compensation disclosures and accompanying narrative discussion provide detailed information on the compensation of our NEOs.

We are asking our stockholders to indicate their support for the compensation paid to our NEOs in 2024 as described in this Proxy Statement (including the Compensation Discussion and Analysis, the compensation tables and other related compensation disclosures required by Regulation S-K Item 402 and contained herein). This proposal is intended to give our stockholders the opportunity to express their views on the compensation paid to our NEOs in 2024. This vote is not intended to address any specific item of compensation, but rather the overall compensation paid to our NEOs, and the philosophy, policies and practices described in this Proxy Statement.

As an advisory vote, your vote will not be binding on Core, the Board or the Compensation Committee. However, our Board and our Compensation Committee, which are responsible for designing and administering Core’s executive compensation program, value the opinions of our stockholders and to the extent there is any significant vote against the compensation paid to our NEOs in 2024, we will consider our stockholders’ concerns, if any, and the Compensation Committee will evaluate whether any actions are necessary to address those concerns.

The Company elected to hold annual advisory votes on compensation paid to our NEOs following a 2024 advisory vote by our voting stockholders on the frequency of advisory votes on compensation. We are required to hold the next stockholder advisory vote on the frequency of advisory votes on compensation at the Annual Meeting of stockholders in 2030.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE, ON AN ADVISORY BASIS, “FOR” THE COMPENSATION PAID TO OUR NAMED EXECUTIVE OFFICERS IN 2024, AS DISCLOSED IN THIS PROXY STATEMENT, PURSUANT TO THE COMPENSATION DISCLOSURE RULES OF THE SEC.

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EXECUTIVE OFFICERS

Prior to the Merger, our executive officers consisted of Messrs. Brock, Rothka, Salvatori and Thakkar. Following the consummation of the Merger and effective January 14, 2025, the individuals listed in the table below were appointed as executive officers of the Company. Each officer is appointed by the Board and holds office for the term set forth in the officer’s written employment agreement or until the officer’s successor has been elected and qualified, or until such officer’s earlier death, resignation or removal.

Name	Age	Executive Since	Position
Robert J. Braithwaite, Jr.	42	2025	Senior Vice President, Marketing & Sales
James A. Brock	68	2017	Executive Chair
Rosemary L. Klein	58	2025	Senior Vice President, Chief Legal Officer & Corporate Secretary
Paul A. Lang	64	2025	Chief Executive Officer
Kurt R. Salvatori	55	2017	Senior Vice President, Chief Administrative Officer
George J. Schuller, Jr.	61	2025	Senior Vice President, Chief Operating Officer
Deck S. Slone	61	2025	Senior Vice President, Strategy & Public Policy
Mitesh B. Thakkar	46	2020	President and Chief Financial Officer

Robert J. Braithwaite, Jr.

Mr. Braithwaite has served as our Senior Vice President, Marketing & Sales since the Effective Date and is responsible for the overall marketing and logistics strategy, objectives, and plans for Core’s coal products. With 20 years of industry experience, Mr. Braithwaite joined CONSOL in 2005 and held various senior roles in sales and marketing throughout his career. He has a proven record in building strong relationships with customers and generating new business opportunities.

Mr. Braithwaite has served on numerous boards, including the American Coal Council, The Coal Institute, and the National Coal Transportation Association. He received a Bachelor of Science degree in Business Administration with a concentration in Finance from Robert Morris University.

James A. Brock

Mr. Brock has served as our Executive Chair since the Effective Date upon consummation of the Merger. Prior to the Effective Date, Mr. Brock was CONSOL’s Chief Executive Officer and a member of the Board, serving in such capacity since 2017.

With a career in coal spanning nearly five decades, Mr. Brock’s extensive industry knowledge and operational expertise provide Core with invaluable leadership and insight. Mr. Brock began his mining career in 1979 as a summer student at CONSOL’s Matthews Mine and since then has served at various locations in many positions including Section Foreman, Longwall Coordinator, Mine Foreman, Superintendent, Chief Operating Officer (Coal) of CNX Resources, and as CEO and Chairman of CONSOL Coal Resources LP immediately prior to assuming the role of CONSOL’s Chief Executive Officer in 2017.

Mr. Brock also currently serves as the Chairman of the Pennsylvania Coal Alliance board of directors, as a member of the boards of directors of the National Coal Council and the American Coalition for Clean Coal Electricity and as an executive committee member of the board of directors of the National Mining Association. Mr. Brock previously served on the board of directors of the West Virginia Coal Association and was inducted into the WVU Hall of Fame in 2016. He is a graduate of Eastern Kentucky University.

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EXECUTIVE OFFICERS

Rosemary L. Klein

Ms. Klein has served as our Senior Vice President, Chief Legal Officer & Corporate Secretary since the Effective Date upon consummation of the Merger. Prior to such role, Ms. Klein served as Arch’s Senior Vice President - Law, General Counsel and Secretary from October 2020 until the Effective Date. Prior to that, she served as special counsel in Arch’s legal department from 2015 to 2020.

An experienced attorney and executive with a background in leading legal and corporate governance functions, as well as other areas including environmental, health and safety, public relations/communications and governmental affairs, Ms. Klein served as Senior Vice President, General Counsel and Corporate Secretary at Solutia Inc. (a chemical manufacturer) and Spartech Corporation (a producer of extruded thermoplastic sheet and roll stock, polymetric compounds and plastic products) prior to joining Arch.

Ms. Klein served on the Forsyth School Board of Directors, Executive and Finance Committee and the Circus Flora Board of Directors and Finance Committee. She earned a Juris Doctor from Washington University, and a Bachelor of Science degree in Accounting from the University of Illinois and is a certified public accountant.

Paul A. Lang

Mr. Lang has served as our Chief Executive Officer and a member of our Board since the Effective Date upon consummation of the Merger. Prior to the Merger, Mr. Lang was a member of the board of directors of Arch and he served as the Chief Executive Officer of Arch from April 2020 to the Effective Date.

A forty-one-year industry veteran with extensive understanding of the mining industry, Mr. Lang joined Arch in 1984 and held various senior leadership roles, including President and Chief Operating Officer, Executive Vice President and Chief Operating Officer, and a variety of engineering and operating positions.

Mr. Lang is a member of the executive committee and the chairman of the National Mining Association and Board of Trustees at the Missouri University of Science and Technology (a public university). He also has experience serving on the boards of directors of private companies, including Knight Hawk Holdings, LLC (a coal mining company). Mr. Lang received a Bachelor of Science in Mining Engineering from Missouri University of Science and Technology as well as an honorary professional degree in Mining Engineering. He is a graduate of the Advanced Management Program at Harvard Business School and a registered licensed professional engineer in six states.

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EXECUTIVE OFFICERS

Kurt R. Salvatori

Mr. Salvatori has served as our Chief Administrative Officer since July 2017. In connection with the Merger, Mr. Salvatori’s title was changed to “Senior Vice President, Chief Administrative Officer.” In his role, Mr. Salvatori is responsible for the Company’s human resources talent management strategy and functions, which include diversity and inclusion, talent acquisition, leadership and organizational development, compensation, benefits, and employee communications. Since joining the Company in 1992, Mr. Salvatori has held various senior positions. He has led teams in Human Resources, Benefits, Retirement & Investment, Information Technology, Cybersecurity, Government Affairs, Public Relations & Communications and Terminal Operations.

Mr. Salvatori serves on a variety of corporate and nonprofit boards of directors, including the Monongahela Health System, the Washington County Community Foundation, the CONSOL Energy Political Action Committee (PAC) and the CONSOL Cares Foundation. He received a Bachelor of Science degree in Finance from Penn State University.

George J. Schuller Jr.

Mr. Schuller has served as our Senior Vice President, Chief Operating Officer since the Effective Date upon consummation of the Merger. Prior to this, Mr. Schuller served as Arch’s Senior Vice President and Chief Operating Officer from March 2024 to the Effective Date.

Mr. Schuller’s experience in the global mining industry spans more than 30 years. Before joining Arch in 2024, Mr. Schuller served as Chief Operations Officer of Compass Minerals, Inc., a publicly-held global provider of essential minerals for consumer, industrial and agricultural uses from 2019 to March 2024. Prior to joining Compass Minerals, Mr. Schuller held a range of high-ranking operational roles at Peabody Energy, Inc. (a coal producer), including President, Australia; Chief Operating Officer, Australia; Group Executive Operations, Australia; and Group Executive, Powder River Basin and the Southwest.

Mr. Schuller served as chair of Coal21, an Australia-wide body on advanced clean coal use and has served on the boards of the Minerals Council of Australia, the Queensland Resource Council, the Australian Coal Association, and the Australian Coal Association Low-Emission Technology initiative. In addition, Mr. Schuller has served as president of the National Mine Rescue Association and as vice president of the Holmes Safety Association. He earned a bachelor’s degree in mining engineering from West Virginia University, a Master of Business Administration degree from the University of Charleston and holds an honorary doctorate degree in engineering from West Virginia University.

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EXECUTIVE OFFICERS

Deck S. Slone

Mr. Slone has served as our Senior Vice President, Strategy & Public Policy since the Effective Date upon consummation of the Merger. In this capacity, Mr. Slone is responsible for strategy formation and global market analysis, business development, sustainability, federal and state government affairs, and investor relations.

Mr. Slone started his career at Ashland Inc. (a global additive and specialty ingredients company) and joined Arch Resources in 1997, serving as a member of the senior officer team since 2005 in various roles including: Senior Vice President-Strategy and Public Policy (from June 2012 to the Effective Date); Vice President-Government, Investor and Public Affairs (from 2008 to June 2012); and Vice President-Investor Relations and Public Affairs (from 2001 to 2008).

Mr. Slone is a past chair of the National Mining Association’s Energy Policy Task Force and National Coal Council and a past co-chair of the Carbon Utilization Research Council. He has served on the steering committee of the Consortium for Clean Coal Utilization and on the advisory committee of the McDonnell International Scholars Academy, both at Washington University in St. Louis. He is a former member of the executive committee of the World Coal Association and a past co-chair of both the policy and communications committees at the American Coalition for Clean Coal Electricity. He received a Bachelor of Arts degree from Vanderbilt University and a Master of Business Administration degree from Washington University.

Mitesh B. Thakkar

Mr. Thakkar has served as our President since January 19, 2023 and as our Chief Financial Officer since June 2020. In this role, Mr. Thakkar is responsible for the overall financial management of the Company, including accounting, balance sheet management, financial planning and analysis, corporate treasury and tax. Mr. Thakkar also oversees sales and marketing, rail logistics and port assets of the Company.

Mr. Thakkar has held senior leadership roles for the Company throughout his tenure, including Chief Financial Officer, a position he assumed in 2020. Previously, he served as director of finance and investor relations for both CONSOL and CONSOL Coal Resources LP.

Prior to joining the Company in 2015, he held various roles in the equity research department of FBR Capital Markets (now part of B. Riley FBR, Inc.) and Reliance Engineering Associates Pvt. Ltd. where he managed project planning and controls for various petrochemical and telecom-related projects.

Mr. Thakkar received a Bachelor of Engineering (Mechanical) degree from the Maharaja Sayajirao University of Baroda and a Master of Business Administration degree from Texas A&M University.

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EXECUTIVE COMPENSATION INFORMATION

Compensation Discussion and Analysis

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EXECUTIVE COMPENSATION INFORMATION | Compensation Discussion and Analysis

Compensation Discussion and Analysis

As one of the major producers of high-Btu bituminous thermal and crossover metallurgical coal in the United States and a producer of low-vol metallurgical coal at the Itmann mine and preparation plant, we operate with a pay-for-performance philosophy in a challenging, highly competitive and rapidly evolving environment. This Compensation Discussion and Analysis (“CD&A”) discusses the compensation decisions made for the fiscal year 2024 with respect to our named executive officers (“NEOs”) listed below, which are the 2024 executive officers of legacy CONSOL. The 2024 fiscal year decisions were made by the Compensation Committee in effect prior to the Merger and were reflective of annual compensation practices of CONSOL.

Our Named Executive Officers in 2024 (NEOs)

Name	Title

James A. Brock	Chief Executive Officer

Mitesh B. Thakkar	President and Chief Financial Officer

Kurt R. Salvatori	Chief Administrative Officer

John M. Rothka	Chief Accounting Officer and Controller

Martha A. Wiegand	Former General Counsel and Secretary

We did not have any executive officers in 2024 other than the NEOs listed above. Ms. Wiegand’s employment with the Company terminated effective August 7, 2024.

As of the Effective Date of the Merger, the executive team was reconstituted as follows:

Name	Title

James A. Brock	Executive Chair

Paul A. Lang	Chief Executive Officer

Mitesh B. Thakkar	President and Chief Financial Officer

Rosemary L. Klein	Senior Vice President, Chief Legal Officer & Corporate Secretary

Kurt R. Salvatori	Senior Vice President, Chief Administrative Officer

George J. Schuller Jr.	Senior Vice President, Chief Operating Officer

Deck S. Slone	Senior Vice President, Strategy & Public Policy

Robert J. Braithwaite, Jr.	Senior Vice President, Marketing & Sales

For additional information regarding compensation-related aspects of the Merger, please see the section titled “Merger-Related Actions” on page 56 below and Amendment No. 1 to Registration Statement on Form S-4 filed by legacy CONSOL on November 18, 2024.

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EXECUTIVE COMPENSATION INFORMATION | Compensation Discussion and Analysis

Executive Summary

Compensation Philosophy and Overview

•

Design competitive pay programs to reward executives based on the Company’s achievement of pre-established financial and operational goals, mitigate material risks, and align executives’ interests with stockholders’ interests via equity-based and cash-based long-term incentive awards;

•	Establish pay levels commensurate with performance and the need to retain high-quality talent, as well as to preserve internal equity among new NEOs; and

•

Consider many factors, including retention of our top talent, the advice of our Compensation Committee’s independent compensation consultant, internal pay equity among executives, input from stockholders, and the alignment of total pay opportunity and pay outcomes with performance and external competitive market data relating to our peer group and general industry.

Select 2024 Financial and Business Highlights

•	Strong 2024 financial and operating results: GAAP net income of $286 million and adjusted EBITDA* of $655 million;

•	Generated net cash provided by operating activities of $476 million and free cash flow* of $301 million in 2024; and

•	Repurchased $71 million of common stock and paid $16 million in dividends and dividend equivalents.

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EXECUTIVE COMPENSATION INFORMATION | Compensation Discussion and Analysis

Summary of Key Compensation Considerations and Decisions in 2024

During 2024, the Compensation Committee engaged in important decisions and considerations with respect to executive compensation. It reviewed the current compensation philosophy in light of general compensation best practices and the industry in which the Company operates. The Compensation Committee also took into account positive stockholder feedback evidenced by the approximately 94.8% approval with respect to our 2024 say-on-pay vote.

This section highlights key aspects of our 2024 compensation considerations and decisions made by the Compensation Committee based on these factors and after consultation with its independent compensation consultant:

•	The Compensation Committee continued using a mix of performance-based and time-based restricted stock units in the long-term incentive compensation program.

•

The Compensation Committee incorporated performance measures specific to CONSOL Innovations revenue growth and capital expenditure management in the 2024 LTIC in order to incent the development of new uses and products for our coal in carbon material intensive industries and ensure the efficient deployment of our capital expenditures program.

•	The Compensation Committee increased base salaries for certain of our NEOs with a view toward internal pay equity and NEO retention.

Pay-for-Performance Emphasis

Our executive compensation program is focused on pay-for-performance. As a result, we link a significant portion of each NEO’s total compensation to the achievement of specified performance goals that we believe indicate both short- and long-term financial performance. The charts below illustrate how the majority of compensation that may be earned by our NEOs is tied to achievement of performance goals and/or fluctuates with the underlying value of our common stock (restricted stock units).

CEO 15.4% Base; 23.0% STIC; 61.6% LTIC	Other NEOs (in the aggregate) 26.8% Base; 25.0% STIC; 48.2% LTIC

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EXECUTIVE COMPENSATION INFORMATION | Compensation Discussion and Analysis

Executive Compensation Philosophy

Our commitment to strong corporate governance practices extends to the compensation plans, principles, programs and policies established by our Compensation Committee and our Board. Our compensation philosophy is designed to attract and retain key talent necessary for us to compete, promote a pay-for-performance culture, incentivize our NEOs to achieve desired financial and operating results, and create a balanced compensation program that aligns risk-taking with the sustainability and both short-term and long-term financial health of our Company.

Our philosophy is founded on the following guiding principles:

•	Compensation targets and the mix of pay based on market practices

•	Actual compensation should align with results against performance objectives

•	Compensation should enable us to attract and retain top talent and reflect the value of the job in the marketplace

•	Incentives should promote pay-for-performance by resulting in above-median pay when performance exceeds Company and peer expectations and below-median pay when performance lags behind these indicators

•	Compensation should be aligned with the long-term interests of our stockholders

•	Compensation practices and policies should not encourage unreasonable risk-taking

•	Compensation programs should align with our corporate values

Our compensation philosophy also reflects our commitment to enhancing management retention and leadership stability in a highly competitive market by subjecting a significant portion of total compensation to multi-year vesting or performance conditions, described on pages 52-56, relating to our long-term compensation programs, and designing a specific retention structure for our CEO through amendments to his employment agreement.

Executive Compensation Practices

Our compensation programs, practices, and policies are reviewed and re-evaluated regularly and are subject to change from time to time in line with market best practices. Listed below are some of our more significant practices and policies that were in effect during fiscal year 2024, which are designed to drive performance and to align our executives’ interests with those of our stockholders.

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EXECUTIVE COMPENSATION INFORMATION | Compensation Discussion and Analysis

What We Do and What We Don’t Do.

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EXECUTIVE COMPENSATION INFORMATION | Compensation Discussion and Analysis

2024 Compensation Policies.

As noted above, we maintain the following compensation policies to provide accountability to our Company and our stockholders.

Compensation Process: Roles and Responsibilities

Our Compensation Committee has a number of processes and collects information from a variety of sources to assist it in ensuring our executive compensation programs are in line with our compensation philosophy and achieve our objectives. As described in greater detail below, the Compensation Committee, our management team, and an independent compensation consultant are all engaged in these processes.

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EXECUTIVE COMPENSATION INFORMATION | Compensation Discussion and Analysis

Our Management Team

Our Compensation Committee may request that the CEO be present at committee meetings where compensation and corporate performance are discussed and evaluated. The CEO is encouraged to provide insight, suggestions or recommendations regarding executive compensation when present during these meetings or at other times. However, the Compensation Committee and the Board make all final decisions regarding executive compensation.

Compensation Consultant

Our Compensation Committee retained Mercer as an independent compensation consultant directly, although in carrying out its assignments Mercer also interacts with management when necessary and appropriate.

Specifically, the Chief Administrative Officer, responsible for Human Resources matters, including executive compensation, interacts with the consultant to provide compensation data, best practices data, and executive compensation trends. In addition, Mercer may, in its discretion, seek input and feedback from executives regarding its consulting work product prior to the presentation to the Compensation Committee to ensure alignment with the Company’s business strategy, to determine if additional data may need to be gathered, or to identify other issues, if any, prior to the presentation to the Compensation Committee.

Annually, the Compensation Committee reviews with management the independence of any compensation consultant it retains. In January 2024, the Compensation Committee conducted an independence review of Mercer by analyzing the factors mandated by the listing standards of the New York Stock Exchange and concluded that there were no conflicts of interest arising from Mercer’s work. In 2024, the Company paid Mercer $100,681 in connection with its work providing executive compensation consulting to the Compensation Committee.

Besides Mercer’s involvement with the Compensation Committee, Mercer and its affiliates also provide other nonexecutive compensation services to us. Neither the Board nor the Compensation Committee reviewed or approved these other services, as these other services were approved by management in the ordinary course of business. The total amount paid for these other services provided in 2024 was $5,136,149, consisting of $1,898,670 paid to Mercer for health and wealth consulting services and $3,237,479 paid to Mercer’s sister company, Marsh, for property/casualty insurance consulting and brokerage services. The Compensation Committee determined that these other services provided did not raise any conflicts of interest.

Peer Group Data

The Compensation Committee selected the following 13 publicly-traded companies (the “Peer Group”) based on the recommendation of Mercer, which includes companies in the coal and energy industry similar in revenue size to the Company and with industry and business characteristics comparable to the Company in terms of revenue and market cap and with whom we compete for talent. The Compensation Committee does not target a particular percentile within the Peer Group in setting an NEO’s compensation but uses the Peer Group compensation data as one of several reference points in determining the form and amount of compensation. The Compensation Committee also uses general industry competitive market data to evaluate our NEO total compensation packages.

Alliance Resources Partners, L.P. Arch Resources, Inc. Alpha Metallurgical Resources, Inc. Cleveland-Cliffs Inc. Compass Minerals International, Inc. Hallador Energy Company	Louisiana-Pacific Corporation NACCO Industries, Inc. Natural Resources Partners L.P. Peabody Energy Corporation Ramaco Resources, Inc. SunCoke Energy, Inc. Warrior Met Coal, Inc.

Compensation Committee

As noted above, in making its determinations with respect to executive compensation, the Compensation Committee is supported by the Company’s management team (including the CEO, Chief Administrative Officer, and General Counsel) and Mercer, the committee’s independent compensation consultant. The Compensation Committee also periodically reviews matters such as succession planning and business environment when making compensation decisions.

Decision Making Process

While the Compensation Committee meets with the CEO to discuss his own compensation package, ultimately, decisions regarding the CEO’s compensation are recommended by the Compensation Committee and approved by the Board in executive session without the CEO or any other executive officer present, solely based upon the Compensation Committee’s deliberations. Decisions regarding other NEOs who report directly to the CEO are also made by the Compensation Committee (or by the Board, in the case of equity grants, absent a delegation to the Compensation Committee or CEO) after considering recommendations from the CEO, the Chief Administrative Officer and Mercer.

Establishment of Performance Measures

At the beginning of each year, our Compensation Committee establishes the Company-wide and any other performance measures on which our NEOs’ short- and long-term incentive compensation is largely based. These measures are intended to reflect targets that encourage performance and align executive and stockholder interests.

Assessment of Company Performance

At the end of the performance period, the Compensation Committee reviews and certifies achievement of previously determined performance measures and considers whether any adjustments to the performance criteria and/or calculations are appropriate.

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EXECUTIVE COMPENSATION INFORMATION | Compensation Discussion and Analysis

2024 Elements of Total Compensation

In 2024, our NEOs were compensated through the following key elements of compensation.

Compensation Element	Description	Purpose

Base Salary	Fixed compensation that is reviewed annually and is based on performance, experience, responsibilities, skillset, and market value	Provide a base level of compensation that corresponds to position and responsibilities Attract, retain, reward and motivate qualified and experienced executives

2024 Short-Term Incentive Compensation (“STIC”)

At-risk compensation earned based on the achievement of identified financial and operational performance goals

80% of each NEO’s award is tied to Company-wide performance and the remaining 20% is tied to individualized goals

Incentivize executives to achieve annual goals that ultimately contribute to long-term Company growth and stockholder returns

2024 Long-Term Incentive Compensation (“LTIC”)

At-risk compensation in the form of restricted stock units whose value fluctuates according to stockholder value

50% of the award vests based on continued service, with settlement in shares of Company stock

50% of the award vests based on achievement of pre-established performance goals, with settlement in 50% cash and 50% shares of Company stock

Incentivize executives to achieve goals that drive Company performance over the long-term

Align executive and stockholder interests

Reward continuous service with the Company to encourage executive retention

Severance and Change in Control Protections	Cash severance, including post-termination benefits	Provide market-competitive, post-employment compensation Allow executives to focus on generating stockholder value if faced with a significant strategic event

Other Benefits	Broad-based benefit plans provided to our employees (e.g., medical insurance), a qualified 401(k) retirement plan, and other personal benefits where appropriate	Provide a total compensation package that is market-competitive and provides retirement income security

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EXECUTIVE COMPENSATION INFORMATION | Compensation Discussion and Analysis

Detailed Review of 2024 Compensation Components

The following discussion outlines the targeted 2024 executive compensation program and what we paid our NEOs in 2024.

Base Salaries.

In January 2024, Mercer presented to the Compensation Committee its review of the compensation of our NEOs. Based on this review, the Compensation Committee determined to increase the base salaries for Mr. Thakkar, Mr. Salvatori, Ms. Wiegand and Mr. Rothka, as described below, to align their base salaries with appropriate comparable levels of peer companies or comparable positions with other similar companies and also to adjust for internal pay equity considerations.

Name	2023 Base Salary	2024 Base Salary

Mr. Brock	$1,000,000	$1,000,000

Mr. Thakkar	$600,000	$650,000

Mr. Salvatori	$405,350	$455,000

Mr. Rothka	$253,000	$275,000

Ms. Wiegand	$472,500	$510,000

2024 Short-Term Incentive Compensation (STIC).

The STIC is an annual incentive bonus program designed to align our executive officers’ goals with our performance targets for the current year and to encourage meaningful contributions to our future financial performance. Under the STIC, target bonus amounts, expressed as a percentage of base salary, are established for participants at the beginning of each year. Funding of the STIC bonus amounts is determined based on attainment of predetermined financial performance measures (weighted at 80%) along with an assessment of each participant’s individual performance (weighted at 20%).

For 2024, to emphasize retention of our key executives as well as other employees, the Compensation Committee once again approved interim quarterly goals and payouts for each of the first, second, and third quarters for the financial performance measures but not for individual performance. At the end of each of the first and third quarters, the Compensation Committee approved achievement against the quarterly financial performance measurement goals. Following the end of the fiscal year, the Compensation Committee reviewed and certified achievement against annual financial performance goals and determined individual performance results. After determining the annual payout amount based on both financial and individual performance, the Compensation Committee approved the payment of any additional amounts owed under the STIC in excess of amounts already received in previous quarters.

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EXECUTIVE COMPENSATION INFORMATION | Compensation Discussion and Analysis

Bonus Targets.

Bonus targets are established based on job responsibilities and comparable market data. For the 2024 STIC award with a performance period beginning January 1, 2024 and ending December 31, 2024, our Compensation Committee established the following bonus targets:

Name	2024 Target Bonus Opportunity

Mr. Brock	150% of base salary

Mr. Thakkar	125% of base salary

Mr. Salvatori	90% of base salary

Mr. Rothka	40% of base salary

Ms. Wiegand	85% of base salary

Company-Wide Performance Measures.

The Company-wide portion of the 2024 STIC awards were based 20% on PAMC Production, 30% on PAMC Average Cash Cost of Coal Sold per Ton*, 10% on Itmann Mine Operating EBITDA – Cap Ex*, 10% on Baltimore Terminal Operating EBITDA*, and 10% on Overall Environmental Compliance. The Compensation Committee believes achievement of these performance measures will drive our business and, in turn, lead to increased stockholder value.

Performance Measure	What it Measures	What it Does
PAMC Production (weighted at 20%)	Total coal production from the Pennsylvania Mining Complex	✓ Focuses executives on maximizing the productive capability of the Pennsylvania Mining Complex
PAMC Average Cash Cost of Coal Sold per Ton* (weighted at 30%)

Cost of coal sold, less depreciation, depletion and amortization costs related to the Pennsylvania Mining Operation assets; divided by the total tons of coal sold from the Pennsylvania Mining Operation assets. These costs exclude any indirect costs and other costs not directly attributable to the production of coal.

✓ Focuses executives on the effective management of our controllable costs
Itmann Mine Operating EBITDA – Cap Ex* (weighted at 10%)	Adjusted EBITDA*, plus general and administrative costs and other costs not directly attributable to operations, less capital expenditures	✓ Rewards executives for the continued development of a pure-play metallurgical asset

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EXECUTIVE COMPENSATION INFORMATION | Compensation Discussion and Analysis

Performance Measure	What it Measures	What it Does
Baltimore Terminal Operating EBITDA* (weighted at 10%)	Adjusted EBITDA*, plus general and administrative costs and other costs not directly attributable to operations	✓ Rewards executives for the continued maximization of the throughput of the Company’s shipping terminal in order to continue to grow the Company’s export sales portfolio
Overall Environmental Compliance (weighted at 10%)

Reflects the Company’s overall environmental performance as defined by rate of compliance with National Pollutant Discharge Elimination System (NPDES) permit limits modified by the number of Notice of Violations (NOVs) incurred.

✓ Promote and protect our Social License to Operate

The Compensation Committee reviewed and certified achievement of these annual Company-wide performance measures based on threshold, target and maximum payouts, as follows:

Performance Measure	Annual Threshold (50%)	Annual Target (100%)	Annual Maximum (200%)	Annual Actual Performance

PAMC Production	25.0M tons	26.0M tons	26.5M tons	25.7M tons

PAMC Average Cash Cost of Coal Sold per Ton*	$39.08	$37.08	$35.08	$37.89

Itmann Mine Operating EBITDA–Cap Ex*	>$0.0M	$10.0M	$20.0M	($42.7M)

Baltimore Terminal Operating EBITDA*	$60.0M	$67.8M	$75.0M	$62.9M

For Overall Environmental Compliance, the matrix below was used to determine payouts. A NPDES Permit Limit Compliance of 99.964% and NOVs of 20 resulted in an actual performance of 100% for this performance measure.

	NPDES Permit Limit Compliance 99.85% - 99.875%	NPDES Permit Limit Compliance 99.876% - 99.925%	NPDES Permit Limit Compliance >=99.926%

NOVs >= 15	0%	50%	100%

NOVs 11 – 14	50%	100%	150%

NOVs <= 10	75%	150%	200%

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EXECUTIVE COMPENSATION INFORMATION | Compensation Discussion and Analysis

In January 2025, the Compensation Committee evaluated the Company’s actual performance against the 2024 STIC pre-established annual performance goals which resulted in a formulaic payout percentage of 57.86% with respect to these annual Company-wide performance goals. The Compensation Committee approved an adjustment of the PAMC Production and PAMC Average Cash Cost of Coal Sold per Ton* measures to 100% and the Baltimore Terminal Operating EBITDA* measure to 200%. This adjustment was made as a result of the material loss of production in the 2nd quarter in connection with the Francis Scott Key Bridge collapse, an unusual and nonrecurring event, the resulting efforts to redirect sales through other terminals, and the work by the operations team, including our NEOs, to make up for lost production during the remainder of the year. This adjustment resulted in a payout at 100% for all NEOs employed at fiscal year-end.

For interim quarterly payments that were made in each of the first and third quarters and could have been made in the second quarter, the sub-goals were as follows:

Performance Measure	1st Qtr. Threshold (50%)	1st Qtr. Target (100%)	1st Qtr. Maximum (200%)	1st Qtr. Actual Performance

PAMC Production	5.8M tons	6.0M tons	6.1M tons	6.5M tons

PAMC Average Cash Cost of Coal Sold per Ton*	$39.54	$37.54	$35.54	$40.29

Itmann Mine Operating EBITDA–Cap Ex*	$0.0M	$2.5M	$5.0M	($6.2M)

Baltimore Terminal Operating EBITDA*	$14.0M	$15.9M	$17.6M	$17.9M

Overall Environmental Compliance	Based on a combination of Notice of Violations incurred and compliance with NPDES permit limits

Performance Measure	2nd Qtr. Threshold (50%)	2nd Qtr. Target (100%)	2nd Qtr. Maximum (200%)	2nd Qtr. Actual Performance

PAMC Production	6.9M tons	7.1M tons	7.3M tons	5.6M tons

PAMC Average Cash Cost of Coal Sold per Ton*	$35.77	$33.77	$31.77	$39.82

Itmann Mine Operating EBITDA–Cap Ex*	$0.0M	$2.5M	$5.0M	($12.5M)

Baltimore Terminal Operating EBITDA*	$16.7M	$18.9M	$20.9M	$6.1M

Overall Environmental Compliance	Based on a combination of Notice of Violations incurred and compliance with NPDES permit limits

Performance Measure	3rd Qtr. Threshold (50%)	3rd Qtr. Target (100%)	3rd Qtr. Maximum (200%)	3rd Qtr. Actual Performance

PAMC Production	6.1M tons	6.4M tons	6.5M tons	7.1M tons

PAMC Average Cash Cost of Coal Sold per Ton*	$41.26	$39.26	$37.26	$35.85

Itmann Mine Operating EBITDA–Cap Ex*	$0.0M	$2.5M	$5.0M	($15.1M)

Baltimore Terminal Operating EBITDA*	$13.8M	$15.6M	$17.3M	$17.6M

Overall Environmental Compliance	Based on a combination of Notice of Violations incurred and compliance with NPDES permit limits

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EXECUTIVE COMPENSATION INFORMATION | Compensation Discussion and Analysis

Individual Performance Measure.

STIC awards were also subject to modification influenced by each NEO’s contribution based on his or her individual performance (weighted at 20%) as determined by our CEO (or for our CEO, the Compensation Committee) and approved by our Compensation Committee. When determining the individual performance component of the 2024 STIC, the Compensation Committee noted several accomplishments of the executive team during a demanding year, including the following: (i) successful signing of the Merger Agreement and significant work in connection with the closing of the Merger in early 2025, (ii) preparation for the set-up of a new combined company following the Merger, with a product offering of high calorific value thermal coal and significant metallurgical coal holdings, (iii) managing the aftermath of the collapse of the Francis Scott Key Bridge and associated recoupment of lost production, (iv) full deployment of the “Not So Fast” communication campaign to impactfully convey the Company’s strategy and highlight the continued vital role coal plays in providing energy security and quality of life to the world’s population, (v) repurchased $71 million of common stock and paid $16 million in dividends and dividend equivalents, and (vi) establishment of Water Trust as a funding mechanism to help manage our legacy water liabilities and reduce our reliance on surety bonds and outside financial collateral requirements.

2024 STIC Payouts.

After determining the Company-wide performance measure achievement level and applying the individual performance percentage to each NEO, the Compensation Committee approved the following total STIC payments to our NEOs for the 2024 fiscal year:

Name	2024 STIC Target Aggregate Payout Opportunity	2024 STIC Aggregate Award Payout
Mr. Brock	$1,500,000	$1,800,000
Mr. Thakkar	$ 812,500	$ 975,000
Mr. Salvatori	$ 409,500	$ 491,400
Mr. Rothka	$ 110,000	$ 238,700

*As described above, the NEOs received the 2024 STIC payments quarterly in each of the first and third quarters. The sum of the interim quarterly payments was as follows for the first and third quarters of fiscal year 2024: $750,000 for Mr. Brock, $406,251 for Mr. Thakkar, $75,863 for Ms. Wiegand, $204,751 for Mr. Salvatori, and $55,000 for Mr. Rothka. The remainder of the aggregate award payout was attributable to the second and fourth quarter, which included the remaining Company performance component as well as the 20% individual performance component attributable to the entire year. Ms. Wiegand did not receive a 2024 STIC payment in 2025; however, the benefits she received in connection with her termination of employment are described under “Potential Payments Upon Termination or Change in Control Tables” below.

2024 Brock Performance Bonus.

In 2024, the Compensation Committee provided Mr. Brock with the opportunity to earn an additional bonus provided he remained continuously employed through December 31, 2024 and the Company met certain pre-established PAMC Average Cash Cost of Coal Sold per Ton* targets. The Compensation Committee set a target bonus of $1,000,000 subject to the specific performance goals set forth below:

Performance Measure	Threshold (50%)	Target (100%)	Annual Maximum (200%)	Actual Performance

PAMC Average Cash Cost of Coal Sold per Ton*	$39.08	$37.08	$35.08	$37.89

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EXECUTIVE COMPENSATION INFORMATION | Compensation Discussion and Analysis

As a result of the Company’s performance, Mr. Brock earned 79.75% of the target bonus; however, the Compensation Committee approved an adjustment to 100%. As with the STIC, this adjustment was made as a result of the material loss of production in connection with the Francis Scott Key Bridge collapse, an unusual and nonrecurring event, the resulting efforts to redirect sales through other terminals, and the work by the operations team, including our Mr. Brock, to make up for lost production during the remainder of the year.

Long-Term Incentive Compensation Program (LTIC).

Our LTIC aligns our NEOs’ interests with those of our stockholders by providing the opportunity to earn incentive compensation based on our Company’s long-term success. The Compensation Committee continues to believe that a mix between time-based awards and performance-based awards provides an appropriate balance between incentivizing our executives to continue their employment, which provides greater stability, and ensuring they are focused on long-term financial performance, which directly generates stockholder value.

Moreover, the Compensation Committee favors restricted stock units because the value of these awards is linked to our stock price, providing a significant degree of alignment between our executives’ and stockholders’ interests.

2024 LTIC Award Design.

The 2024 LTIC included two types of grants to our NEOs: stock-settled, time-based restricted stock units (RSUs) and performance-based restricted stock units (PSUs), granted as follows:

The table below shows the amount of time-based RSUs and PSUs our Compensation Committee awarded our NEOs in 2024.

Name	Time-Based RSUs	PSUs

Mr. Brock	23,065	23,065

Mr. Thakkar	9,370	9,370

Mr. Salvatori	4,329	4,329

Mr. Rothka	1,030	1,031

Ms. Wiegand	4,855	4,855

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EXECUTIVE COMPENSATION INFORMATION | Compensation Discussion and Analysis

Time-Based RSUs.

The time-based RSUs granted in 2024 generally vest in three, equal installments on February 6 in each of 2025, 2026, and 2027, subject to an executive’s continuous employment through the applicable vesting date. The Compensation Committee believes these time-based RSUs provide an important role in promoting retention of our executive officers. The treatment of Ms. Wiegand’s RSUs in connection with her termination of employment is described under “Potential Payments Upon Termination or Change in Control Tables” below.

PSUs.

The PSUs vest ratably over a three-year period, subject to the executive’s continuous employment through the applicable vesting date and the Company’s achievement of pre-established performance goals. One-half of the total PSUs settle in stock and the remaining 50% settles in cash.

For purposes of the 2024 LTIC, the Compensation Committee, with input from Company management and the independent compensation consultant, reviewed the design and performance measures used for the LTIC program. After review, the Compensation Committee decided to retain the use of ICP Free Cash Flow per Share* and Scope 1 & 2 Greenhouse Gas (GHG) Reduction (tons emitted), with new weightings of 50% and 20% respectively. The Compensation Committee determined to replace a revenue generation performance measure that related to revenue generated outside of sales to coal-fired power plants with performance measures specific to CONSOL Innovations revenue growth and capital expenditure management in order to incent the development of new uses and products for our coal in carbon material intensive industries and ensure the efficient deployment of our capital expenditures program, respectively. After determining performance based on the goals outlined above, the Compensation Committee applies a total shareholder return (TSR) modifier of +/-20%.

Performance Measure	What it Measures	What it Does

ICP Free Cash Flow per Share* (weighted at 50%)	Adjusted EBITDA*; less capital expenditures; less interest expense; plus proceeds of non-EBITDA producing asset sales; less the financial accounting impact of non-EBITDA producing asset sales	✓ Rewards executives for the overall financial performance of the Company

Scope 1 & 2 GHG Reduction (tons emitted) (weighted at 20%)	Annual change in direct operating GHG emissions	✓ Focuses on the achievement of stated sustainability goals in the form of GHG emissions reductions

CONSOL Innovations Revenue Growth (weighted at 15%)	Actual year over year revenue growth of Innovations	✓ Incentivizes the development of new uses and products for our coal in carbon material intensive initiatives

Capital Expenditure Management (weighted at 15%)	Total Company-wide capital expenditures	✓ Ensures the efficient deployment of the capital expenditures program

Relative TSR (+/- 20% modifier)	TSR modifier is determined by measuring the relative TSR of the Company using the 10-day average closing stock price of the Company ending on the last day of the performance period as compared to the TSR for the S&P Oil and Gas Exploration and Production EFT (XOP) index	✓ Adjusts executive LTIC payouts based on the relative return of Company stock versus peers in the energy industry

2025 Proxy Statement	53

EXECUTIVE COMPENSATION INFORMATION | Compensation Discussion and Analysis

Payout of 1st Tranche of 2024 PSUs.

The vesting of the PSUs is calculated annually based on pre-established, weighted goals. Our Compensation Committee designs the targets for our future performance goals to be attainable but reasonably difficult to meet such that future performance must generally exceed current fiscal year performance. The table below summarizes the target performance goals for the first tranche of the 2024 PSUs as well as the threshold (50% of target) and the maximum (200% of target) goals compared to actual performance.

Performance Measure	Threshold (50% Payout)	Target (100% Payout)	Maximum (200% Payout)	Actual Performance

ICP Free Cash Flow per Share*	$11.92	$16.91	$19.56	$15.47

CONSOL Innovations Revenue Growth	5%	10%	15%	7%

Capital Expenditure Management	$210M	$199M	$175M	$178M

Scope 1&2 GHG Reduction (tons emitted)	6,900,000	6,750,000	6,500,000	8,100,000

TSR Modifier	25th percentile (-20%)	50th percentile (0%)	75th percentile (+20%)	73rd percentile

In January 2025, the Compensation Committee evaluated and certified our achievement against the above-described performance measures and determined that the payout factor was 96.3% based on actual performance. Our Compensation Committee determined our NEOs earned the following payouts with respect to the first tranche of the 2024 PSUs at 100% of target performance pursuant to the Merger Agreement and as a result of the NEOs’ extraordinary service in connection with the closing of the Merger. The units earned were settled 25% in cash and the cash payout amount was determined based on $101.95, our closing stock price on January 13, 2025. The treatment of Ms. Wiegand’s PSUs in connection with her termination of employment is described under “Potential Payments Upon Termination or Change in Control Tables” below.

Name	Units at Target	Shares Earned	Cash Payment

Mr. Brock	3,844	3,844	$391,896

Mr. Thakkar	1,561	1,561	$159,144

Mr. Salvatori	721	721	$73,506

Mr. Rothka	172	172	$17,535

54	2025 Proxy Statement

EXECUTIVE COMPENSATION INFORMATION | Compensation Discussion and Analysis

Payout of Awards Granted in Prior Years.

This was the second performance year for the 2023 LTIC program as well as the third and final year for the 2022 LTIC program. The tables below describe the payouts earned by our NEOs with respect to these awards granted in prior years.

Payout of 2nd Tranche of 2023 LTIC Program – PSUs.

The table below summarizes the target performance goals for the second tranche of the 2023 PSUs as well as the threshold (50% of target) and the maximum (200% of target) goals compared to actual performance.

Performance Measure	Threshold (50% Payout)	Target (100% Payout)	Maximum (200% Payout)	Actual Performance

ICP Free Cash Flow per Share*	$31.23	$55.23	$78.21	$41.34

Non-Power Revenue Generation	44%	48%	52%	60%

Scope 1 & 2 GHG Reduction (tons emitted)	6,531,000	6,123,000	5,715,000	8,100,000

TSR Modifier	25th percentile (-20%)	50th percentile (0%)	75th percentile (+20%)	94th percentile

In January 2025, the Compensation Committee evaluated and certified our achievement against the above-described performance measures and determined that our NEOs earned the following payouts with respect to the second tranche of the 2023 PSUs at 123.2% of target performance. The units earned were settled 50% in cash and the cash payout amount was determined based on $101.95, our closing stock price on January 13, 2025. The treatment of Ms. Wiegand’s PSUs in connection with her termination of employment is described under “Potential Payments Upon Termination or Change in Control Tables” below.

Name	Units at Target	Shares Earned	Cash Payment

Mr. Brock	5,338	6,576	$670,466

Mr. Thakkar	1,601	1,973	$201,089

Mr. Salvatori	811	999	$101,864

Mr. Rothka	200	246	$25,121

2025 Proxy Statement	55

EXECUTIVE COMPENSATION INFORMATION | Compensation Discussion and Analysis

Payout of 3rd Tranche of 2022 LTIC Program— Performance-Based Cash Units (PBCUs).

The table below summarizes the target performance goals for the third tranche of the 2022 PBCUs as well as the threshold (50% of target) and the maximum (200% of target) goals compared to actual performance.

Performance Measure	Threshold (50% Payout)	Target (100% Payout)	Maximum (200% Payout)	Actual Performance

ICP Free Cash Flow per Share*	$22.49	$29.29	$32.06	$58.18

Net (Cash)/Debt Level*	($118.2M)	($323.7M)	($399.7M)	($762.1M)

Scope 1 & 2 GHG Reduction (tons emitted)	6,531,000	6,123,000	5,715,000	8,100,000

TSR Modifier	25th percentile (-20%)	50th percentile (0%)	75th percentile (+20%)	100th percentile

In January 2025, the Compensation Committee evaluated and certified our achievement against the above-described performance measures and determined that our NEOs earned the following payouts with respect to the third tranche of the 2022 PBCUs at 200% of target performance. The units earned were settled 50% in cash and the cash payout amount was determined based on $101.95, our closing stock price on January 13, 2025. The treatment of Ms. Wiegand’s PBCUs in connection with her termination of employment is described under “Potential Payments Upon Termination or Change in Control Tables” below.

Name	Units at Target	Shares Earned	Cash Payment

Mr. Brock	24,437	48,874	$4,982,704

Mr. Thakkar	4,444	8,888	$906,132

Mr. Salvatori	2,814	5,628	$573,775

Mr. Rothka	855	1,710	$174,334

Merger-Related Actions.

At the effective time of the Merger, (i) each outstanding RSU award granted to legacy CONSOL employees prior to August 20, 2024 (and not previously forfeited in accordance with its terms) vested and was settled in the number of shares of legacy CONSOL common stock covered by such award and (ii) each outstanding PSU award granted to legacy CONSOL employees prior to August 20, 2024 (and not previously forfeited in accordance with its terms) was cancelled and converted into the right to receive a number of shares of legacy CONSOL common stock equal to the number of shares of legacy CONSOL common stock covered by such PSU award (or cash equal to the market value of such shares, if applicable, under the award agreement terms) based on the greater of actual performance or target performance. In addition, in recognition of his exemplary service in connection with the Merger, the Compensation Committee approved a $100,000 cash bonus for Mr. Rothka. For additional information regarding compensation-related aspects of the Merger, please see Amendment No. 1 to Registration Statement on Form S-4 filed by legacy CONSOL on November 18, 2024.

56	2025 Proxy Statement

EXECUTIVE COMPENSATION INFORMATION | Compensation Discussion and Analysis

Other Considerations Important to Our Compensation Program.

Severance and Change in Control Benefits for NEOs.

Core has severance and double trigger cash severance CIC agreements covering each of our NEOs, all of which became effective on February 15, 2018 (except for Mr. Thakkar’s current CIC agreement which became effective on November 4, 2020 and was subsequently amended on February 6, 2023). These agreements provide for non-CIC severance exclusively upon a termination of employment absent “cause.” In the case of a CIC scenario, each NEO is only entitled to cash severance if, following or in connection with a CIC, the NEO’s employment is terminated by Core absent “cause” or if the NEO resigns due to constructive termination within a specified period. The purpose of these agreements is to ensure that Core (a) offers a compensation package that is competitive with that offered by other companies with whom we compete for talent, (b) retains and relies upon the undivided focus of our senior executives immediately prior to, during and following a CIC, and (c) diminishes the inevitable distraction of our NEOs by virtue of personal uncertainties and risks created by the potential job loss following a CIC.

In addition to the double trigger severance CIC provisions, all of the agreements include post-termination restrictive covenants relating to confidentiality, non-competition and non-solicitation and also require each NEO to sign an appropriate release of claims. These agreements do not include any gross up feature arising from the excise tax payable on an excess parachute payment.

Retirement Benefit Plans.

We maintain several retirement plans, the purpose of which are to attract and retain employees and to ensure an overall competitive compensation and benefits offering for all of our employees, including our NEOs. The maintenance of these plans also reflects commitments made at the time of our separation from our former parent that required us to assume certain plan liabilities as a result of the separation.

•

Qualified Defined Contribution Plan (“Investment Plan”). We maintain a qualified Investment Plan which operates as a 401(k) savings plan for eligible employees of the Company, including our NEOs. Plan participants may make before-tax, Roth, and/or after-tax contributions of 1% to 75% of eligible compensation to the plan via payroll deductions. Plan participants who have attained age 50 before the end of the plan year are eligible to make catch-up contributions. The Company matches 100% of a participant’s contribution up to 6% of eligible compensation. The Plan also permits certain discretionary employer contributions ranging from 1% to 6% of eligible compensation.

•

Qualified Defined Benefit Plan (“Employee Retirement Plan”). We also maintain an Employee Retirement Plan, a qualified defined benefit plan under Section 401(a) of the Internal Revenue Code of the United States of America (the “Code”), which was initially frozen in 2014 for certain plan participants and then subsequently frozen to all remaining plan participants as of December 31, 2015. None of our NEOs accrue any future benefit under this plan.

•

Non-Qualified Retirement Restoration Plan (“Restoration Plan”). This plan is an unfunded deferred compensation plan maintained for the benefit of employees whose eligible compensation under the Employee Retirement Plan (defined above) exceeded limits imposed by the Code. This plan has been frozen since December 31, 2006. None of our NEOs accrue any future benefit under this plan.

•

Non-Qualified Supplemental Retirement Plan (“SERP”). This plan includes certain obligations for participants under a company predecessor plan. The plan was frozen effective as of December 31, 2011, and none of our NEOs accrue any future benefit under this plan.

•

Non-Qualified Defined Contribution Restoration Plan (“New Restoration Plan”). This plan also includes obligations for certain participants arising from a predecessor company plan. Eligibility for benefits under this plan was determined each calendar year, and participants whose eligible plan compensation exceeded the compensation limits imposed by section 401(a)(17) of the Code were eligible for New Restoration Plan benefits. The amount of each participant’s benefit under this plan is equal to 9% times his or her eligible plan compensation, less 6% times the lesser of his or her annual base salary as of December 31 or the compensation limit imposed by the Code for such year. The New Restoration Plan was frozen effective December 31, 2024.

2025 Proxy Statement	57

EXECUTIVE COMPENSATION INFORMATION | Compensation Discussion and Analysis

Governance Policies

Stock Ownership Guidelines/Holding Requirements for NEOs. We initially adopted stock ownership guidelines applicable to each of our NEOs, which require that they own a minimum number of shares of Core stock, based upon a multiple of base salary alone. Because our stock has experienced extreme volatility, our Board amended our stock ownership guidelines to permit our executives to attain the levels described below under either a “multiple of salary approach” or a “fixed number of shares approach.” Under the multiple of salary approach, the executive ownership level for each officer category shall be the number of shares of Core stock equal to the product of the executive’s annual base salary times his or her multiple, divided by the closing price of Core stock. In contrast, the “fixed number of shares approach” allows our executives to reach their ownership level if the number of Core shares held equals the product of the executive’s annual base salary, times his or her multiple, divided by $20.00. We further revised the current stock ownership guidelines in 2022 to clarify which shares are included in calculating compliance with these requirements:

(i) shares owned outright by the executive or his or her immediate family members residing in the same household; shares held in trust for the benefit of the executive or his or her immediate family members residing in the same household; vested shares of restricted stock; and (ii) vested deferred stock units, restricted stock units or performance share units that may only be settled in shares, and unvested shares of restricted stock, deferred stock units, restricted stock units or performance share units, in each case when vesting is time-based rather than performance-based. The Board also amended the guidelines to allow the Compensation Committee to temporarily suspend the stock ownership guidelines during periods of extreme market volatility. As of December 31, 2024, all of our NEOs employed as of December 31, 2024 are in compliance with our stock ownership guidelines.

Named Executive Officer	Ownership Requirement (As Multiple of Base Salary)

Chief Executive Officer	5x

President and Chief Financial Officer	2.5x

Chief Accounting Officer and Controller	2x

General Counsel and Secretary	2x

Chief Administrative Officer	2x

Perquisites.

We provide limited perquisites (described more fully in the footnotes to the Summary Compensation Table that appears on pages 60 and 61) which we believe are reasonable, competitive and consistent with our compensation program.

Tax, Accounting and Regulatory Considerations.

Our Compensation Committee believes that stockholder interests are best served if their discretion and flexibility in awarding compensation is not restricted, even though some compensation awards may result in non-deductible compensation expenses for federal income tax purposes. However, our Compensation Committee does not anticipate a shift away from variable or performance-based compensation payable to our executive officers in the future, nor do we anticipate applying less rigor in the process by which we establish performance goals or evaluate performance against such pre-established goals, with respect to compensation paid to our NEOs.

58	2025 Proxy Statement

EXECUTIVE COMPENSATION INFORMATION | Compensation Discussion and Analysis

Compensation Risk Assessment.

Annually, our Compensation Committee reviews the compensation programs and practices of Core. The Core pay philosophy provides for an effective balance in cash and equity, short- and long-term performance periods, and financial and non-financial performance goals, and affords the Compensation Committee discretion to adjust payouts under the Company’s compensation plans. Further, the Core policies in place to mitigate compensation-related risk include stock ownership guidelines, equity vesting periods, insider trading prohibitions, a clawback policy, caps on the amount of compensation that may be earned, and independent Compensation Committee oversight. In February 2025, the Core Compensation Committee determined that our plans and programs do not encourage unnecessary risk-taking and do not pose a potential material adverse effect on the Company. The review was conducted by Core management with the assistance of the Compensation Committee’s independent compensation consultant, Mercer.

*

This CD&A, which relates to 2024 compensation determinations, contains references to one or more financial measures that have not been calculated in accordance with GAAP (indicated by a *). Appendix A to this Proxy Statement contains a reconciliation of these disclosed non-GAAP financial measures, including Adjusted EBITDA, Itmann Mine Operating EBITDA-Cap Ex, Baltimore Terminal Operating EBITDA, Free Cash Flow, Average Cash Cost of Coal Sold per Ton, ICP Free Cash Flow, ICP Free Cash Flow per Share, and Net (Cash)/Debt Level to their most directly comparable GAAP financial measures.

Compensation Committee Report

The Compensation Committee reviewed and discussed the Compensation Discussion and Analysis section above with Core’s management and, based upon such review and discussion, recommended to our Board that the Compensation Discussion and Analysis be included in this Proxy Statement and incorporated by reference into Core’s Annual Report on Form 10-K for the year ended December 31, 2024. The Compensation Committee’s charter is available on our website at www.corenaturalresources.com.

Members of the Compensation Committee:
Joseph P. Platt, Chair
Richard A. Navarre Cassandra Pan

The foregoing Compensation Committee Report does not constitute soliciting material and should not be deemed filed or incorporated by reference into any other filing of Core under the Securities Act of 1933, as amended, or the Exchange Act, except to the extent that Core specifically incorporates the Compensation Committee Report by reference therein.

2025 Proxy Statement	59

EXECUTIVE COMPENSATION INFORMATION | Summary Compensation Table

Summary Compensation Table

The following table discloses the compensation for our NEOs in 2024, which include Mr. Brock, the principal executive officer of the Company; Mr. Thakkar, the principal financial officer of the Company; the other two executive officers of the Company serving at fiscal year-end 2024: Mr. Salvatori, Chief Administrative Officer and Mr. Rothka, Chief Accounting Officer and Controller; and a former executive officer of the Company whose employment terminated in 2024: Martha A. Wiegand, Former General Counsel and Secretary.

Name and Principal Position	Year	Salary(1)	Bonus	Stock Awards(2)	Non-Equity Incentive Compensation(3)	Change in Pension Value and Nonqualified Deferred Compensation Earnings(4)	All Other Compensation(5)	SEC Total
James A. Brock Chief Executive Officer	2024	$1,000,000	$—	$3,000,000	$8,845,066	$68,804	$177,437	$13,091,307
	2023	$1,000,000	$1,000,000	$3,000,000	$8,012,309	$147,121	$35,235	$13,194,665
	2022	$1,000,000	$1,000,000	$2,000,000	$5,898,172	$—	$64,931	$9,963,103
Mitesh B. Thakkar President and Chief Financial Officer	2024	$649,038	$—	$1,218,750	$2,241,365	$76,975	$82,367	$4,268,495
	2023	$595,577	$—	$900,000	$1,817,342	$67,940	$44,430	$3,425,289
	2022	$483,365	$—	$363,750	$1,069,912	$16,685	$49,600	$1,983,312
Kurt R. Salvatori Chief Administrative Officer	2024	$454,045	$—	$563,063	$1,240,544	$29,024	$66,599	$2,353,275
	2023	$404,641	$—	$456,019	$1,024,747	$120,016	$44,956	$2,050,379
	2022	$367,856	$—	$230,312	$754,038	$—	$49,600	$1,401,806
John M. Rothka Chief Accounting Officer and Controller	2024	$274,577	$100,000	$134,063	$455,690	$16,938	$49,237	$1,030,505
	2023	$252,558	$—	$112,500	$317,400	$16,113	$39,661	$738,232
	2022	$229,808	$—	$70,000	$335,123	$—	$40,576	$675,507
Martha A. Wiegand Former General Counsel and Secretary	2024	$319,010	$—	$631,507	$1,214,575	$2,985	$854,671	$3,022,748
	2023	$472,067	$—	$585,074	$1,551,484	$57,478	$45,919	$2,712,022
	2022	$449,519	$—	$371,475	$1,152,140	$—	$51,976	$2,025,110

(1)

The amounts in this column represent base salaries before compensation reduction under any Company qualified retirement and/or 401(k) savings plan in effect during 2024. In addition, these salary amounts are not annualized but represent the amounts actually earned and paid to each NEO during 2024.

(2)

The 2024 amounts shown in this column represent the aggregate grant date fair value of the time-based restricted stock unit awards granted in 2024 and 50% of the PSUs granted in 2024 computed in accordance with FASB ASC Topic 718. The assumptions used in determining the grant date fair value of the stock awards are set forth in Notes 1 and 18 to our consolidated financial statements, included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2024. The fair value per share is equal to the closing price of our common stock on the NYSE on the date of the grant.

(3)	The 2024 amounts shown in this column represent:

•

Cash payments made to the NEOs under the 2024 STIC of $1,800,000 for Mr. Brock, $975,000 for Mr. Thakkar, $491,400 for Mr. Salvatori, $238,700 for Mr. Rothka, and $75,862 for Ms. Wiegand and a $1,000,000 payment attributable to Mr. Brock’s special performance bonus;

•

Cash payments for (i) 25% of the first tranche of the PSUs granted in 2024 in the amount of $391,896 for Mr. Brock, $159,144 for Mr. Thakkar, $73,506 for Mr. Salvatori and $17,535 for Mr. Rothka; (ii) 50% of the second tranche of the PSUs granted in 2023 in the amount of $670,466 for Mr. Brock, $201,089 for Mr. Thakkar, $101,864 for Mr. Salvatori and $25,120 for Mr. Rothka; and (iii) 50% of the third tranche of the PBCUs granted in 2022 in the amount of $4,982,704 for Mr. Brock, $906,132 for Mr. Thakkar, $573,775 for Mr. Salvatori and $174,335 for Mr. Rothka.

See the discussion on pages 47 through 56 in the “Compensation Discussion and Analysis” section for additional information regarding the 2024 plan design, 2024 performance and payouts authorized under the 2024 STIC, Mr. Brock’s special performance bonus, and 2024 performance and payouts under the LTIC.

(4)

Amounts in this column reflect the actuarial increase in the present value of each NEO’s benefit under the Employee Retirement Plan, Restoration Plan, SERP, and New Restoration Plan between December 31, 2023 and December 31, 2024. These amounts were determined using the interest rate and mortality assumptions set forth in our consolidated financial statements included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2024. These amounts represent accounting values and were not realized by our NEOs during 2024. A zero is shown for 2022 because the actual change in pension value was a decrease in the amount of $1,006,752 for Mr. Brock, $27,890 for Ms. Wiegand, $499,045 for Mr. Salvatori and $13,024 for Mr. Rothka. These decreases are attributable to the change in the interest rate partially offset by an increase in accrued benefits.

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EXECUTIVE COMPENSATION INFORMATION | Summary Compensation Table

(5)	The amounts shown in this column for 2024 are derived as follows:

Category	BROCK	THAKKAR	WIEGAND(b)	SALVATORI	ROTHKA
Company 401(k) Plan Matching Contributions(a)	$20,700	$20,700	$19,140	$20,700	$16,138
Vehicle Allowance or Company Car	$13,000	$13,000	$8,500	$13,000	$13,000
Executive Health Physical	—	$2,279	—	—	—
Business and Country Club Dues	$750	$775	—	—	—
Financial Planning	—	$15,000	$7,438	$15,000	$15,000
Separation Payment	—	—	$695,425	—	—
Vacation Payout/Accrued Vacation	—	—	$60,072	—	—
Dividend Equivalents on Vested Stock	$142,987	$30,613	$59,715	$17,899	$5,099
Imputed Income for COBRA	—	—	$4,381	—	—

(a)	Annual employer contribution to the Company’s 401(k) Plan.

(b)	See “Potential Payments Upon Termination or Change in Control Tables” for additional information regarding Ms. Wiegand’s Separation Agreement.

Grants of Plan-Based Awards – 2024

The following table sets forth each grant made to an NEO in the 2024 fiscal year under plans established by the Company.

				Estimated Future Payouts Under Non-Equity Incentive Plan Awards			Estimated Future Payouts Under Equity Incentive Plan Awards			All Other Stock Awards: Number of Shares of Stock or Units	Grant Date Fair Value of Stock
Name	Type of Award	Grant Date	Number of Underlying Units	Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)		(Target)(4)

James A. Brock	Annual STIC(1)			$750,000	$1,500,000	$3,000,000
	PSU(2)	2/6/24	23,065	$1,000,000	$2,000,000	$4,000,000

	RSU(3)	2/6/24								23,065	$2,000,000

Mitesh B.	Annual STIC(1)			$406,250	$812,500	$1,625,000

Thakkar	PSU(2)	2/6/24	9,370	$406,250	$812,500	$1,625,000

	RSU(3)	2/6/24								9,370	$812,500

Kurt R.	Annual STIC(1)			$204,750	$409,500	$819,000

Salvatori	PSU(2)	2/6/24	4,329	$187,687	$375,375	$750,750

	RSU(3)	2/6/24								4,329	$375,375

John M.	Annual STIC(1)			$55,000	$110,000	$330,000

Rothka	PSU(2)	2/6/24	1,031	$44,687	$89,375	$178,750

	RSU(3)	2/6/24								1,030	$89,375

Martha A.	Annual STIC(1)			$216,750	$433,500	$867,000

Wiegand	PSU(2)	2/6/24	4,855	$210,502	$421,005	$842,010

	RSU(3)	2/6/24								4,855	$421,005

(1)	These awards were made pursuant to the 2024 STIC program, which is described in the “Compensation Discussion and Analysis” beginning on page 47.

(2)

These awards were made pursuant to the 2024 LTIC program, which is described in the “Compensation Discussion and Analysis” beginning on page 52. The numbers above reflect the threshold (50%), the target (100%) and the maximum (200%) performance levels for the PSUs, which settle 50% in cash and 50% in stock.

(3)	These awards were made pursuant to the 2024 LTIC program, which is described in the “Compensation Discussion and Analysis” beginning on page 52. The numbers above reflect the time-based RSUs.

(4)

The values set forth in this column reflect awards of RSUs (at target) for each of our NEOs and are based on the aggregate grant date fair value of the awards computed in accordance with FASB ASC Topic 718. The values set forth in this table may not correspond to the actual values that ultimately will be realized by the NEOs upon vesting and settlement.

2025 Proxy Statement	61

EXECUTIVE COMPENSATION INFORMATION | CEO Employment Agreement

CEO Employment Agreement

The Company entered into an employment agreement with Mr. Brock, our CEO, effective as of February 15, 2018, which was amended in February 2021, February 2022, and February 2023. Because the initial three-year term has run, the employment agreement automatically renews for additional one-year periods unless either party provides advance written notice not later than sixty days prior to the end of the applicable term. Effective in 2023, Mr. Brock was no longer President of the Company but remained the CEO. The agreement set Mr. Brock’s base salary to be at least $1,000,000 per year and provided additional compensation to Mr. Brock in the form of annual retention payments to ensure his continued employment with us through December 31, 2023. Under the terms of the agreement, as amended, Mr. Brock received a cash lump-sum retention payment of $1,000,000 for continuing his employment with us on each of December 31, 2021 and December 31, 2022. In addition, Mr. Brock received an additional $1,000,000 retention bonus for continuing his employment with the Company through December 31, 2023 and achieving set performance goals. In the event of Mr. Brock’s involuntary termination of employment absent Cause, death, or Permanent Disability (each as defined in his employment agreement) prior to December 31, 2023, he was entitled to accelerated payment of any remaining retention payments to him. On Mr. Brock’s involuntary termination absent “cause”, whether or not in connection with a change in control (“CIC”), he will receive a lump-sum cash payment reflecting the cost of the Company’s continued health care coverage in lieu of continued participation in the Company’s employee benefit plans. The severance amount due to Mr. Brock in the event of an involuntary termination of employment absent “cause” was revised to include a severance multiple of two times his (x) base salary (3x if the termination of employment was absent “cause” and in connection with a change in control) and (y) target annual incentive under our STIC plan. In addition, Mr. Brock is considered fully vested in all then-outstanding and unvested time-based equity awards held by Mr. Brock as he continued his employment with the Company through December 31, 2023. Finally, the agreement contains similar change-in-control and severance benefits and the same post-termination restrictive covenants relating to confidentiality, non-competition and non-solicitation described below for our other NEOs in “Change-in-Control Agreements.” The agreement does not include any gross up feature arising from the excise tax payable on an excess parachute payment.

In addition, on August 20, 2024, Mr. Brock entered into a Waiver, Acknowledgment and Amendment, pursuant to which Mr. Brock agreed to serve as Executive Chair of Core, reporting to Core’s Board, following completion of the Merger. Mr. Brock further agreed that the change in his duties upon completion of the Merger will not constitute “Good Reason” for purposes of and as defined in his Employment Agreement.

62	2025 Proxy Statement

EXECUTIVE COMPENSATION INFORMATION | Outstanding Equity Awards at Fiscal Year-End– 2024

Outstanding Equity Awards at Fiscal Year-End – 2024

The following table sets forth unvested RSU, PSU, and PBCU awards that have been awarded to our NEOs by the Company and were outstanding as of December 31, 2024.

	Stock Awards
Name	Number of Shares or Units of Stock That Have Not Vested (#)		Market Value of Shares or Units of Stock That Have Not Vested ($)(1)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)		Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)(1)
James A. Brock	68,854	(2)	$7,345,345	26,052	(3)	$2,779,227
Mitesh B. Thakkar	20,220	(2)	$2,157,070	9,452	(3)	$1,008,339
Kurt R. Salvatori	10,389	(2)	$1,108,299	4,510	(3)	$481,127
John M. Rothka	2,685	(2)	$286,436	1,088	(3)	$116,068

(1)

The market value for RSUs, PSUs and PBCUs was determined by multiplying the closing market price for Company common stock on December 31, 2024 ($106.68) by the number of shares underlying the RSU / PSU / PBCU awards.

(2)

This represents RSUs granted on February 8, 2022, February 7, 2023 and February 6, 2024 that vest in three equal, annual installments (subject to rounding) beginning on the first anniversary of the grant date.

(3)

This shows the number of unvested PSUs/PBCUs as of December 31, 2024. The performance period for the PBCUs granted in 2022 is January 1, 2022 through December 31, 2024. The performance period for the PSUs granted in 2023 is January 1, 2023 through December 31, 2025. The performance period for the PSUs granted in 2024 is January 1, 2024 through December 31, 2026. The PSUs vest in three equal, annual installments beginning with December 31st of the year of grant, subject to (i) for the 2022 PBCUs, the achievement of pre-established performance metrics relating to ICP Free Cash Flow per Share*, Debt Level*, Scope 1 & 2 GHG Reduction (tons emitted) and subject to further modification of +/- 20% for TSR performance, (ii) for the 2023 PSUs, the achievement of pre-established performance metrics relating to ICP Free Cash Flow per Share*, Scope 1 & 2 GHG Reduction (tons emitted) and subject to further modification of +/- 20% for TSR performance and (iii) for the 2024 PSUs, the achievement of pre-established performance metrics relating to ICP Free Cash Flow per Share*, CONSOL Innovations Revenue Growth, Capital Expenditure Management and Scope 1 & 2 GHG Reduction (tons emitted) and subject to further modification of +/- 20% for TSR performance. The amounts presented for the PSU/PBCU awards are based on achieving the target performance level.

Stock Vested Table – 2024

The following table sets forth information concerning any vesting of PSUs, RSUs and PBCUs during fiscal year 2024.

	Stock Awards(1)
Name	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)

James A. Brock	42,205	$3,659,420

Mitesh B. Thakkar	9,774	$850,138

Kurt R. Salvatori	5,514	$478,930

John M. Rothka	1,521	$131,937

Martha A. Wiegand	21,561	$1,893,322

(1)

These amounts reflect the number of shares relating to the gross number of PSUs, RSUs and PBCUs that vested on the applicable vesting date, multiplied by the closing price of our common stock on the applicable vesting date, prior to the withholding of any shares to satisfy taxes for each of the NEOs affected. For NEOs other than Ms. Wiegand, values include the vesting of (i) RSU awards granted in 2021, 2022 and 2023, and (ii) PSU awards granted in 2022 and 2023. For Ms. Wiegand, values include the vesting of RSUs granted in 2022 and the vesting of additional awards pursuant to her Separation Agreement, as described more fully under “Potential Payments Upon Termination or Change in Control Tables” below.

2025 Proxy Statement	63

EXECUTIVE COMPENSATION INFORMATION | Pension Benefits Table – 2024

Pension Benefits Table – 2024

The following table provides information with respect to each plan that provides for specified retirement payments or benefits, or payments or benefits that will be provided primarily following retirement, including tax-qualified defined benefit plans and non-qualified defined benefit plans (which we refer to as the Restoration Plan, the SERP, and the New Restoration Plan), but excluding nonqualified defined contribution plans.

Name	Plan Name	Number of Years of Credited Service (#)	Present Value of Accumulated Benefit(1) ($)	Payments During Last Fiscal Year ($)

James A. Brock	Employee Retirement Plan	34	$1,181,550	—

	Retirement Restoration Plan	25	$153,484	—

	Supplemental Retirement Plan	20	$1,428,079	—

	New Restoration Plan	13	$1,338,170	—

Mitesh B. Thakkar	Employee Retirement Plan	—	$—	—

	Retirement Restoration Plan	—	$—	—

	Supplemental Retirement Plan	—	$—	—

	New Restoration Plan	5	$220,280	—

Kurt R. Salvatori	Employee Retirement Plan	23	$436,874	—

	Retirement Restoration Plan	—	$—	—

	Supplemental Retirement Plan	19	$289,865	—

	New Restoration Plan	13	$261,458	—

John M. Rothka	Employee Retirement Plan	9	$21,208	—

	Retirement Restoration Plan	—	$—	—

	Supplemental Retirement Plan	—	$—	—

	New Restoration Plan	4	$55,166	—

Martha A. Wiegand	Employee Retirement Plan	6	$36,827	—

	Retirement Restoration Plan	—	$—	—

	Supplemental Retirement Plan	—	$—	—

	New Restoration Plan	8	$219,034	—

(1)

The accumulated benefits included in this column were computed through December 31, 2024 using the assumptions stated in the financial statements included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2024 (Note 15).

Understanding Our Pension Benefits Table

This section provides information regarding the Company’s retirement programs, which include the following plans that were either adopted or assumed in connection with the separation:

•	Employee Retirement Plan

•	Restoration Plan

•	SERP

•	New Restoration Plan

Employee Retirement Plan

The Company assumed sponsorship of the CONSOL Energy Inc. Employee Retirement Plan (the “Pension Plan”), which was previously sponsored by our former parent and is a qualified defined benefit plan that pays retirement benefits based on years of service and compensation. The Pension Plan is a qualified plan, meaning that it is subject to a variety of Internal Revenue Service rules. Effective December 31, 2015, the Pension Plan was frozen and no employee, including any of our NEOs, is eligible for future accruals under the plan.

64	2025 Proxy Statement

EXECUTIVE COMPENSATION INFORMATION | Understanding Our Pension Benefits Table

Eligibility. Historically, the Pension Plan covered employees of the Company and affiliated participating companies classified as regular, full-time employees or that completed 1,000 hours of service during a specified twelve-month period. As mentioned above, the plan was frozen effective December 31, 2015 for all participants. As a result of these amendments, none of our NEOs have accrued any additional benefits under the Pension Plan after December 31, 2015.

Incapacity Retirement. Employees who have attained age 40 with at least 10 years of service who are deemed disabled and consequently receive a Social Security disability award (proving the disability occurred while employed by the Company or a participating affiliated company) are eligible for an incapacity retirement resulting in an unreduced benefit under the Pension Plan, payable in the form of an annuity, commencing the month following termination. Messrs. Brock, Salvatori and Rothka have satisfied the age and service conditions necessary to be eligible for incapacity retirement under the Pension Plan as of December 31, 2024, if any such person had incurred a qualifying disability as of that date.

Separation Retirement. Employees who terminate employment with five or more years of service prior to attaining age 50, or who have attained age 50 but have fewer than 10 years of service upon termination, qualify for separation retirement. The accrued vested benefit is payable at a reduced amount for payments commencing prior to age 65, or the full benefit may be paid at age 65. As of December 31, 2024, Mr. Rothka is eligible for separation retirement under the Pension Plan; provided, however, that he would not be entitled to payment until he attained age 50.

Early Retirement. Employees who have completed 10 or more years of service and are age 50 or older upon termination are eligible for early retirement. Under early retirement, an employee may elect to defer payment to age 65 or elect to begin receiving payment the first of any month up to age 65, subject to a reduction for age. Payments commencing prior to age 65 are reduced based on various early reduction schedules depending upon age at the payment commencement date and years of service at the time of termination. As of December 31, 2024, Mr. Salvatori is eligible for early retirement under the Pension Plan.

Normal Retirement. Employees who terminate employment and have attained age 65 qualify for normal retirement. Payment of the full benefit commences the month following termination. As of December 31, 2024, Mr. Brock is eligible for normal retirement under the Pension Plan.

Form of Payment. The portion of accrued pension benefits earned under the Pension Plan as of December 31, 2005 may be, upon the election of the participant, paid in the form of a lump-sum payment except in the case of an incapacity retirement as discussed above. Pension benefits earned after January 1, 2006 are payable in the form of a single life annuity, 50% joint and survivor annuity, 75% joint and survivor annuity, or 100% joint and survivor annuity.

Calculation of Benefits. Pension benefits, which are now frozen, are based on an employee’s years of service and average monthly pay during the employee’s five highest-paid years while eligible for service under the Pension Plan. Average monthly pay for this purpose excludes compensation in excess of limits imposed by the Code. Since the Pension Plan is frozen, average monthly pay is based on pay as of December 31, 2014 for Ms. Wiegand and Mr. Rothka and as of December 31, 2015 for Messrs. Brock and Salvatori. Prior to January 1, 2006, pension benefits were calculated based on the average monthly pay during the employee’s three highest-paid years and included annual amounts payable under the Company’s STIC, again excluding compensation in excess of limits imposed by the Code.

Retirement Restoration Plan (the “Restoration Plan”)

The Company assumed the obligations for certain participants under our former parent’s Restoration Plan and adopted a new plan effective as of the separation under which it will meet its obligation to pay these restoration plan benefits. This plan is an unfunded deferred compensation plan maintained by the Company for the benefit of employees whose eligible compensation under the Pension Plan exceeded limits imposed by the federal income tax laws. This plan has been frozen since December 31, 2006.

2025 Proxy Statement	65

EXECUTIVE COMPENSATION INFORMATION | Understanding Our Pension Benefits Table

Supplemental Retirement Plan (“SERP”)

The Company also assumed the obligations for certain participants from our former parent’s Supplemental Retirement Plan, and adopted a new plan effective as of the separation under which it will meet its obligation to pay these supplemental retirement plan benefits. This plan has been frozen since December 31, 2011. Supplemental Retirement Plan benefits are forfeited in certain events, including but not limited to a breach by the executive of any restrictive covenant agreement with the Company. See pages 71-72 for a description of the effect of termination of employment under different scenarios.

New Restoration Plan

The Company also assumed obligations for certain participants arising from our former parent’s New Restoration Plan, including our NEOs. Eligibility for benefits under this plan was determined each calendar year, and employees whose eligible plan compensation exceeded the compensation limits imposed by Section 401(a)(17) of the Code were eligible for New Restoration Plan benefits. The amount of each participant’s benefit under this plan is equal to 9% of his or her eligible plan compensation, less 6% of the lesser of (i) his or her annual base salary as of December 31 or (ii) the compensation limit imposed by the Code for such year. New Restoration Plan benefits are forfeited in certain events, including but not limited to a breach by the executive of any restrictive covenant agreement with the Company. See page 72 for a description of the effect of termination of employment under different scenarios. Effective December 31, 2024, the New Restoration Plan was frozen and no employee, including any of our NEOs, is eligible for future accruals under the plan.

Potential Payments Upon Termination or Change in Control Tables

Except as otherwise provided, the following narrative and tables set forth the potential payments and the value of other benefits that would vest or otherwise accelerate vesting at, following, or in connection with any termination, including, without limitation, resignation, an incapacity retirement or an involuntary termination absent cause of one of our NEOs, or a CIC of the Company as defined by applicable plans and agreements.

For each currently employed NEO, the payments and benefits detailed in the tables below are in addition to any payments under our plans and arrangements that are offered or provided generally to all salaried employees on a non-discriminatory basis. The tables also (i) assume that employment termination and/or a CIC occurred on December 31, 2024; (ii) are based only on agreements in place as of December 31, 2024; and (iii) does not incorporate or present the effects of the Merger. For additional information regarding compensation-related aspects of the Merger, please see Amendment No. 1 to Registration Statement on Form S-4 filed by legacy CONSOL on November 18, 2024.

A description of the key elements of the plans, arrangements and agreements covered by the following tables and which provide for payments or benefits in connection with a termination of employment or CIC are described under “Compensation Discussion and Analysis” and further explained in the section following these tables entitled “Understanding our Change in Control and Employment Termination Tables and Information.” The footnotes to the tables also describe the assumptions that were used in calculating the amounts described below.

66	2025 Proxy Statement

EXECUTIVE COMPENSATION INFORMATION | Potential Payments Upon Termination or Change in Control Tables

James A. Brock*

Payments Upon Termination:	Incapacity Retirement	Involuntary Termination Absent Cause	Death	Disability	CIC Termination(1)
Compensation:
Base Salary	—	—	—	—	$3,000,000
Short-Term Incentive(2)	—	$1,500,000	$1,500,000	$1,500,000	$5,576,625
Non-CIC Severance(3)	—	$2,000,000	—	—	—
Long-Term Incentive Compensation:(4)
RSUs: Unvested	$7,345,345	$7,345,345	$7,345,345	—	$7,345,345
PSUs: Unvested	$2,779,227	$2,779,227	$2,779,227	—	$2,779,227
Benefits and Perquisites:
Outplacement Service(5)	—	—	—	—	$25,000
Healthcare Continuation(6)	—	$32,942	—	—	$32,942
401(k) Payment(7)	—	—	—	—	$31,050
Supplemental Retirement Plan(8)	—	—	—	—	$224,100
New Restoration Plan(9)	—	—	—	—	—
280G Cutback(10)	—	—	—	—	—
TOTAL	$10,124,572	$13,657,514	$11,624,572	$1,500,000	$19,014,289

*	Applicable footnotes follow the last table in this section of the Proxy Statement.

Mitesh B. Thakkar*

Payments Upon Termination:	Incapacity Retirement	Involuntary Termination Absent Cause	Death	Disability	CIC Termination(1)
Compensation:
Base Salary	—	—	—	—	$1,625,000
Short-Term Incentive(2)	—	$812,500	$812,500	—	$2,031,250
Non-CIC Severance(3)	—	$650,000	—	—	—
Long-Term Incentive Compensation:(4)
RSUs: Unvested	$957,346	$957,346	$957,346	—	$2,157,070
PSUs: Unvested	$393,009	$393,009	$393,009	—	$1,008,339
Benefits and Perquisites:
Outplacement Service(5)	—	—	—	—	$25,000
Healthcare Continuation(6)	—	$37,535	—	—	$37,535
401(k) Payment(7)	—	—	—	—	$31,050
Supplemental Retirement Plan(8)	—	—	—	—	—
New Restoration Plan(9)	—	—	—	—	—
280G Cutback(10)	—	—	—	—	—
TOTAL	$1,350,355	$2,850,390	$2,162,855	—	$6,915,244

*	Applicable footnotes follow the last table in this section of the Proxy Statement.

2025 Proxy Statement	67

EXECUTIVE COMPENSATION INFORMATION | Potential Payments Upon Termination or Change in Control Tables

Kurt R. Salvatori*

Payments Upon Termination:	Incapacity Retirement	Involuntary Termination Absent Cause	Death	Disability	CIC Termination(1)
Compensation:
Base Salary	—	—	—	—	$910,000
Short-Term Incentive(2)	—	$409,500	$409,500	—	$819,000
Non-CIC Severance(3)	—	$455,000	—	—	—
Long-Term Incentive Compensation:(4)
RSUs: Unvested	$522,625	$522,625	$371,659	—	$1,108,299
PSUs: Unvested	$189,144	$189,144	$189,144	—	$481,127
Benefits and Perquisites:
Outplacement Service(5)	—	—	—	—	$25,000
Healthcare Continuation(6)	—	$36,946	—	—	$36,946
401(k) Payment(7)	—	—	—	—	$31,050
Supplemental Restoration Plan(8)	—	—	—	—	$468,084
New Restoration Plan(9)	—	—	—	—	—
280G Cutback(10)	—	—	—	—	—
TOTAL	$711,769	$1,613,215	$970,303	—	$3,879,506

*	Applicable footnotes follow the last table in this section of the Proxy Statement.

John M. Rothka

Payments Upon Termination:	Incapacity Retirement	Involuntary Termination Absent Cause	Death	Disability	CIC Termination(1)
Compensation:
Base Salary	—	—	—	—	$412,500
Short-Term Incentive(2)	—	$110,000	$110,000	—	$199,255
Non-CIC Severance(3)	—	$275,000	—	—	—
Long-Term Incentive Compensation:(4)
RSUs: Unvested	$135,164	$135,164	$135,164	—	$286,436
PSUs: Unvested	$45,766	$45,766	$45,766	—	$116,068
Benefits and Perquisites:
Outplacement Service(5)	—	—	—	—	$25,000
Healthcare Continuation(6)	—	$37,535	—	—	$37,535
401(k) Payment(7)	—	—	—	—	—
Supplemental Restoration Plan(8)	—	—	—	—	—
New Restoration Plan(9)	—	—	—	—	—
280G Cutback(10)	—	—	—	—	—
TOTAL	$180,930	$603,465	$290,930	—	$1,076,794

68	2025 Proxy Statement

EXECUTIVE COMPENSATION INFORMATION | Potential Payments Upon Termination or Change in Control Tables

(1)

In the event of a qualifying termination in connection with a CIC, each of our NEOs would be entitled to a lump-sum cash payment equal to a multiple of base salary plus a multiple of incentive pay (the multiple for Mr. Brock is 3.0, for Mr. Thakkar is 2.5, for Mr. Salvatori is 2.0, and for Mr. Rothka is 1.5). The narrative following these tables contains a description of events that constitute a CIC.

(2)

In the event of death, each NEO would earn a pro rata portion of his or her short-term incentive award. In the event of a qualifying termination in connection with a CIC, each NEO would also be entitled to a prorated payment of his or her short-term incentive compensation based upon the length of service during the year in which the termination occurred under the terms of their CIC agreements. Assuming a target payout for 2024 and a CIC on December 31, 2024, each of these NEOs would receive, in addition to the amount shown in the table, the amounts set forth in the Grants of Plan-Based Awards Table under the target amounts for non-equity incentive plan awards.

(3)

Under the CIC and severance agreements adopted in 2018, each NEO, except Mr. Brock, is entitled to a cash lump-sum benefit equal to his or her base salary, but only in the event the executive is involuntarily terminated by the Company absent cause. Under the terms of the 2018 amendment to Mr. Brock’s employment agreement, Mr. Brock is entitled to a cash lump-sum benefit equal to two times the sum of his base salary and target bonus, but only in the event the executive is involuntarily terminated by the Company absent cause.

(4)

Under the terms of the CIC and severance agreements adopted in 2018, all of the outstanding equity awards would vest in the event of a CIC resulting in the NEO’s termination of employment. The accelerated awards shown in this section for Messrs. Brock, Salvatori, Thakkar, and Rothka relate to the RSU awards granted on February 8, 2022, February 7, 2023 and February 6, 2024, and the PSUs granted on February 7, 2023 and February 6, 2024. Awards shown in this section are valued based on the Company’s closing stock price of $106.68 on December 31, 2024. Under the current equity award agreements, if the grantee terminates employment on or after attaining age sixty with twenty or more years of service, then the equity vests in full. Mr. Brock is the only NEO who currently meets these requirements.

(5)	Represents the lump-sum payment due to each NEO for outplacement services under their CIC agreements assuming a qualifying termination related to a CIC event on December 31, 2024.

(6)

Represents the lump-sum payment due to each NEO for the continuation of medical, drug and dental coverage for 18 months under their CIC agreements assuming a qualifying termination without cause absent a CIC or a qualifying termination related to a CIC event on December 31, 2024.

(7)	Represents the supplemental 401(k) contribution due to each NEO under their CIC and severance agreements assuming a qualifying termination related to a CIC event on December 31, 2024.

(8)	Represents the benefit due to Messrs. Brock and Salvatori under the Supplemental Retirement Plan in the event of a qualifying termination related to a CIC event on December 31, 2024.

(9)	Represents the benefit due to each NEO under the terms of the New Restoration Plan in the event of a qualifying termination related to a CIC event on December 31, 2024.

(10)

This calculation is an estimate for proxy disclosure purposes only. Note that the actual payment for Mr. Salvatori would be reduced pursuant to the terms of his CIC agreement by the amount shown in the above table under “280G Cutback.” Payments made in connection with an actual CIC may differ based on factors such as transaction price, timing of employment termination and payments, methodology for valuing equity awards, changes in compensation, reasonable compensation analyses, and the value of any covenant not to compete, and the assumed federal and applicable tax rates for each NEO.

2025 Proxy Statement	69

EXECUTIVE COMPENSATION INFORMATION | Understanding Our Change in Control and Employment Termination Tables and Information

Understanding Our Change in Control and Employment Termination Tables and Information

This section provides certain information regarding some of our agreements, plans and programs, which provide for benefits to be paid to our NEOs in connection with employment termination and/or a CIC of the Company with respect to each of our NEOs.

RSUs

RSU Awards. For RSU awards issued by the Company after our separation from our former parent, such awards vest on a pro rata basis only in the event of a termination of employment other than for “cause” as follows:

•	Incapacity Retirement under the CONSOL Pension Plan (or “Disability” as defined by the Omnibus Incentive Plan);

•	Death;

•	Involuntary termination of NEO’s employment by the Company absent “cause” (as defined by the Omnibus Incentive Plan); or

•	Attainment of age 60 with 20 years of service with the Company or an affiliate.

In these circumstances, the NEO is entitled to retain a prorated portion of the RSUs based on the ratio of the number of completed months that the NEO worked during the vesting period. Any remaining portion of the award is forfeited. If an NEO is terminated for “cause” or breaches the restrictive covenants relating to confidentiality, non-competition or non-solicitation, all unvested shares covered by the award are immediately forfeited and any vested shares are subject to recoupment by the Company within one year after the Company’s discovery of the NEO’s breach of any covenant.

Full vesting of RSU awards will occur in a CIC scenario as described below. If an acquirer assumes the RSU awards, and within two years following the CIC, the NEO terminates employment by reason of death, Disability (as defined in the Omnibus Incentive Plan), after reaching age 60 with 20 years of service with the Company or an affiliate, or if the assuming Company terminates the NEO’s employment without cause, the RSUs will vest in full. In the event of a CIC where the RSUs are not assumed, the RSUs will immediately vest and be settled as soon as practicable.

PSUs

PSU Awards. PSUs granted by the Company vest on a pro rata basis upon a termination of employment other than for “cause” (as defined in the Omnibus Incentive Plan) related to:

•	Attainment of age 60 with 20 years of service with the Company or an affiliate;

•	Death;

•	Disability (as defined in the Omnibus Incentive Plan) or;

•	Change in Control (as defined in the Omnibus Incentive Plan).

In all cases (other than a CIC), the NEO will be entitled to retain the PSUs and receive payment therefore, only to the extent that the PSUs are earned and payable, as approved by the Compensation Committee after evaluating the Company’s actual performance against the performance goals attached to such awards at the end of the performance period. The pro rata portion of the PSUs that vest will be determined by multiplying the number of PSUs earned based on the ratio of the number of completed months that the NEO worked in the performance period against the number of months in the full performance period.

In the event of a CIC, the PSUs will vest on a pro rata basis (as described above) and be deemed earned in an amount equal to the greater of (x) the target performance level, or (y) the level of achievement of the performance goals for the PSUs as determined by the Compensation Committee through the date of the CIC, if determinable.

70	2025 Proxy Statement

EXECUTIVE COMPENSATION INFORMATION | Understanding Our Change in Control and Employment Termination Tables and Information

Omnibus Performance Incentive Plan Definitions

The following definitions and provisions are set forth in our Omnibus Incentive Plan:

“Cause” is defined (unless otherwise defined in the applicable award agreement) as a determination by the Compensation Committee that a person has committed an act of embezzlement, fraud, dishonesty or breach of fiduciary duty to the Company, deliberately and repeatedly violated the rules of the Company or the valid instructions of the Board or an authorized officer of the Company, made any unauthorized disclosure of any previously undisclosed material secrets or confidential information of the Company, or engaged in any conduct that could reasonably be expected to result in material loss, damage or injury to the Company.

“Change in control” is defined (unless otherwise provided for in an equity award agreement) as the earliest to occur of:

•

any one person (other than the company, trustee or other fiduciary holding securities under an employee benefit plan of the Company and any Company owned, directly or indirectly, by the stockholders of the Company in substantially the same proportions as their ownership of Company stock), or more than one person acting as a group, is or becomes the “beneficial owner” of shares that, together with the shares held by that person or group, possess more than 50% of the total fair market value or total voting power of the Company’s shares;

•

a majority of members of the Board is replaced during any 12-month period by directors whose appointment or election is not endorsed by a majority of the members of the Board prior to the date of the appointment or election; or

•

the sale of all or substantially all of the Company’s assets; provided, however, that in addition to the foregoing, such event must also qualify as a CIC event within the meaning of Treas. Reg. Section 1.409A-3(i)(5)(i) with respect to the Company.

“Disability” is defined (unless otherwise defined in the applicable award agreement) as an award recipient’s inability, because of physical or mental incapacity or injury (that has continued for a period of at least 12-consecutive calendar months), to perform for the Company or an affiliate of the Company substantially the same services as he or she performed prior to incurring the incapacity or injury.

Supplemental Retirement Plan (“SERP”)

If a participant’s employment with the Company or any subsidiary terminates for cause (which is defined in the SERP to include a violation of any non-solicitation, non-competition or non-disclosure provision contained in any agreement entered into by and between a participant and the Company or any subsidiary), no benefits will be payable under the SERP. Additionally, each participant agrees by participating in the SERP that within 10 days after the date we provide the participant with a notice that there has occurred a termination on account of “cause,” the participant will pay to us in cash an amount equal to any and all distributions paid to or on behalf of such participant under the plan within the six months prior to the date of the earliest breach. A forfeiture of SERP benefits will also occur for certain “cause” events even if the event does not occur or is not discovered until after any termination of employment. Cause includes a breach by an executive of any restrictive covenant agreement with the Company. Benefits under the SERP will immediately vest upon death or disability of a participant or upon a CIC (as described below).

Further, the participant will be entitled to receive the vested benefits in a lump-sum payment if the participant’s employment is terminated after, or in connection with, a change in control (as defined in the SERP) on account of:

•	an involuntary termination associated with a CIC within the two-year period after the CIC, or

•

a termination by the Company other than for cause or due to the participant’s death or disability that (A) occurs not more than three months prior to the date on which a CIC occurs or (B) is required by a third-party who initiates a CIC.

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EXECUTIVE COMPENSATION INFORMATION | Understanding Our Change in Control and Employment Termination Tables and Information

The benefit will be calculated as if the participant terminated on the date of the CIC, but the participant will be considered only for purposes of applying the appropriate actuarial reduction to have a minimum age of 55 and a minimum of 20 years of credited service. Additional service credit will also be provided for the term of any payments under a participant’s CIC Agreement, if any, with the Company. See “Understanding our Pension Benefits Table” beginning on page 64 for more information regarding the Supplemental Retirement Plan.

New Restoration Plan

In the event a participant in the New Restoration Plan terminates employment with the Company and its subsidiaries in connection with a change in control (CIC) (as defined in the New Restoration Plan), the participant is entitled to a contribution to the New Restoration Plan for the year in which the termination occurs. If such termination occurs prior to September 30 of a calendar year, then such contribution will be based upon the participant’s base salary and target bonus for the year and, if such termination occurs on or after September 30 of a calendar year, such contribution will be based upon the participant’s base salary and actual bonus for the year. Notably, the same contribution treatment applies for participants who incur an involuntary termination of employment due to death, disability, incapacity retirement or reduction in force, and the same compensation treatment for terminations that occur on or after September 30 applies to participants who voluntarily resign from employment. If a participant’s employment terminates on account of “cause” (as defined in the New Restoration Plan), no benefits will be payable under the plan. Cause includes a breach by an executive of any restrictive covenant agreement with the Company. Additionally, each participant agrees by participating in the New Restoration Plan that within 10 days after the date we provide the participant with a notice that there has occurred a termination on account of “cause,” the participant will pay to us in cash an amount equal to any and all distributions paid to or on behalf of such participant under the plan within the six months prior to the date of the earliest breach. A forfeiture of New Restoration Plan benefits will also occur for certain “cause” events even if the event does not occur or is not discovered until after any termination of employment.

Agreements in Place During 2024 (Change in Control and Non-CIC Severance)

As of December 31, 2024, all of our NEOs were covered by an agreement providing for CIC protection.

2024 Change in Control Agreements for Messrs. Rothka, Salvatori, and Thakkar and Employment Agreement for Mr. Brock, as amended in 2022. During 2018, the Company entered into severance and CIC agreements with all of our NEOs (except for Mr. Thakkar’s current CIC agreement which became effective on November 4, 2020). In addition, the Company entered into an individual employment agreement with our CEO that includes CIC severance protection, which was amended in 2022.

The agreements for the NEOs (including the CEO employment agreement and its 2022 amendment) provide for both (i) non-CIC cash severance and (ii) CIC cash severance exclusively upon a termination of employment absent “cause,” subject to the following requirements. In the case of a “CIC scenario,” the agreement is “double trigger” and each executive is only entitled to cash severance if, following, or in connection with, a CIC, the executive’s employment is terminated by the Company absent “cause” or if the executive resigns due to constructive or good reason termination within 90 days prior to the CIC or within two years following the CIC. These agreements (including the CEO employment agreement and its 2022 amendment) do not include any gross up feature arising from the excise tax payable on an excess parachute payment.

Under these agreements, each NEO would be entitled to receive:

•

for each NEO other than Mr. Brock, a lump-sum cash payment equal to the NEO’s base salary in a non-CIC involuntary termination of employment absent “cause”, and for Mr. Brock, a lump-sum cash payment equal to two times (2x) the sum of Mr. Brock’s base salary and target bonus;

•

a lump-sum cash payment equal to a multiple of base salary plus a multiple of annual incentive pay in an involuntary termination of employment or constructive (or good reason) termination related to a CIC absent “cause” (3x for Mr. Brock; 2x for Mr. Salvatori; 2.5x for Mr. Thakkar; and 1.5x for Mr. Rothka);

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EXECUTIVE COMPENSATION INFORMATION | Understanding Our Change in Control and Employment Termination Tables and Information

•	a prorated payment of the executive’s annual incentive compensation for the year in which the termination occurs in both a CIC and non-CIC termination;

•

accelerated vesting of any outstanding long-term incentive compensation upon the second trigger related to a CIC termination event; provided, however, that any outstanding performance-based awards will be settled at the greater of target or actual performance (if ascertainable at the CIC) and prorated for service to the date of the CIC;

•	continued healthcare for 18 months for both a CIC and non-CIC termination absent “cause”;

•	outplacement assistance in the form of a cash payment equal to $25,000 in a CIC termination only;

•

a cash payment equal to the total amount the executive would have received under the Company 401(k) plan assuming he or she continued employment for a period of eighteen (18) months in a CIC termination only; and

•

a pension enhancement in the form of a cash payment equivalent to the difference between the present value of the executive’s accrued benefit at his or her actual termination date under the Company’s qualified defined benefit plan and (if eligible) any plans sponsored by the Company or any of its affiliates providing non-qualified retirement benefits, the present value of the accrued benefit the executive would have received assuming he or she continued employment for 18 months in a CIC termination only.

The agreements also contain confidentiality, non-competition and non-solicitation obligations for each of our NEOs (including the employment agreement for Mr. Brock) pursuant to which NEOs have agreed not to compete with the business for two years, or to solicit customers or employees for one year following a termination of employment.

No payment or benefits are provided under any of these agreements (including the CEO’s employment agreement) unless the NEO executes, and does not revoke, a written release of any and all claims (other than entitlements under the terms of the agreements or which may not be released under applicable law).

For purposes of these agreements, the following definitions apply:

“Cause” is defined as a determination by a majority of the Board that the executive has:

(a)	engaged in gross negligence in the performance of his or her duties;

(b)	been convicted of or entered a plea of guilty or nolo contendere to a felony or any misdemeanor involving fraud, theft or embezzlement;

(c)	failed or refused to perform his or her duties and responsibilities with the Company (with an opportunity to cure);

(d)	breached a material restrictive covenant relating to non-competition, non-solicitation or confidentiality;

(e)	willfully violated any material provision of the Company’s code of conduct; or

(f)	willfully engaged in conduct demonstrably and materially injurious to the Company.

“Change in control” generally means:

(a)	an individual, entity or group acquires beneficial ownership of more than 25% of the total fair market value of the common stock of the Company or combined voting power of the Company;

(b)	the board composition is modified so less than a majority of the board pre-CIC remains in control;

(c)	the consummation of or reorganization, merger or consolidation of the Company or other business combination involving the sale of all or substantially all of the assets of the Company; or

(d)	a complete liquidation of the Company.

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EXECUTIVE COMPENSATION INFORMATION | Understanding Our Change in Control and Employment Termination Tables and Information

“Constructive” or “good reason” termination means:

(a)	a material adverse change in position or material diminution in duties and responsibilities;

(b)	a material reduction in base salary (excluding generally a reduction applicable to all executive officers); or

(c)	the relocation of the executive’s principal work location that increases his or her commute by 50 or more miles.

The individual employment agreement between Mr. Brock and the Company provides for a three-year initial term of employment automatically renewed for additional one-year periods unless either party provides advance written notice within 60 days of the end of the term.

Departure of Martha A. Wiegand

As previously reported, Martha A. Wiegand departed the Company on August 7, 2024 (the “Separation Date”). On November 6, 2024, Ms. Wiegand entered into a Separation of Employment and General Release Agreement (the “Separation Agreement”) with the Company and CONSOL Mining Company LLC effective as of the Separation Date, pursuant to which, in exchange for a general release of claims and subject to Ms. Wiegand’s compliance with certain restrictive covenants and provided that Ms. Wiegand did not revoke the Separation Agreement during the seven-day period following her signing of the Separation Agreement, Ms. Wiegand was entitled to receive a lump sum payment of approximately $695,425 and, subject to Ms. Wiegand’s election of COBRA health care continuation coverage, the Company will pay Ms. Wiegand’s and her eligible dependents’ monthly COBRA premiums for 18 months commencing on the Separation Date (estimated value of $20,587).

In addition, all equity award agreements, or any similar agreements, granted to Ms. Wiegand under the Omnibus Incentive Plan: (i) that were outstanding as of the Separation Date that vested solely based on Ms. Wiegand’s continued employment with the Company were amended to fully vest on the Separation Date and settle by December 31, 2024 (estimated value of $1,199,205), and (ii) that were outstanding as of the Separation Date that vested based on Ms. Wiegand’s continued employment with the Company and the achievement of previously established performance goals were amended so that Ms. Wiegand’s continued employment with the Company on or after the Separation Date was not a requirement for vesting and, as a result, any unvested performance-based awards remained eligible to vest based on the actual achievement of the performance goals established under the applicable award agreement (estimated value of $1,943,577 based on actual performance achievement, where known, and treatment in connection with the Merger).

Human Capital Management

We invest in our human capital by providing a wide range of benefits and programs that speak to our commitment to help employees better manage their physical and financial health, as well as their work/life balance and professional development. Our annual incentive program is designed to reward all Company employees (including our senior management team) for their commitment to our values with respect to a variety of performance factors including safety, sustainability and environmental compliance. We offer a 401(k) plan that matches employee contributions and permits a discretionary profit-sharing contribution in years where the Company exhibits extraordinary performance. We also offer competitive group health, prescription drug, dental and vision, short- and long-term disability, a Health Savings Account (HSA), group accident, critical illness, tuition reimbursement and identity theft benefits coverage. In an effort to encourage employees to invest in their own well-being, we also offer a voluntary wellness program. Finally, we provide opportunities for professional growth and development and offer affordable benefits and programs that meet the diverse needs of our employees and their families.

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EXECUTIVE COMPENSATION INFORMATION
|

Pay Ratio Disclosure

Pay Ratio Disclosure
In accordance with Item 402(u) of Regulation
S-K
promulgated by the SEC under the Dodd-Frank Wall Street Reform Act and Consumer Protection Act of 2010, we determined the ratio of the annual total compensation of Mr. Brock, our Chief Executive Officer during 2024, relative to the annual total compensation of our median employee.
We identified our median employee by using 2024
W-2
wages for U.S.
individuals
who were employed by the Company and its affiliates on December 31, 2024, which included all of the Company’s 2,076 employees.
We determined total compensation for the median employee in the same manner as the “SEC Total” column shown for Mr. Brock in the Summary Compensation Table on page 60.
Pay elements that were included to determine total annual compensation for the median employee were:

•	Base salary, including overtime, vacation and holiday pay;

•	Annual cash incentive; and

•	401(k) matching contribution.
We determined that the 2024 annual total compensation of our median employee was $141,392, and Mr. Brock’s 2024 annual total compensation was $13,091,307. The ratio of Mr. Brock’s total annual compensation to the median employee’s total annual compensation is 93 to 1. The pay ratio determination is made solely with respect to “Total Compensation” without regard to hours worked or employee duties or responsibilities. Based upon data collected by Mercer, our independent compensation consultant, in 2024 the average ratio of the compensation of the Chief Executive Officer to median employee of 490 of the companies included in the S&P 500 Index was 217 to 1 and among 59 companies that have reported such ratio as of February 27, 2025 with respect to 2024 compensation, the average ratio of Chief Executive Officer to median employee compensation was 251 to 1.
We believe this pay ratio is a reasonable estimate calculated in a manner consistent with the pay ratio SEC rules based on our payroll and employment records and the methodology described above.
Pay versus Performance Disclosure
In accordance with Item 402(v) of Regulation
S-K
promulgated by the SEC under the Dodd-Frank Wall Street Reform Act and Consumer Protection Act of 2010, the following table shows the past five fiscal years’ total compensation for our named executive officers as set forth in the Summary Compensation Table, the “compensation actually paid” to our named executive officers (as determined under SEC rules), our total shareholder return (“TSR”), the TSR of our peer group disclosed in the Compensation Discussion and Analysis over the same period, our net income (loss), and our ICP free cash flow.*

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EXECUTIVE COMPENSATION INFORMATION
|

Pay versus Performance

2024 Pay versus Performance Table

Year	Summary Compensation Table total for CEO (1) ($)	Average Summary Compensation Table total for other NEOs (2) ($)	Compensation actually paid to CEO (3) ($)	Average compensation actually paid to other NEOs (3) ($)	TSR (4) ($)	Peer group TSR (4) ($)	Net income (loss) ($ in thousands)	ICP Free Cash Flow* ($ in thousands)
2024	13,091,307	2,668,756	13,651,298	3,020,169	789.80	609.92	286,405	455,763
2023	13,194,665	2,231,481	20,455,474	3,162,417	740.94	653.90	655,892	845,846
2022	9,963,103	1,477,694	33,755,260	3,694,785	462.15	454.34	466,979	585,224
2021	7,115,513	1,029,306	20,081,272	2,158,019	156.56	204.93	34,110	184,001
2020	6,740,223	1,547,535	4,862,793	1,293,669	49.70	65.60	(13,214)	108,937
(1) The CEO for each of 2024, 2023, 2022, 2021, and 2020 was James A. Brock.
(2) The other named executive officers for each of 2024, 2023, 2022, and 2021 were Mitesh B. Thakkar, Martha A. Wiegand, Kurt R. Salvatori, and John M. Rothka. The other named executive officers for 2020 were Martha A. Wiegand, Kurt R. Salvatori, and James McCaffrey.
(3) SEC rules require certain adjustments be made to the Summary Compensation Table totals to determine “compensation actually paid” as reported in the Pay versus Performance Table. “Compensation actually paid” does not necessarily represent cash and/or equity value transferred to the applicable named executive officer without restriction, but rather is a valuation calculated under applicable SEC rules. For purposes of the pension valuation adjustments shown below, there was no prior service cost to report. In addition, for purposes of the equity award adjustments shown below, no equity awards were cancelled due to failure to meet vesting conditions, no equity awards were granted and vested in the same year, and there are no dividends or interest accrued to report. The following table details these adjustments:

Year	Executive(s)	Summary compensation table total for covered year ($)	Pension Valuation Adjustments		Equity Award Adjustments
			Deduct change in pension value during covered year ($)	Include pension service cost adjustment during covered year ($)	Deduct stock award value as reported in SCT for covered year ($)	Add year-end value of awards granted in covered year and outstanding and unvested as of covered year-end ($)	Change in value as of covered year-end (as compared to prior year-end) of equity awards granted prior to covered year and outstanding and unvested as of covered year-end ($)	Change in value as of vesting date (as compared to prior year-end) of equity awards granted prior to covered year that vested during covered year ($)
2024	CEO	13,091,307	(68,804)	0	(3,000,000)	3,690,808	314,431	(376,444)
	Other NEOs	2,668,756	(31,481)	17,314	(636,846)	1,004,135	14,487	(16,196)
(4) TSR is determined based on the value of an initial fixed investment of $100 from December 31, 2019 through December 31, 2024. The peer group TSR represents the TSR of the peer group disclosed in our Annual Report on Form
10-K
for the year ended December 31, 2024.

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Pay versus Performance

Relationship between “Compensation Actually Paid” and Performance Measures
We believe the table above shows the strong link between compensation actually paid to our executives and our Company’s performance, consistent with our compensation philosophy and as described in our Compensation Discussion and Analysis on page 40. Specifically:

•
Our cumulative TSR has generally aligned with our peer group TSR over the past three years, dem ons
trating valuable returns delivered to our stockholders. The CEO and non-CEO
“compensation actually paid” each year generally tracks our TSR performance and only increased when our TSR increased. In 2024, our compensation actually paid increased in line with a significant increase in our TSR.

•	Likewise, the CEO and non-CEO “compensation actually paid” increased as our Net Income and ICP Free Cash Flow* increased, demonstrating a strong correlation between pay and performance.
2024 Unranked Performance Measures
As noted above, our Compensation Committee believes in a wholistic evaluation of our executives’ and our Company’s performance and uses a mix of performance measures throughout our annual and long-term incentive programs to align executive pay with shareholder value creation. As required by SEC rules, the performance measures identified as the most important for named executive officers’ 2024 compensation decisions are listed below.

Net Income	Free Cash Flow*

TSR	Net (Cash)/Debt Level*

ICP Free Cash Flow*	Average Cash Cost of Coal Sold per Ton*

Adjusted EBITDA*

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EXECUTIVE COMPENSATION INFORMATION | Securities Authorized for Issuance Under the CONSOL Energy Inc. Equity Plan

Securities Authorized for Issuance Under the CONSOL Energy Inc. Equity Compensation Plan

The following table summarizes Core’s equity compensation plan information as of December 31, 2024.

	Equity Compensation Plan Information
Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights		Weighted- average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))
	(a)		(b)	(c)

Equity compensation plans approved by security holders as of December 31, 2024	431,078	(1)	—	2,592,015

Equity compensation plans not approved by security holders	—		—	—

Total	431,078	(1)	—	2,592,015

(1)

Of this total, 297,694 shares are subject to outstanding RSUs, 75,770 shares are subject to outstanding deferred stock units and 57,614 shares are subject to outstanding PSUs (assuming a target performance level payout for future years).

No options have been granted under the Omnibus Incentive Plan, since it was originally adopted on November 22, 2017, to any current NEO, current executive officer, non-employee director or any associate of such person, nor to any other employee or person.

On February 18, 2025, the Omnibus Incentive Plan was amended to change the name of the plan to the Core Natural Resources, Inc. Equity Plan and to assume the shares of Arch common stock, par value $0.01, that were available for grant under the Arch Resources, Inc. 2016 Omnibus Incentive Plan, as amended from time to time, immediately prior to the consummation of the Merger (such shares, after appropriate adjustment to reflect the Merger, the “Remaining Arch Plan Shares”) so that the Remaining Arch Plan Shares are available for issuance under the Performance Incentive Plan in accordance with, and subject to the terms and conditions of, the New York Stock Exchange Listed Company Manual (including Rule 303A.08 thereof).

Compensation Committee Interlocks and Insider Participation

No member of the Compensation Committee has served as an officer or employee of Core at any time. During the last completed fiscal year, no Core executive officer served as a member of the Compensation Committee or on the board of directors of any company at which a member of Core’s Compensation Committee or Board of Directors served as an executive officer.

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BENEFICIAL OWNERSHIP OF SECURITIES

The following tables set forth information with respect to the beneficial ownership of Core’s common stock, as of March 6, 2025, by:

•	beneficial owners of more than 5% of Core’s common stock based upon information filed with the SEC; and

•	each director and each nominee for director, each named executive officer and all directors and executive officers of Core as a group.

Amounts shown below include options that are currently exercisable or that may become exercisable within 60 days of March 6, 2025 (i.e., May 5, 2025) and the shares underlying RSUs and deferred stock units that may be settled for common stock on or before May 5, 2025. Unless otherwise indicated, the named person has the sole voting and dispositive power with respect to the shares of Core common stock set forth opposite such person’s name. Fractional shares have been rounded to the nearest whole share for the purposes of the tables below.

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership	Percent of Class(1)
BlackRock, Inc.(2) 50 Hudson Yards, New York, NY 10001	4,462,441	8.35%
FMR LLC(3) 245 Summer Street, Boston, MA 02210	3,305,848	6.19%
The Vanguard Group(4) 100 Vanguard Boulevard, Malvern, PA 19355	6,373,419	11.93%

Name	Core Shares Beneficially Owned	Percent of Class(1)
James A. Brock	495,583	*
Holly Keller Koeppel	19,448	*
Patrick A. Kriegshauser	23,676	*
Paul A. Lang	293,370	*
Richard A. Navarre	23,119	*
Cassandra Pan(5)	4,992	*
Valli Perera(6)	4,992	*
Joseph P. Platt	36,323	*
John M. Rothka	12,979	*
Kurt R. Salvatori	12,026	*
Mitesh B. Thakkar	38,000	*
Martha A. Wiegand(7)	24,348	*

All current directors and current executive officers as a group (total of 14)	1,077,199	2.02%

*	Indicates less than 1% ownership.

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BENEFICIAL OWNERSHIP OF SECURITIES

(1)	As of March 6, 2025, there were 53,444,709 shares of Core common stock outstanding.

(2)

BlackRock, Inc. has sole voting power with respect to 4,410,015 shares and sole dispositive power with respect to 4,462,441 shares. BlackRock, Inc. filed its Schedule 13G/A reporting its ownership of the Company’s common stock on behalf of the following subsidiaries: BlackRock Life Limited; BlackRock Advisors, LLC; Aperio Group, LLC; BlackRock Investment Management (UK) Limited; BlackRock Asset Management Canada Limited; BlackRock Fund Advisors; BlackRock Asset Management Ireland Limited; BlackRock Institutional Trust Company, National Association; BlackRock Financial Management, Inc.; and BlackRock Investment Management, LLC. BlackRock, Inc. also reports that (i) iShares Core S&P Small-Cap ETF has the right to receive or the power to direct the receipt of dividends from or the proceeds from the sale of our common stock and has an interest in our common stock of more than five percent of our total outstanding common stock and (ii) BlackRock Fund Advisors beneficially owns five percent or greater of Core’s common stock. This information is based solely on the reporting person’s most recent Schedule 13G/A filed with the SEC on January 23, 2024, as updated for shares outstanding as of March 6, 2025.

(3)

According to a Schedule 13G filed with the SEC on January 8, 2025 by FMR LLC (“FMR”) and Abigail P. Johnson: (i) FMR has sole voting power over 3,300,974 shares and sole dispositive power over 3,305,848 shares and (ii) Abigail P. Johnson has sole dispositive power over 3,305,848 shares. This information is based solely upon the reporting person’s most recent Schedule 13G filed with the SEC on January 8, 2025, as updated for shares outstanding as of March 6, 2025.

(4)

The Vanguard Group has shared voting power with respect to 40,637 shares, sole dispositive power with respect to 6,276,888 shares and shared dispositive power with respect to 96,531 shares. This information is based solely on the reporting person’s most recent Schedule 13G filed with the SEC on February 7, 2025, as updated for shares outstanding as of March 6, 2025.

(5)	Includes 4,359 vested RSUs for which Ms. Pan has elected to defer delivery.

(6)	Includes 4,359 vested RSUs for which Ms. Perera has elected to defer delivery.

(7)

On August 7, 2024, Martha A. Wiegand, General Counsel and Secretary of CONSOL Energy Inc., departed Core. Beneficial ownership reported for Ms. Wiegand is based on information available to Core as of August 7, 2024.

Delinquent Section 16(a) Reports

Section 16(a) of the Exchange Act requires Core’s directors, executive officers and persons who beneficially own more than 10% of Core’s common stock to file with the SEC and deliver to Core initial reports of ownership and reports of changes in ownership of such registered equity securities. To our knowledge, based solely upon a review of Section 16 filings with the SEC, written representations that no other reports were required, and on Core’s records, we believe that during 2024, Core’s executive officers, directors and greater than 10% stockholders complied with all applicable Section 16(a) filing requirements, with the exception of one late Form 4 for each of Mr. Brock, Mr. Rothka, Mr. Thakkar, Mr. Salvatori and Ms. Wiegand, reporting market share units that vested in cash.

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RELATED PERSON TRANSACTION POLICY AND PROCEDURES AND RELATED PERSON TRANSACTIONS

Our Board adopted a written Related Person Transaction Policy and Procedures providing for the review and approval or ratification of related person transactions with directors, nominees for director and executive officers and certain of their family members (the “related persons”).

Under the policy, prior to entering into a potential related person transaction (which generally is a transaction in excess of $120,000 involving Core and a related person), the director, director nominee or executive officer must notify our Chief Financial Officer and Chief Legal Officer of the material facts regarding the transaction. If our Chief Financial Officer and Chief Legal Officer determine that the proposed transaction is in fact a related person transaction, the details of the transaction are presented to our Audit Committee (or if it is not practicable or desirable to wait until the next Audit Committee meeting, to the Chair of the Audit Committee) for approval. The Audit Committee or its Chair, as applicable, will consider all relevant facts and circumstances available, including the terms of the transaction and terms that would be available to unrelated parties, the benefits to the Company, and, if the transaction involves an independent director, any impact the transaction would have on such director’s independence. The Audit Committee or its Chair, as applicable, will also inform our Nominating and Corporate Governance Committee of any related person transactions involving directors or nominees. Since the SEC’s related person rules also apply to directors’ and executive officers’ family members, as well as entities in which they may be deemed to have an indirect material interest, it is possible that related person transactions could occur without a director or executive officer being aware of them and seeking approval in accordance with the policy. When we become aware of a related person transaction that has not been previously approved, the policy provides that the details of the transaction will be presented to our Audit Committee or its Chair, as applicable, for ratification or other action. Our Audit Committee also reviews, on an annual basis, ongoing related person transactions having a remaining term of more than six months or that are in excess of $120,000. We also require that officers and directors complete annual director and officer questionnaires and adhere to written codes of business conduct and ethics regarding various topics, including conflicts of interest, the receipt of gifts, service in outside organizations, political activity and corporate opportunities. Officers and directors must certify compliance with these codes in writing each year.

No reportable transactions existed during 2024 and there are currently no such proposed transactions.

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ADDITIONAL MATTERS

Stockholder Proposals for Inclusion in Next Year’s Proxy Statement or Presentation at Next Year’s Annual Meeting

Any proposal submitted by a stockholder for inclusion in the proxy statement and form of proxy for the 2026 annual meeting must (a) conform to the requirements of Rule 14a-8 promulgated under the Exchange Act and (b) be received by the Secretary of Core at our principal executive office no later than November 17, 2025. Any such proposal should be addressed to Corporate Secretary, Core Natural Resources, Inc., 275 Technology Drive, Suite 101, Canonsburg, Pennsylvania 15317. Please see additional information below regarding the content of proposals.

Core’s advance notice provisions in its Bylaws require that all stockholder matters to be submitted for consideration at the 2026 annual meeting, but not included in Core’s proxy statement, including any stockholder proposal not submitted under Rule 14a-8 or any director nomination, be received by the Corporate Secretary of Core by written notice no later than the close of business on January 29, 2026, and no earlier than the close of business on December 30, 2025, together with certain information specified in the Bylaws.

If the date of the 2026 annual meeting is more than 30 days before or more than 60 days after the anniversary date of the 2025 Annual Meeting, notice by the stockholder must be delivered not earlier than the close of business on the 120th day prior to the annual meeting and not later than the close of business on the later of the 90th day prior to the annual meeting or, if the first public announcement of the date of such annual meeting is less than 100 days prior to the date of such annual meeting, the 10th day following the day on which public announcement of the date of the meeting is first made by Core. In addition, stockholders who intend to solicit proxies in support of director nominees other than the Company’s nominees must also comply with the additional requirements of Rule 14a-19(b).

General Information Regarding the Requirements for Stockholder Nominations of Directors

Any stockholder desiring to nominate an individual for election as a director of Core must follow the process described above and submit to the Corporate Secretary the information required by Sections 2.9 and 2.10 of the Bylaws (a copy of which will be provided to any stockholder upon written request to the Corporate Secretary), including, but not limited to, (i) the proposing person’s notice, (ii) the nominee’s written questionnaire with respect to the background and qualifications of such nominee and the background of any other person or entity on whose behalf, directly or indirectly, the nomination is being made, and (iii) a written representation and agreement of the nominee in the form provided by the Corporate Secretary upon written request.

In addition, Core may require the stockholder to provide such further information as it may reasonably request.

82	2025 Proxy Statement

ADDITIONAL MATTERS

Householding of Proxy Materials

The SEC has adopted rules that permit companies and intermediaries such as brokers to satisfy delivery requirements for proxy statements with respect to two or more stockholders sharing the same address and the same last name by delivering a single Proxy Statement addressed to those stockholders. This process, which is commonly referred to as “householding,” potentially provides extra convenience for stockholders and cost savings for companies. Core and some brokers household proxy materials, delivering a single copy of the Internet Notice (or Proxy Statement and Annual Report) to multiple stockholders sharing an address unless contrary instructions have been received from the affected stockholders. Once stockholders have received notice from their broker or Core that materials will be sent in the householding manner to the stockholder’s address, householding will continue until otherwise notified or until the stockholder revokes such consent. If, at any time, stockholders no longer wish to participate in householding and would prefer to receive a separate Proxy Statement, they should notify their broker if shares are held in a brokerage account or Core if holding registered shares. Core will deliver promptly upon written or oral request a separate copy of the Internet Notice (or Annual Report or Proxy Statement), as applicable, to a stockholder at a shared address to which a single copy of the documents was delivered.

To request householding, stockholders should notify their broker or Core. Requests to Core should be addressed to the Investor Relations department of Core Natural Resources, Inc., 275 Technology Drive, Suite 101, Canonsburg, Pennsylvania 15317 or may be made by calling Core at (724) 416-8300:

•	to receive a separate copy of the Internet Notice (or the Annual Report and Proxy Statement) for this meeting;

•	to receive separate copies of those materials for future meetings; or

•	if stockholders sharing an address wish to request delivery of a single copy of the Internet Notice (or Annual Report and Proxy Statement) if now receiving multiple copies of such materials.

Other

The Board knows of no other proposals that may properly be presented for consideration at the Annual Meeting but, if other matters do properly come before the Annual Meeting, the persons named in the proxy will vote your shares according to their best judgment.

By the Order of the Board of Directors

of Core Natural Resources, Inc.

2025 Proxy Statement	83

APPENDIX A

Reconciliation of Non-GAAP Measures

Our management team uses a variety of financial and operating metrics to analyze our performance. These metrics are significant factors in assessing our operating results and profitability and include financial measures that have not been calculated in accordance with accounting principles generally accepted in the United States (“GAAP”). The metrics include: (i) adjusted EBITDA, a non-GAAP financial measure; (ii) coal production, sales volumes and average coal revenue per ton sold; (iii) cost of coal sold, a non-GAAP financial measure; (iv) cash cost of coal sold, a non-GAAP financial measure; (v) average cash cost of coal sold per ton, an operating ratio derived from non-GAAP financial measures; (vi) average cash margin per ton sold, an operating ratio derived from non-GAAP financial measures; (vii) free cash flow, a non-GAAP financial measure; (viii) Itmann Mine Operating EBITDA less capital expenditures, a non-GAAP financial measure; (ix) Baltimore Terminal Operating EBITDA, a non-GAAP financial measure; (x) ICP free cash flow and ICP free cash flow per share, non-GAAP financial measures; (xi) debt level, a non-GAAP financial measure; and (xii) net (cash)/debt level, a non-GAAP financial measure.

We believe that Adjusted EBITDA provides a helpful measure of comparing our operating performance with the performance of other companies that have different financing, capital structures and tax rates than ours. We believe cost of coal sold, cash cost of coal sold, average cash cost of coal sold per ton, average cash margin per ton sold, free cash flow, Itmann Mine Operating EBITDA less capital expenditures, Baltimore Terminal Operating EBITDA, ICP free cash flow and ICP free cash flow per share are useful measures of our operating performance because they normalize the volatility contained within comparable GAAP measures by adjusting for certain non-operating or non-cash transactions. Each of these non-GAAP metrics are used as supplemental financial measures by management and by external users of our financial statements, such as investors, industry analysts, lenders and ratings agencies, to assess:

•	our operating performance compared to the operating performance of other companies in the coal industry, without regard to financing methods, historical cost basis, tax rates or capital structure;

•	the ability of our assets to generate sufficient cash flow;

•	our ability to incur and service debt and fund capital expenditures;

•	the viability of acquisitions and other capital expenditure projects and the returns on investment of various investment opportunities; and

•	the attractiveness of capital projects and acquisitions and the overall rates of return on alternative investment opportunities.

Management believes that the non-GAAP measure of free cash flow is meaningful to investors because management reviews cash flows generated from operations and non-core asset sales after taking into consideration capital expenditures due to the fact that these expenditures are considered necessary to maintain and expand the Company’s asset base and are expected to generate future cash flows from operations. It is important to note that free cash flow as defined in our compensation program (ICP free cash flow) differs slightly from the measure of free cash flow disclosed in our quarterly earnings releases and that free cash flow does not represent the residual cash flow available for discretionary expenditures since other non-discretionary expenditures, such as mandatory debt service requirements, are not deducted from the measure.

2025 Proxy Statement	A-1

APPENDIX A

Additionally, management believes that the non-GAAP measures of debt level and net (cash)/debt level are meaningful to investors because management reviews our cash and cash equivalents and our long-term debt obligations since these are important measures to monitor leverage and evaluate the balance sheet.

Non-GAAP financial measures should not be considered an alternative to operating and other costs, net income, operating cash flow, or any other measure of financial performance presented in accordance with GAAP. These measures exclude some, but not all, items that affect measures presented in accordance with GAAP, and these measures and the way we calculate them may vary from those of other companies. As a result, the items presented below may not be comparable to similarly titled measures of other companies.

This Proxy Statement contains references to certain non-GAAP measures, including in the CD&A section discussing the targets under the 2024 STIC program and the LTIC programs. The non-GAAP measures discussed in this Proxy Statement and their definitions are provided below.

•

Average Cash Margin per Ton Sold. We define average cash margin per ton sold as average coal revenue per ton sold, net of average cash cost of coal sold per ton. The GAAP measure most directly comparable to average cash margin per ton sold is total coal revenue.

•

Free Cash Flow. We define free cash flow as net cash provided by operating activities plus proceeds from sales of assets, less capital expenditures and investments in mining-related activities. The GAAP measure most directly comparable to free cash flow is net cash provided by operating activities.

•

Adjusted EBITDA. Adjusted EBITDA is defined as (i) net income (loss) plus income taxes, interest expense and depreciation, depletion and amortization, as adjusted for (ii) certain non-cash items, such as stock-based compensation and loss on debt extinguishment and (iii) certain one-time transactions, such as merger-related expenses and certain litigation expenses for specific proceedings that arise outside of the ordinary course of our business. The GAAP measure most directly comparable to Adjusted EBITDA is net income (loss).

•

ICP Free Cash Flow. ICP free cash flow means incentive compensation plan (“ICP”) free cash flow, which is defined as Adjusted EBITDA, less capital expenditures and interest expense, plus proceeds of non-EBITDA producing asset sales, less the financial accounting impact of non-EBITDA producing asset sales. The GAAP measure most directly comparable to ICP free cash flow is net income (loss).

•

ICP Free Cash Flow per Share. We define ICP free cash flow per share as ICP free cash flow divided by the number of shares of the Company’s common stock outstanding as of the end of the applicable fiscal year. The GAAP measure most directly comparable to ICP free cash flow per share is net income (loss).

•

Cost of Coal Sold, Cash Cost of Coal Sold and Average Cash Cost of Coal Sold per Ton. Cost of coal sold includes items such as direct operating costs, royalty and production taxes, direct administration costs, and depreciation, depletion and amortization costs on production assets. Cost of coal sold excludes any indirect costs and other costs not directly attributable to the production of coal. The cash cost of coal sold includes cost of coal sold less depreciation, depletion and amortization costs on production assets. We define average cash cost of coal sold per ton as cash cost of coal sold divided by tons sold. The GAAP measure most directly comparable to cost of coal sold, cash cost of coal sold and average cash cost of coal sold per ton is operating and other costs.

•

Debt Level. Debt level is defined as the annual debt levels during each year of the applicable performance period, less restricted cash related to the undrawn portion of the Pennsylvania Economic Development Financing Authority (“PEDFA”) bonds. The GAAP measure most directly comparable to debt level is total long-term debt.

•

Net (Cash)/Debt Level. Net (cash)/debt level is defined as the annual debt levels during each year of the applicable performance period, less all restricted cash, all unrestricted cash and cash equivalents, short-term investments and the cumulative cash spent on share repurchases. The GAAP measure most directly comparable to net (cash)/debt level is total long-term debt.

A-2	2025 Proxy Statement

APPENDIX A

•

Itmann Mine Operating EBITDA less Capital Expenditures. Itmann Mine Operating EBITDA less capital expenditures is defined as Adjusted EBITDA plus general and administrative costs and other costs not directly attributable to operations, less capital expenditures. The GAAP measure most directly comparable to Itmann Mine Operating EBITDA less capital expenditures is net income (loss).

•

Baltimore Terminal Operating EBITDA. Baltimore Terminal operating EBITDA is defined as Adjusted EBITDA plus general and administrative costs and other costs not directly attributable to operations. The GAAP measure most directly comparable to Baltimore Terminal operating EBITDA is net income (loss).

The reconciliation of each of these non-GAAP measures to its closest GAAP measure follows immediately below.

AVERAGE CASH MARGIN PER TON SOLD

The following table presents a reconciliation for the PAMC segment of average cash margin per ton sold to total coal revenue, the most directly comparable GAAP financial measure, on a historical basis, for each of the periods indicated (in thousands, except per ton information).

	Years Ended December 31

	2024	2023
Total Coal Revenue (PAMC Segment)	$1,683,200	$2,024,610
Operating and Other Costs	1,270,696	1,120,065
Less: Other Costs (Non-Production and non-PAMC)	(297,557)	(180,173)

Cash Cost of Coal Sold	$973,139	$939,892

Total Tons Sold	25,682	26,042
Average Coal Revenue per Ton Sold	$65.54	$77.74
Less: Average Cash Cost of Coal Sold per Ton	37.89	36.10

Average Cash Margin per Ton Sold	$27.65	$41.64

FREE CASH FLOW

The following table presents a reconciliation of free cash flow to net cash provided by operating activities, the most directly comparable GAAP financial measure, on a historical basis, for each of the periods indicated (in thousands).

	Year Ended December 31, 2024	Year Ended December 31, 2023
Net Cash Provided by Operating Activities	$476,390	$857,949
Capital Expenditures	(177,988)	(167,791)
Proceeds from Sales of Assets	7,396	4,255
Investments in Mining-Related Activities	(4,620)	(7,481)

Free Cash Flow	$301,178	$686,932

2025 Proxy Statement	A-3

APPENDIX A

CASH COST OF COAL SOLD, COST OF COAL SOLD, AND AVERAGE CASH COST OF COAL SOLD PER TON

The following table presents a reconciliation for the PAMC segment of cash cost of coal sold, cost of coal sold and average cash cost of coal sold per ton to operating and other costs, the most directly comparable GAAP financial measure, on a historical basis, for each of the periods indicated (in thousands, except per ton information).

	Years Ended December 31,
	2024	2023
Operating and Other Costs	$1,270,696	$1,120,065
Less: Other Costs (Non-Production and non-PAMC)	(297,557)	(180,173)

Cash Cost of Coal Sold	$973,139	$939,892
Add: Depreciation, Depletion and Amortization (PAMC Production)	172,998	190,962

Cost of Coal Sold	$1,146,137	$1,130,854

Total Tons Sold	25,682	26,042
Average Cost of Coal Sold per Ton	$44.63	$43.42
Less: Depreciation, Depletion and Amortization Costs per Ton Sold	6.74	7.32

Average Cash Cost of Coal Sold per Ton	$37.89	$36.10

A-4	2025 Proxy Statement

APPENDIX A

ADJUSTED EBITDA, ITMANN MINE OPERATING EBITDA LESS CAPITAL EXPENDITURES, BALTIMORE TERMINAL OPERATING EBITDA, ICP FREE CASH FLOW AND ICP FREE CASH FLOW PER SHARE

The following tables present a reconciliation of Adjusted EBITDA (including Adjusted EBITDA attributable to the CMT segment), Itmann Mine Operating EBITDA less capital expenditures (Itmann is included in the Company’s Other segment in the table below), Baltimore Terminal Operating EBITDA, ICP free cash flow and ICP free cash flow per share to net income (loss), the most directly comparable GAAP financial measure, on a historical basis, for each of the periods indicated (in thousands, except per share amounts).

	Year Ended December 31, 2024
	PAMC	CONSOL Marine Terminal (CMT)	Other	Consolidated
Net Income (Loss)				$286,405
Add: Income Tax Expense				44,242
Earnings Before Income Tax	$463,283	$45,568	$(178,204)	$330,647
Add: Interest Expense	—	6,071	16,121	22,192
Less: Interest Income	(6,334)	—	(12,889)	(19,223)

Earnings (Loss) Before Interest & Taxes (EBIT)	$456,949	$51,639	$(174,972)	$333,616
Add: Depreciation, Depletion & Amortization	182,876	5,237	35,413	223,526

Earnings (Loss) Before Interest, Taxes and DD&A (EBITDA)	$639,825	$56,876	$(139,559)	$557,142

Adjustments:
Add: Stock-Based Compensation	$9,187	$521	$1,642	$11,350
Add: Merger-Related Expenses	—	—	19,280	19,280
Add: 1974 UMWA Pension Plan Litigation	—	—	67,933	67,933
Less: Non-Qualified Pension Plan Curtailment Gain	—	—	(217)	(217)

Total Pre-tax Adjustments	9,187	521	88,638	98,346

Adjusted EBITDA	$649,012	$57,397	$(50,921)	$655,488

Add: General and Administrative Costs		4,636	15,308
Add: Other Non-Operating Costs		834	6,524

Operating EBITDA		$62,867	$(29,089)
Less: Capital Expenditures			(13,614)	(13,614)
Itmann Mine Operating EBITDA less Capital Expenditures			$(42,703)	$(36,209)

2025 Proxy Statement	A-5

APPENDIX A

Less: Capital Expenditures	(177,988)
Less: Interest Expense	(22,192)
Less: Gain on Sale of Non-EBITDA Producing Assets	(6,941)
Plus: Proceeds from Non-EBITDA Producing Asset Sales	7,396

ICP Free Cash Flow	$455,763
Weighted Average Outstanding Shares as of December 31, 2024*	29,456

ICP Free Cash Flow per Share – 2024 Award	$15.47
Cumulative ICP Free Cash Flow per Share – 2023 Award as of December 31, 2023	$25.87

Cumulative ICP Free Cash Flow per Share – 2023 Award	$41.34
Cumulative ICP Free Cash Flow per Share – 2022 Award as of December 31, 2023	$42.71

Cumulative ICP Free Cash Flow per Share – 2022 Award	$58.18

*	Does not include unvested restricted or performance stock awards in which all necessary contingent conditions have been satisfied.

	Year Ended December 31, 2023
	PAMC	CONSOL Marine Terminal (CMT)	Other	Consolidated
Net Income (Loss)	$810,234	$69,253	$(223,595)	$655,892
Add: Income Tax Expense	—	—	121,980	121,980
Add: Interest Expense	—	6,097	23,228	29,325
Less: Interest Income	(2,344)	—	(11,253)	(13,597)

Earnings (Loss) Before Interest & Taxes (EBIT)	$807,890	$75,350	$(89,640)	$793,600
Add: Depreciation, Depletion & Amortization	202,833	4,671	33,813	241,317

Earnings (Loss) Before Interest, Taxes and DD&A (EBITDA)	$1,010,723	$80,021	$(55,827)	$1,034,917

Adjustments:
Add: Stock-Based Compensation	$8,438	$301	$1,307	$10,046
Add: Loss on Debt Extinguishment	—	—	2,725	2,725

Total Pre-tax Adjustments	8,438	301	4,032	12,771

Adjusted EBITDA	$1,019,161	$80,322	$(51,795)	$1,047,688

A-6	2025 Proxy Statement

APPENDIX A

DEBT LEVEL AND NET (CASH)/DEBT LEVEL

The following table presents a reconciliation of debt level and net (cash)/debt level to total long-term debt, the most directly comparable GAAP financial measure, on a historical basis, for each of the periods indicated (in thousands).

	As of December 31, 2024	As of December 31, 2023

Total Long-Term Debt	$94,794	$186,067
Current Portion of Long-Term Debt	112,865	11,106

Total Debt	207,659	197,173
Less: Restricted Cash, PEDFA Bonds	(264)	(12,177)

Debt Level	$207,395	$184,996
Less: Cash and Cash Equivalents and Other Restricted Cash	(447,278)	(231,091)
Less: Short-Term Investments	(51,993)	(81,932)
Less: Cumulative Share Repurchases	(470,258)	(399,379)

Net (Cash)/Debt Level	$(762,134)	$(527,406)

2025 Proxy Statement	A-7

CORE NATURAL RESOURCES, INC. ATTENTION: CORPORATE SECRETARY 275 TECHNOLOGY DRIVE, SUITE 101 CANONSBURG, PA 15317 VOTE BY INTERNET Before The Meeting—Go to www.proxyvote.com or scan the QR Barcode above Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time on April 28, 2025. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form. During the Meeting - Go to www.virtualshareholdermeeting.com/CNR2025 You may participate in the meeting via the Internet and vote electronically during the meeting. Have your proxy card in hand when you access the web site and follow the instructions. ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS If you would like to reduce the costs incurred by Core Natural Resources, Inc. in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years. VOTE BY PHONE—1-800-690-6903 Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time on April 28, 2025. Have your proxy card in hand when you call and follow the instructions. VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: V65460-P27080 KEEP THIS PORTION FOR YOUR RECORDS THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. DETACH AND RETURN THIS PORTION ONLY CORE NATURAL RESOURCES, INC. The Board of Directors recommends you vote FOR all the nominees listed and FOR Proposals 2 and 3. 1. Election of Directors: Nominees: For Withhold 1a. James A. Brock 1b. Holly Keller Koeppel 1c. Patrick A. Kriegshauser 1d. Paul A. Lang 1e. Richard A. Navarre 1f. Cassandra Pan 1g. Valli Perera 1h. Joseph P. Platt 2. Ratification of Appointment of Ernst & Young LLP as Core Natural Resources, Inc.’s Independent Registered Public Accounting Firm for the Year Ending December 31, 2025. 3. Approval, on an Advisory Basis, of the Compensation Paid to Core Natural Resources, Inc.’s Named Executive Officers in 2024. Please sign exactly as name(s) appear(s) hereon. Joint owners should each sign. When signing as attorney, executor, administrator, corporate officer, trustee, guardian, or custodian, please give full title. For Against Abstain Signature [PLEASE SIGN WITHIN BOX] Date Signature (Joint Owners) Date

Important notice regarding the Internet availability of proxy materials for the Annual Meeting of Stockholders. The Notice and Proxy Statement, Annual Report on Form 10-K and proxy card are available at: www.proxyvote.com. V65461-P27080 Proxy—Core Natural Resources, Inc. PROXY FOR ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON APRIL 29, 2025 PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS The undersigned hereby appoints James A. Brock, Paul A. Lang and Mitesh B. Thakkar, and each of them, as proxies with power of substitution and power to act alone to vote on behalf of the undersigned all shares, on all matters designated on the reverse side or otherwise properly presented at the Annual Meeting of Stockholders of Core Natural Resources, Inc., as the undersigned may be entitled to vote at the Annual Meeting of Stockholders of Core Natural Resources, Inc. to be held on April 29, 2025 at 10:30 a.m., Eastern Time, via live webcast at www.virtualshareholdermeeting.com/CNR2025, and any postponements or adjournments thereof, with all powers that the undersigned would possess if personally present. This Proxy when properly executed will be voted in the manner directed herein. If no direction is made, this Proxy will be voted “FOR” the election of nominees in Proposal 1, “FOR” the ratification of the appointment of Ernst & Young LLP in Proposal 2, and “FOR” the approval, on an advisory basis, of compensation paid to Core Natural Resources, Inc.’s named executive officers in 2024 in Proposal 3. The proxies are authorized, in accordance with their judgment, to vote upon such other matters as may properly come before the meeting and any postponement or adjournment thereof. (Items to be voted appear on reverse side)